FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-282099-14

Free Writing Prospectus

Structural and Collateral Term Sheet

$852,241,292

(Approximate Initial Pool Balance)

BANK5 2026-5YR22

Wells Fargo Commercial Mortgage Securities, Inc.

as Depositor

Wells Fargo Bank, National Association

Bank of America, National Association

Morgan Stanley Mortgage Capital Holdings LLC

JPMorgan Chase Bank, National Association

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2026-5YR22

May 13, 2026

Wells Fargo Securities	Morgan Stanley	J.P. Morgan	BofA Securities
Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner
Academy Securities, Inc. Co-Manager	Drexel Hamilton Co-Manager	Siebert Williams Shank Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-282099) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of (i) Regulation (EU) 2017/1129 (as amended), (ii) such Regulation as it forms part of UK domestic law, or (iii) Part VI of the UK Financial Services and Markets Act 2000, as amended; and does not constitute an offering document for any other purpose.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC, BofA Securities, Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

“BofA Securities” is the marketing name for the global banking and global markets businesses of Bank of America Corporation. Lending, derivatives, and other commercial banking activities are performed globally by banking affiliates of Bank of America Corporation, including Bank of America, N.A., member FDIC. Securities, strategic advisory, and other investment banking activities are performed globally by investment banking affiliates of Bank of America Corporation, including, in the United States, BofA Securities, Inc., which is a registered broker-dealer and member of FINRA and SIPC, and, in other jurisdictions, locally registered entities.

J.P. Morgan is the marketing name for the investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by JPMS and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates. JPMS is a member of SIPC and the NYSE.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The information herein is preliminary and may be supplemented or amended prior to the time of sale. In addition, the Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
2

BANK5 2026-5YR22	Transaction Highlights

I.       Transaction Highlights

Mortgage Loan Sellers:

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Wells Fargo Bank, National Association	9	18	$223,590,000	26.2%
Bank of America, National Association	6	23	224,400,000	26.3
Morgan Stanley Mortgage Capital Holdings LLC	7	47	193,665,000	22.7
JPMorgan Chase Bank, National Association	4	6	129,086,292	15.1
Wells Fargo Bank, National Association / Bank of America, National Association / Morgan Stanley Mortgage Capital Holdings LLC	1	90	81,500,000	9.6
Total	27	184	$852,241,292	100.0%

Loan Pool:

Initial Pool Balance:	$852,241,292
Number of Mortgage Loans:	27
Average Cut-off Date Balance per Mortgage Loan:	$31,564,492
Number of Mortgaged Properties:	184
Average Cut-off Date Balance per Mortgaged Property(1):	$4,631,746
Weighted Average Interest Rate:	6.2019%
Ten Largest Mortgage Loans as % of Initial Pool Balance:	67.7%
Weighted Average Original Term to Maturity (months):	60
Weighted Average Remaining Term to Maturity (months):	58
Weighted Average Original Amortization Term (months)(2):	320
Weighted Average Remaining Amortization Term (months)(2):	320
Weighted Average Seasoning (months):	2
(1)	Information regarding mortgage loans secured by multiple properties is based on an allocation according to relative appraised values or the allocated loan amounts or property-specific release prices set forth in the related loan documents or such other allocation as the related mortgage loan seller deemed appropriate.
(2)	Excludes any mortgage loan that does not amortize.

Credit Statistics:

Weighted Average U/W Net Cash Flow DSCR(1):	1.58x
Weighted Average U/W Net Operating Income Debt Yield(1):	10.5%
Weighted Average Cut-off Date Loan-to-Value Ratio(1):	60.1%
Weighted Average Balloon Loan-to-Value Ratio(1):	60.0%
% of Mortgage Loans with Additional Subordinate Debt(2):	9.6%
% of Mortgage Loans with Single Tenants(3):	3.9%
(1)	With respect to any mortgage loan that is part of a whole loan, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). The debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” in the Preliminary Prospectus and Annex A-1 to the Preliminary Prospectus.
(2)	The percentage figure expressed as “% of Mortgage Loans with Additional Subordinate Debt” is determined as a percentage of the initial pool balance and does not take into account any future subordinate debt (whether or not secured by the mortgaged property), if any, that may be permitted under the terms of any mortgage loan or the pooling and servicing agreement. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness” in the Preliminary Prospectus.
(3)	Excludes mortgage loans that are secured by multiple single tenant properties.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
3

BANK5 2026-5YR22	Transaction Highlights

Loan Structural Features:

Amortization: Based on the Initial Pool Balance, 4.1% of the mortgage pool (2 mortgage loans) has scheduled amortization, as follows:

1.4% (1 mortgage loan) requires amortization during the entire loan term; and

2.7% (1 mortgage loan) provides for an interest-only period followed by an amortization period.

Interest-Only: Based on the Initial Pool Balance, 95.9% of the mortgage pool (25 mortgage loans) provides for interest-only payments during the entire loan term through maturity. The weighted average Cut-off Date Loan-to-Value Ratio and weighted average U/W Net Cash Flow DSCR for those mortgage loans are 60.3% and 1.58x, respectively.

Hard Lockboxes: Based on the Initial Pool Balance, 52.7% of the mortgage pool (12 mortgage loans) has hard lockboxes in place.

Reserves: The mortgage loans require amounts to be escrowed monthly as follows (excluding any mortgage loans with springing provisions):

Real Estate Taxes:	88.1% of the pool
Insurance:	37.9% of the pool
Capital Replacements:	69.1% of the pool
TI/LC:	66.1% of the pool	(1)
(1)	The percentage of Initial Pool Balance for mortgage loans with TI/LC reserves is based on the aggregate principal balance allocable to loans that include office, mixed use, retail, industrial and leased fee properties.

Call Protection/Defeasance: Based on the Initial Pool Balance, the mortgage pool has the following call protection and defeasance features:

52.9% of the mortgage pool (14 mortgage loans) features a lockout period, then defeasance only until an open period;

33.5% of the mortgage pool (10 mortgage loans) features a lockout period, then the greater of a prepayment premium (1.0%) or yield maintenance until an open period; and

11.3% of the mortgage pool (2 mortgage loans) features a lockout period, then the greater of a prepayment premium (1.0%) or yield maintenance, followed by defeasance or greater of a prepayment premium (1.0%) or yield maintenance until an open period;

2.3% of the mortgage pool (1 mortgage loan) features a lockout period, then defeasance or greater of a prepayment premium (1.0%) or yield maintenance until an open period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
4

BANK5 2026-5YR22	Characteristics of the Mortgage Pool

II.       Characteristics of the Mortgage Pool(1)

A.       Ten Largest Mortgage Loans

Mortgage Loan Seller	Mortgage Loan Name	City	State	Number of Mortgage Loans / Mortgaged Properties	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Property Type	Number of SF/Rooms/Pads	Cut-off Date Balance Per SF/Room/Pads ($)	Cut-off Date LTV Ratio (%)	Balloon LTV Ratio (%)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)
MSMCH	Southeast MHP Portfolio	Various	Various	1 / 37	$85,000,000	9.97%	Manufactured Housing	3,019	$54,654	67.9%	67.9%	1.31	x	8.1%
WFB/BANA/MSMCH	Mountain Industrial Portfolio	Various	Various	1 / 90	81,500,000	9.6	Industrial	19,189,611	61	49.8	49.8	1.93		10.6
JPMCB	West Memorial Place	Houston	TX	1 / 1	65,000,000	7.6	Office	715,935	148	56.4	56.4	1.42		10.6
BANA	Westwood Multifamily Portfolio	Los Angeles	CA	1 / 9	65,000,000	7.6	Multifamily	200	325,000	62.7	62.7	1.31		8.5
BANA	Storage of America Portfolio 2	Various	Various	1 / 10	63,500,000	7.5	Self Storage	1,335,997	48	68.6	68.6	1.28		8.0
WFB	The Towers at Cupertino City Center	Cupertino	CA	1 / 1	60,000,000	7.0	Office	357,838	405	63.6	63.6	1.69		11.3
BANA	Hilton Waterfront Beach Resort	Huntington Beach	CA	1 / 1	47,000,000	5.5	Hospitality	437	290,618	58.0	58.0	1.79		13.5
JPMCB	Setna Industrial Portfolio	Various	Various	1 / 3	39,500,000	4.6	Industrial	366,235	108	62.5	62.5	1.37		10.6
WFB	ExchangeRight 75	Various	Various	1 / 6	37,330,000	4.4	Various	416,987	90	50.0	50.0	2.27		11.9
MSMCH	COARE Fund I	Various	Various	1 / 5	32,800,000	3.8	Manufactured Housing	482	68,050	63.6	63.6	1.36		8.6
Top Three Total/Weighted Average				3 / 128	$231,500,000	27.2%				58.3%	58.3%	1.56	x	9.7%
Top Five Total/Weighted Average				5 / 147	$360,000,000	42.2%				60.9%	60.9%	1.46	x	9.2%
Top Ten Total/Weighted Average				10 / 163	$576,630,000	67.7%				60.5%	60.5%	1.55	x	10.0%
Non-Top Ten Total/Weighted Average				17 / 21	$275,611,292	32.3%				59.4%	59.1%	1.63	x	11.5%
(1)	With respect to any mortgage loan that is part of a whole loan, Cut-off Date Balance Per SF/Room/Pads/Units ($), loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account subordinate debt (whether or not secured by the related mortgaged property), if any, that currently exists or is allowed under the terms of such mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
5

BANK5 2026-5YR22	Characteristics of the Mortgage Pool

B.       Summary of the Whole Loans

No.	Property Name	Mortgage Loan Seller in BANK5 2026-5YR22	Mortgage Loan Cut-off Date Balance	Aggregate Pari-Passu Companion Loan Cut-off Date Balance(1)	Combined Cut-off Date Balance	Controlling Pooling / Trust and Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Companion Loan(s) Securitizations	Combined UW NCF DSCR(2)	Combined UW NOI Debt Yield(2)	Combined Cut-off Date LTV(2)
1	Southeast MHP Portfolio	MSMCH	$85,000,000	$80,000,000	$165,000,000	BANK5 2026-5YR22	Trimont	KeyBank National Association	Future Securitizations	1.31x	8.1%	67.9%
2	Mountain Industrial Portfolio	WFB/BANA/MSMCH	$81,500,000	$1,087,900,000	$1,620,000,000	MTN 2026-LPFX	Midland	BSP Special Servicer, LLC	MTN 2026-LPFX, BMARK 2026-V22(3), WFCM 2026-5C9(4)	1.93x	10.6%	49.8%
3	West Memorial Place	JPMCB	$65,000,000	$41,000,000	$106,000,000	BANK5 2026-5YR22	Trimont	KeyBank National Association	Future Securitizations	1.42x	10.6%	56.4%
6	The Towers at Cupertino City Center	WFB	$60,000,000	$85,000,000	$145,000,000	BANK5 2026-5YR22	Trimont	KeyBank National Association	BBCMS 2026-5C41(5), WFCM 2026-5C9(4)	1.69x	11.3%	63.6%
7	Hilton Waterfront Beach Resort	BANA	$47,000,000	$80,000,000	$127,000,000	BANK5 2026-5YR21	Midland	LNR Partners, LLC	BANK5 2026-5YR21	1.79x	13.5%	58.0%
13	Freeway Business Park	BANA	$30,000,000	$65,000,000	$95,000,000	BANK5 2026-5YR21	Midland	LNR Partners, LLC	BANK5 2026-5YR21	1.99x	12.6%	60.5%
16	1500 Post Oak Boulevard	WFB	$20,000,000	$120,000,000	$140,000,000	BANK5 2026-5YR21	Trimont	LNR Partners, LLC	BANK5 2026-5YR21	2.40x	17.4%	50.8%
(1)	The Aggregate Pari Passu Companion Loan Cut-off Date Balance excludes the related Subordinate Companion Loans.
(2)	DSCR, Debt Yield and LTV calculations include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable.
(3)	The BMARK 2026-V22 securitization transaction is expected to close on May 21, 2026.
(4)	The WFCM 2026-5C9 securitization transaction is expected to close on May 28, 2026.
(5)	The BBCMS 2026-5C41 securitization transaction is expected to close on May 21, 2026.

C.       Mortgage Loans with Additional Secured and Mezzanine Financing

Loan No.	Mortgage Loan Seller	Mortgage Loan Name	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Sub Debt Cut-off Date Balance ($)	Mezzanine Debt Cut-off Date Balance ($)	Total Debt Interest Rate (%)(1)	Mortgage Loan U/W NCF DSCR (x)(2)	Total Debt U/W NCF DSCR (x)	Mortgage Loan Cut-off Date U/W NOI Debt Yield (%)(2)	Total Debt Cut-off Date U/W NOI Debt Yield (%)	Mortgage Loan Cut-off Date LTV Ratio (%)(2)	Total Debt Cut-off Date LTV Ratio (%)
2	WFB/BANA/MSMCH	Mountain Industrial Portfolio	$81,500,000	9.6%	$450,600,000	NAP	5.7072%	1.93x	1.25x	10.6%	7.6%	49.8%	68.9%
12	MSMCH	Gardenhouse	$31,000,000	3.6	NAP	$7,000,000	5.8400%	1.30x	0.85x	6.4%	5.2%	52.9%	64.9%
14	MSMCH	Greensboro-High Point Marriott Airport	$23,000,000	2.7	NAP	$3,500,000	8.2443%	1.38x	1.16x	15.1%	13.1%	59.7%	68.8%
Total/Weighted Average			$135,500,000	15.9%	$450,600,000	$10,500,000	6.1683%	1.69x	1.14x	10.4%	8.0%	52.2%	68.0%
(1)	Total Debt Interest Rate for any specified mortgage loan reflects the weighted average of the interest rates on the respective components of the total debt.
(2)	With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but excludes any related subordinate companion loan and/or mezzanine loans, as applicable.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
6

BANK5 2026-5YR22	Characteristics of the Mortgage Pool

D.       Previous Securitization History(1)

Loan No.	Mortgage Loan Seller	Mortgage Loan or Mortgaged Property Name	City	State	Property Type	Mortgage Loan or Mortgaged Property Cut-off Date Balance ($)	% of Cut-off Date Pool Balance (%)	Previous Securitization
2	WFB/BANA /MSMCH	Mountain Industrial Portfolio	Various	Various	Industrial	$81,500,000	9.6%	ILPT 2022-LPFL
12	MSMCH	Gardenhouse	Beverly Hills	CA	Multifamily	31,000,000	3.6%	MF1 2022-B1
20.01	WFB	Cumberland Station	Cookeville	TN	Retail	5,193,469	0.6%	GSMS 2016-GS3
20.03	WFB	Taylorsville Shopping Center	Taylorsville	NC	Retail	3,155,080	0.4%	GSMS 2016-GS3
	Total					$120,848,549	14.2%
(1)	The table above represents the most recent securitization with respect to the mortgaged property securing the related mortgage loan, based on information provided by the related borrower or obtained through searches of a third-party database. While loans secured by the above mortgaged properties may have been securitized multiple times in prior transactions, mortgage loans in this securitization are only listed in the above chart if the mortgage loan paid off a loan in another securitization. The information has not otherwise been confirmed by the mortgage loan sellers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
7

BANK5 2026-5YR22	Characteristics of the Mortgage Pool

E.       Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Cut-off Date Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)		Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
Office	6	$191,919,635	22.5%	58.0%	57.7%	1.74	x	12.2%	11.7%	6.5692%
Suburban	4	166,586,292	19.5	59.1	58.8	1.65		11.5	11.1	6.5943
CBD	1	20,000,000	2.3	50.8	50.8	2.40		17.4	16.4	6.7470
Medical	1	5,333,343	0.6	50.0	50.0	2.27		11.9	11.8	5.1200
Industrial	95	148,790,949	17.5	53.8	53.8	1.80		10.8	10.2	5.7429
Warehouse/Distribution	85	96,067,097	11.3	49.8	49.8	1.99		10.8	10.3	5.1011
Warehouse	3	39,500,000	4.6	62.5	62.5	1.37		10.6	9.9	7.1470
Flex	1	9,800,000	1.1	59.4	59.4	1.60		11.3	10.7	6.6010
Manufacturing/Distribution	5	3,018,638	0.4	49.8	49.8	1.93		10.6	10.0	5.0968
Storage/Warehouse	1	405,215	0.0	49.8	49.8	1.93		10.6	10.0	5.0968
Multifamily	12	138,010,000	16.2	61.8	61.8	1.32		8.2	8.1	6.0070
Mid Rise	3	73,010,000	8.6	61.0	61.0	1.33		7.9	7.8	5.7176
Student Housing	9	65,000,000	7.6	62.7	62.7	1.31		8.5	8.4	6.3320
Manufactured Housing	44	130,207,000	15.3	66.5	66.5	1.32		8.3	8.2	6.0897
Manufactured Housing	43	125,638,687	14.7	66.4	66.4	1.32		8.3	8.2	6.0922
Manufactured Housing/RV Park	1	4,568,313	0.5	67.9	67.9	1.31		8.1	8.0	6.0200
Self Storage	12	87,658,000	10.3	67.5	67.5	1.33		8.3	8.1	6.0279
Self Storage	12	87,658,000	10.3	67.5	67.5	1.33		8.3	8.1	6.0279
Hospitality	3	87,000,000	10.2	59.8	59.3	1.65		13.8	11.5	6.7452
Full Service	2	70,000,000	8.2	58.6	58.0	1.66		14.0	11.5	6.6600
Extended Stay	1	17,000,000	2.0	64.9	64.9	1.63		13.0	11.7	7.0960
Retail	12	68,655,708	8.1	55.6	55.6	1.90		12.6	11.8	6.3082
Single Tenant	5	27,005,708	3.2	52.0	52.0	1.80		10.8	10.6	6.0842
Anchored	2	23,117,443	2.7	52.5	52.5	2.26		15.9	14.4	6.3972
Unanchored	3	10,184,008	1.2	66.2	66.2	1.52		10.7	10.1	6.5456
Shadow Anchored	2	8,348,549	1.0	63.4	63.4	1.64		11.4	10.8	6.4970
Total/Weighted Average	184	$852,241,292	100.0%	60.1%	60.0%	1.58	x	10.5%	9.9%	6.2019%
(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
8

BANK5 2026-5YR22	Characteristics of the Mortgage Pool

F.       Geographic Distribution(1)

Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Cut-off Date Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)		Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Interest Rate (%)
California	14	$246,000,000	28.9%	60.1%	60.1%	1.58	x	10.4%	9.8%	6.1141%
Southern California	13	186,000,000	21.8	58.9	58.9	1.54		10.2	9.4	6.0083
Northern California	1	60,000,000	7.0	63.6	63.6	1.69		11.3	11.0	6.4420
Texas	13	109,970,675	12.9	52.8	52.8	1.84		13.0	12.2	6.6586
North Carolina	25	68,856,832	8.1	63.3	62.7	1.40		10.8	9.7	6.5883
Georgia	14	44,376,820	5.2	59.8	59.8	1.61		9.8	9.5	5.8693
Florida	11	43,115,215	5.1	62.5	62.5	1.53		10.5	9.9	6.3842
Other(2)	107	339,921,750	39.9	61.7	61.6	1.54		9.8	9.4	6.0598
Total/Weighted Average	184	$852,241,292	100%	60.1%	60.0%	1.58	x	10.5%	9.9%	6.2019%
(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.
(2)	Includes 27 other states.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
9

BANK5 2026-5YR22	Characteristics of the Mortgage Pool

G.       Characteristics of the Mortgage Pool(1)

CUT-OFF DATE BALANCE
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
3,337,000 - 8,000,000	1	$3,337,000	0.4%
8,000,001 - 10,000,000	4	36,828,000	4.3
10,000,001 - 15,000,000	5	62,036,292	7.3
15,000,001 - 25,000,000	4	80,800,000	9.5
25,000,001 - 45,000,000	6	202,240,000	23.7
45,000,001 - 85,000,000	7	467,000,000	54.8
Total:	27	$852,241,292	100.0%
Average:	$31,564,492
UNDERWRITTEN NOI DEBT SERVICE COVERAGE RATIO
Range of U/W NOI DSCRs (x)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
1.31 - 1.39	10	$343,775,000	40.3%
1.40 - 1.50	2	104,500,000	12.3
1.51 - 1.70	4	55,700,000	6.5
1.71 - 1.90	5	123,936,292	14.5
1.91 - 2.25	3	158,500,000	18.6
2.26 - 3.00	2	57,330,000	6.7
3.01 - 4.15	1	8,500,000	1.0
Total:	27	$852,241,292	100.0%
Weighted Average:	1.66x
UNDERWRITTEN NOI DEBT YIELD
Range of U/W NOI Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
6.4 - 9.0	8	$332,680,000	39.0%
9.1 - 10.0	3	25,795,000	3.0
10.1 - 11.0	5	217,200,000	25.5
11.1 - 12.0	4	119,480,000	14.0
12.1 - 16.0	5	128,586,292	15.1
16.1 - 25.6	2	28,500,000	3.3
Total:	27	$852,241,292	100.0%
Weighted Average:	10.5%

LOAN PURPOSE
Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
Refinance	22	$708,753,292	83.2%
Acquisition	3	69,030,000	8.1
Acquisition/Refinance	1	65,000,000	7.6
Recapitalization	1	9,458,000	1.1
Total:	27	$852,241,292	100.0%
MORTGAGE RATE
Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
4.697419 - 6.0000	4	$164,530,000	19.3%
6.0001 - 6.2500	7	275,870,000	32.4
6.2501 - 6.5000	5	180,546,292	21.2
6.5001 - 6.7500	3	50,600,000	5.9
6.7501 - 7.0000	2	12,795,000	1.5
7.0001 - 7.2500	5	144,900,000	17.0
7.2501 - 7.7900	1	23,000,000	2.7
Total:	27	$852,241,292	100.0%
Weighted Average:	6.20191%
UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIO
Range of U/W NCF DSCRs (x)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
1.28 - 1.30	5	$142,447,000	16.7%
1.31 - 1.40	7	263,828,000	31.0
1.41 - 1.50	3	96,200,000	11.3
1.51 - 1.60	2	24,500,000	2.9
1.61 - 2.00	7	259,436,292	30.4
2.01 - 3.68	3	65,830,000	7.7
Total:	27	$852,241,292	100.0%
Weighted Average:	1.58x
UNDERWRITTEN NCF DEBT YIELD
Range of U/W NCF Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
6.2 - 9.0	10	$345,475,000	40.5%
9.1 - 10.0	4	154,800,000	18.2
10.1 - 12.0	8	258,880,000	30.4
12.1 - 14.0	2	53,000,000	6.2
14.1 - 16.0	1	11,586,292	1.4
16.1 - 22.7	2	28,500,000	3.3
Total:	27	$852,241,292	100.0%
Weighted Average:	9.9%

(1)	With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus. Prepayment provisions for each mortgage loan reflects the entire life of the loan (from origination to maturity).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
10

BANK5 2026-5YR22	Characteristics of the Mortgage Pool

ORIGINAL TERM TO MATURITY
Original Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
60	27	$852,241,292	100.0%
Total:	27	$852,241,292	100.0%
Weighted Average:	60 Months
REMAINING TERM TO MATURITY
Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
57 - 60	27	$852,241,292	100.0%
Total:	27	$852,241,292	100.0%
Weighted Average:	58 Months
ORIGINAL AMORTIZATION TERM(1)
Original Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Non-Amortizing	25	$817,655,000	95.9%
300	1	11,586,292	1.4
330	1	23,000,000	2.7
Total:	27	$852,241,292	100.0%
Weighted Average(3):	320 Months
REMAINING AMORTIZATION TERM(2)
Range of Remaining Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Non-Amortizing	25	$817,655,000	95.9%
299 - 330	2	34,586,292	4.1
Total:	27	$852,241,292	100.0%
Weighted Average(3):	320 Months
LOCKBOXES
Type of Lockbox	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Soft / Springing Cash Management	3	$105,800,000	12.4%
Soft / In Place Cash Management	1	31,610,000	3.7
Springing / Springing Cash Management	11	266,115,000	31.2
Hard / Springing Cash Management	10	414,130,000	48.6
Hard / In Place Cash Management	2	34,586,292	4.1
Total:	27	$852,241,292	100.0%
PREPAYMENT PROVISION SUMMARY
Prepayment Provision	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Lockout / Defeasance / Open	14	$450,466,292	52.9%
Lockout / GRTR 1% or YM / Open	10	285,575,000	33.5
Lockout / GRTR 1% or YM / GRTR 1% or YM or Defeasance / Open	2	96,200,000	11.3
Lockout / GRTR 1% or YM or Defeasance / Open	1	20,000,000	2.3
Total:	27	$852,241,292	100.0%

CUT-OFF DATE LOAN-TO-VALUE RATIO
Range of Cut-off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
25.8 - 40.0	1	$8,500,000	1.0%
40.1 - 55.0	6	194,416,292	22.8
55.1 - 60.0	4	144,800,000	17.0
60.1 - 65.0	10	290,820,000	34.1
65.1 - 68.6	6	213,705,000	25.1
Total:	27	$852,241,292	100.0%
Weighted Average:	60.1%
BALLOON LOAN-TO-VALUE RATIO
Range of Balloon LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
25.8 - 40.0	1	$8,500,000	1.0%
40.1 - 55.0	6	194,416,292	22.8
55.1 - 60.0	4	144,800,000	17.0
60.1 - 65.0	10	290,820,000	34.1
65.1 - 68.6	6	213,705,000	25.1
Total:	27	$852,241,292	100.0%
Weighted Average:	60.0%
AMORTIZATION TYPE
Amortization Type	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Interest Only	25	$817,655,000	95.9%
Interest Only, Amortizing Balloon	1	23,000,000	2.7
Amortizing Balloon	1	11,586,292	1.4
Total:	27	$852,241,292	100.0%
SEASONING
Seasoning (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
0	2	$32,458,000	3.8%
1	13	450,403,292	52.8
2	8	212,380,000	24.9
3	4	157,000,000	18.4
Total:	27	$852,241,292	100.0%
Weighted Average:	2
(1)	The original amortization term shown for any mortgage loan that is interest only for part of its term does not include the number of months in its interest only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.
(2)	The remaining amortization term shown for any mortgage loan that is interest only for part of its term does not include the number of months in its interest only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.
(3)	Excludes the non-amortizing mortgage loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
11

Manufactured Housing – Various	Loan #1	Cut-off Date Balance:	$85,000,000
Various	Southeast MHP Portfolio	Cut-off Date LTV:	67.9%
Various, Various		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	8.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
12

Manufactured Housing – Various	Loan #1	Cut-off Date Balance:	$85,000,000
Various	Southeast MHP Portfolio	Cut-off Date LTV:	67.9%
Various, Various		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	8.1%

KENTUCKY
VIRGINIA
TENNESSEE
KNOXVILLE
NORTH CAROLINA
Asheville
Spartanburg
Greenville
GEORGIA
SOUTH CAROLINA
Roanoke
Winston-Salem
Greensboro
Durham
RALEIGH
CHARLOTTE
Columbia
CHATTANOOGA
ATLANTA
AUGUSTA
MACON
COLUMBUS
SAVANNAH
FLORIDA
TALLAHASSEE
JACKSONVILLE
Southeast MHP Portfolio
Edinburg
MCALLEN
Pharr
San Juan
Alamo
Donna
Weslaco
Hidalgo
TEXAS
MEXICO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
13

Mortgage Loan No. 1 – Southeast MHP Portfolio
Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s/MDBRS):	NR/NR/NR			Location(3):	Various, Various
Original Balance(1):	$85,000,000			General Property Type:	Manufactured Housing
Cut-off Date Balance(1):	$85,000,000			Detailed Property Type(3):	Various
% of Initial Pool Balance:	9.97%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated(3):	Various/NAP
Borrower Sponsor:	Manufactured Housing Properties, Inc.			Size:	3,019 Pads
Guarantors:	Raymond M. Gee, Gee Family Dynasty			Cut-off Date Balance per Pad(1):	$54,654
	Trust, Raymond M. Gee Irrevocable			Maturity Date Balance per Pad(1):	$54,654
	Trust Dated December 15, 2017,			Property Manager:	Valleo Residential LLC
	Mariana Vega Ortega Irrevocable Trust,				(borrower-affiliated)
	Leonardo Gee Irrevocable Trust and
	Alexander Gee Irrevocable Trust
Mortgage Rate:	6.0200%
Note Date:	4/30/2026			Underwriting and Financial Information
Maturity Date:	5/1/2031			UW NOI:	$13,367,748
Term to Maturity:	60 months			UW NCF:	$13,187,998
Amortization Term:	0 months			UW NOI Debt Yield(1):	8.1%
IO Period:	60 months			UW NCF Debt Yield(1):	8.0%
Seasoning:	1 month			UW NOI Debt Yield at Maturity(1):	8.1%
Prepayment Provisions:	L(23),YM1(30),O(7)			UW NCF DSCR(1):	1.31x
Lockbox/Cash Mgmt Status:	Springing/Springing			Most Recent NOI:	$13,065,373 (3/31/2026 TTM)
Additional Debt Type(1):	Pari Passu			2nd Most Recent NOI:	$12,381,638 (12/31/2025)
Additional Debt Balance(1):	$80,000,000			3rd Most Recent NOI:	$11,023,967 (12/31/2024)
Future Debt Permitted (Type):	No (NAP)			Most Recent Occupancy:	81.7% (4/1/2026)
Reserves(2)				2nd Most Recent Occupancy:	79.9% (12/31/2025)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	79.6% (12/31/2024)
RE Taxes:	$275,160	$53,341	NAP	Appraised Value (as of)(4):	$243,000,000 (2/1/2026)
Insurance:	$0	Springing	NAP	Appraised Value per Pad(4):	$80,490
Deferred Maintenance:	$582,579	$0	NAP	Cut-off Date LTV Ratio(1)(4):	67.9%
Replacement Reserve:	$170,776	Springing	$170,776	Maturity Date LTV Ratio(1)(4):	67.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$165,000,000	100.0%	Loan Payoff:	$101,604,638	61.6%
			Preferred Equity Payoff:	$40,440,912	24.5%
			Return of Equity:	$13,657,246	8.3%
			Closing Costs:	$8,268,689	5.0%
			Reserves:	$1,028,515	0.6%
Total Sources:	$165,000,000	100.0%	Total Uses:	$165,000,000	100.0%

(1)	The Southeast MHP Portfolio Mortgage Loan (as defined below) is part of the Southeast MHP Portfolio Whole Loan (as defined below), with an aggregate original principal amount of $165,000,000. The Cut-off Date Balance per Pad, Maturity Date Balance per Pad, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Southeast MHP Portfolio Whole Loan.
(2)	See “Escrows and Reserves” below for further discussion of reserve information.
(3)	See “Portfolio Summary” for an overview of the Southeast MHP Portfolio Properties (as defined below).
(4)	The Southeast MHP Portfolio Properties had an “As Portfolio” appraised value of $243,000,000, as of February 1, 2026, which is inclusive of an approximately 4.37% portfolio premium and reflects the “as-is” value of the Southeast MHP Portfolio Properties as a whole if sold in their entirety to a single buyer. Based on the aggregate “as-is” appraised values of the individual Southeast MHP Portfolio Properties (exclusive of the portfolio premium) of $232,825,000, the Cut-off Date LTV Ratio and the Maturity Date LTV Ratio for the Southeast MHP Portfolio Whole Loan are both equal to 70.9%. The individual appraisals were completed on various dates between January 7, 2026 and January 30, 2026.

The Mortgage Loan. The largest mortgage loan (the “Southeast MHP Portfolio Mortgage Loan”) is part of a whole loan (the “Southeast MHP Portfolio Whole Loan”) evidenced by seven pari passu promissory notes with an aggregate original principal amount $165,000,000. The Southeast MHP Portfolio Whole Loan is secured by a first priority mortgage encumbering the borrowers’ fee interests in 37 manufactured housing properties totaling 3,019 pads located across five states (collectively the “Southeast MHP Portfolio Properties”). The Southeast MHP Portfolio Mortgage Loan is evidenced by the controlling Note A-1 and non-controlling Note A-3 and Note A-7, with an aggregate original principal balance of $85,000,000. The Southeast MHP Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2026-5YR22 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
14

Manufactured Housing – Various	Loan #1	Cut-off Date Balance:	$85,000,000
Various	Southeast MHP Portfolio	Cut-off Date LTV:	67.9%
Various, Various		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	8.1%

The table below summarizes the promissory notes that comprise the Southeast MHP Portfolio Whole Loan.

Southeast MHP Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$60,000,000	$60,000,000	BANK5 2026-5YR22	Yes
A-2(1)	$50,000,000	$50,000,000	MSBNA	No
A-3	$20,000,000	$20,000,000	BANK5 2026-5YR22	No
A-4(1)	$10,000,000	$10,000,000	MSBNA	No
A-5(1)	$10,000,000	$10,000,000	MSBNA	No
A-6(1)	$10,000,000	$10,000,000	MSBNA	No
A-7	$5,000,000	$5,000,000	BANK5 2026-5YR22	No
Total	$165,000,000	$165,000,000

(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Borrowers and the Borrower Sponsor. The borrowers for the Southeast MHP Portfolio Whole Loan are Glynn Acres MHP LLC, Golden Isles MHP LLC, Merritt Place MHP LLC, Spaulding MHP LLC, Springlake MHP LLC, Sunnyland MHP LLC, Azalea MHP LLC, Carolinas 4 MHP LLC, Charlotte 3 Park MHP LLC, Chatham Pines MHP LLC, Crestview MHP LLC, Holly Faye MHP LLC, Maple Hills MHP LLC, Mobile Cottage MHP LLC, North Raleigh MHP LLC, Northview MHP LLC, Pecan Grove MHP LLC, Red Fox MHP LLC, Statesville MHP LLC, Timberview MHP LLC, Ron-Ran Enterprises L.L.C., Macral Properties LLC, Anderson MHP LLC, Arc MHP LLC, B&D MHP LLC, Capital View MHP LLC, Countryside MHP LLC, Hidden Oaks MHP LLC, Hunt Club MHP LLC, Lakeview MHP LLC, Meadowbrook MHP, LLC, Solid Rock MHP LLC, Warrenville MHP LLC, Evergreen MHP LLC and Palm Shadows MHP LLC, each a single-purpose limited liability company organized under the laws of either Georgia, North Carolina, South Carolina, Tennessee, or Texas, with one independent director in its organizational structure.

The non-recourse carve-out guarantors for the Southeast MHP Portfolio Whole Loan are Raymond M. Gee, the Gee Family Dynasty Trust, a Florida irrevocable trust, the Raymond M. Gee Irrevocable Trust Dated December 15, 2017, a North Carolina irrevocable trust, the Mariana Vega Ortega Irrevocable Trust, a Florida irrevocable trust, the Leonardo Gee Irrevocable Trust, a Florida irrevocable trust and the Alexander Gee Irrevocable Trust, a Florida irrevocable trust. The borrower sponsor for the Southeast MHP Portfolio Whole Loan is Manufactured Housing Properties, Inc. (“MHPI”). Raymond M. Gee is an experienced manufactured housing property investor with over 30 years of experience in commercial real estate and structured finance. Mr. Gee is the chief executive officer and founder of Gvest Capital, a family-owned real estate investment management firm. Mr. Gee is responsible for day-to-day and long-term strategy and operations of the firm. Gvest Capital is the parent company of MHPI, a firm that acquires, owns, and operated manufactured housing communities. MHPI currently owns and manages approximately 58 manufactured housing assets, including the Southeast MHP Portfolio Properties.

The Properties. The Southeast MHP Portfolio Properties comprise 37 manufactured housing properties totaling 3,019 pads located across five states. The Southeast MHP Portfolio Properties are located in South Carolina (11 properties, 33.6% of pads), North Carolina (18 properties, 33.0% of pads), Georgia (six properties, 18.0% of pads), Texas (one property, 13.4% of pads) and Tennessee (one property, 2.1% of pads). The Southeast MHP Portfolio Properties include 2,775 manufactured housing (“MH”) pads, 203 recreational vehicle (“RV”) sites and 41 apartment units. Of the 2,775 MH pads, 2,040 pads (73.5% of MH pads and 67.6% of total units) are occupied by tenant owned homes, 458 pads (16.5% of MH pads and 15.2% of total units) are occupied by park owned homes (“POH”) and 277 pads (10.0% of MH pads, 9.2% of total units) are occupied by rent to own homes (“RTO”). POHs are manufactured homes owned by either the related borrower or an affiliate. As of the origination date of the Southeast MHP Portfolio Whole Loan, the total POH count included 103 manufactured homes which the borrowers have represented are fixtures, and are owned by the related borrower, as to which the tenant pays a single rent for both the pad and the home. Such 103 POHs are collateral, and rent from such 103 POHs and the related pads was underwritten (7.7% of effective gross income). The remaining POH are not collateral and only rent from the related pads was underwritten. RTOs are manufactured homes which either (i) are initially owned by an affiliate of the borrowers, and as to which residents gain ownership by making scheduled rent payments with an option or obligation to purchase the home at the end of the lease term, or (ii) title is transferred to the tenant at the beginning of the contract and the tenant must pay installments to a borrower affiliate in respect of the purchase price of the home (as well as pay pad rent to the borrower).

The borrower sponsor purchased the Southeast MHP Portfolio Properties between 2016 and 2023 for a total acquisition cost of approximately $99.5 million. Since acquisition, the borrower sponsor has invested approximately $18.5 million in capital improvements and incurred $7.4 million in financing costs, for a total cost basis of approximately $125.5 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
15

Manufactured Housing – Various	Loan #1	Cut-off Date Balance:	$85,000,000
Various	Southeast MHP Portfolio	Cut-off Date LTV:	67.9%
Various, Various		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	8.1%

 The following table contains certain information about the individual Southeast MHP Portfolio Properties.

Portfolio Summary
Property Name	City, State	Pads(1)	% of Pads	Year Built / Renovated	Occupancy(1)	Allocated Loan Cut-off Date Balance(2)	% of Allocated Loan Cut-off Date Balance	Appraised Value(3)	% of Appraised Value
Springlake	Various, GA(4)	218	7.2%	Various / NAP(4)	72.0%	$6,628,601	7.8%	$18,075,000	7.8%
ARC	Various, SC(5)	185	6.1%	Various / NAP(5)	90.8%	$5,516,255	6.5%	$15,075,000	6.5%
Anderson	Various, SC(6)	165	5.5%	Various / NAP(6)	94.5%	$5,435,803	6.4%	$14,850,000	6.4%
Palm Shadows	Donna, TX	404	13.4%	1977 / NAP	54.2%	$4,568,313	5.4%	$12,600,000	5.4%
North Raleigh	Various, NC(7)	138	4.6%	Various / NAP(7)	90.6%	$3,914,197	4.6%	$10,775,000	4.6%
Crestview	East Flat Rock, NC	113	3.7%	1985 / NAP	99.1%	$3,749,794	4.4%	$10,250,000	4.4%
Golden Isles	Brunswick, GA	105	3.5%	1960 / NAP	81.9%	$3,462,963	4.1%	$9,475,000	4.1%
Pecan Grove	Charlotte, NC	83	2.7%	1900 / NAP	100.0%	$3,204,115	3.8%	$8,800,000	3.8%
Lakeview	Spartanburg, SC	91	3.0%	1965 / NAP	82.4%	$3,172,634	3.7%	$8,675,000	3.7%
Meadowbrook	York, SC	92	3.0%	1970 / NAP	51.1%	$3,130,658	3.7%	$8,550,000	3.7%
B&D	Chester, SC	95	3.1%	2005 / NAP	98.9%	$2,990,741	3.5%	$8,175,000	3.5%
Countryside	Lancaster, SC	110	3.6%	1972 / NAP	85.5%	$2,847,325	3.3%	$7,800,000	3.4%
Maple Hills	Mills River, NC	73	2.4%	1948 / NAP	98.6%	$2,550,000	3.0%	$6,950,000	3.0%
Asheboro	Asheboro, NC	72	2.4%	1969 / NAP	93.1%	$2,403,087	2.8%	$6,625,000	2.8%
Hunt Club	Columbia, SC	78	2.6%	1970 / NAP	92.3%	$2,263,169	2.7%	$6,200,000	2.7%
Spaulding	Brunswick, GA	70	2.3%	1980 / NAP	54.3%	$2,147,737	2.5%	$5,900,000	2.5%
Warrenville	Warrenville, SC	82	2.7%	1973 / NAP	64.6%	$2,140,741	2.5%	$5,850,000	2.5%
Evergreen	Dandridge, TN	64	2.1%	1999 / NAP	95.3%	$2,084,774	2.5%	$5,700,000	2.4%
Sunnyland	Byron, GA	72	2.4%	1985 / NAP	77.8%	$1,962,346	2.3%	$5,375,000	2.3%
Morganton	Morganton, NC	61	2.0%	1997 / NAP	100.0%	$1,811,934	2.1%	$4,975,000	2.1%
Chatham	Chapel Hill, NC	49	1.6%	2003 / NAP	98.0%	$1,748,971	2.1%	$4,800,000	2.1%
Red Fox	Clyde, NC	52	1.7%	1997 / NAP	88.5%	$1,668,519	2.0%	$4,575,000	2.0%
Merritt Place	Brunswick, GA	55	1.8%	1970 / NAP	65.5%	$1,588,066	1.9%	$4,350,000	1.9%
Timberview	Trinity, NC	55	1.8%	1980 / NAP	72.7%	$1,332,716	1.6%	$3,650,000	1.6%
Azalea	Gastonia, NC	40	1.3%	1970 / NAP	100.0%	$1,311,728	1.5%	$3,600,000	1.5%
Hidden Oaks	West Columbia, SC	44	1.5%	1987 / NAP	77.3%	$1,280,247	1.5%	$3,500,000	1.5%
Holly Faye	Gastonia, NC	35	1.2%	1972 / NAP	94.3%	$1,248,765	1.5%	$3,425,000	1.5%
Cooley	Youngsville, NC	44	1.5%	1940 / NAP	100.0%	$1,189,300	1.4%	$3,275,000	1.4%
Statesville	Statesville, NC	44	1.5%	1974 / NAP	84.1%	$1,154,321	1.4%	$3,175,000	1.4%
Dixie	Kings Mountain, NC	37	1.2%	1970 / NAP	83.8%	$1,154,321	1.4%	$3,175,000	1.4%
Capital View	Gaston, SC	32	1.1%	2004 / NAP	100.0%	$996,913	1.2%	$2,725,000	1.2%
Solid Rock	Batesburg-Leesville, SC	39	1.3%	1993 / NAP	89.7%	$933,951	1.1%	$2,550,000	1.1%
Driftwood	Charlotte, NC	26	0.9%	1980 / NAP	96.2%	$846,502	1.0%	$2,325,000	1.0%
Country Road	Franklinton, NC	28	0.9%	2004 / NAP	100.0%	$727,572	0.9%	$2,000,000	0.9%
Mobile Cottage	Morganton, NC	23	0.8%	1999 / NAP	82.6%	$629,630	0.7%	$1,725,000	0.7%
Glynn Acres	Brunswick, GA	22	0.7%	1960 / NAP	100.0%	$622,634	0.7%	$1,700,000	0.7%
Northview	Thomasville, NC	23	0.8%	1964 / NAP	87.0%	$580,658	0.7%	$1,600,000	0.7%
Total/Wtd. Avg.		3,019	100.0%		81.7%	$85,000,000	100.0%	$232,825,000	100.0%

Source: Appraisals, unless otherwise noted

(1)	Pads and Occupancy are based on the underwritten rent roll dated April 1, 2026. Includes the land on which the 41 apartment units are located.
(2)	Based on the Southeast MHP Portfolio Whole Loan.
(3)	The Southeast MHP Portfolio Properties had an “As Portfolio” appraised value of $243,000,000, as of February 1, 2026, which is inclusive of an approximately 4.37% portfolio premium and reflects the “as-is” value of the Southeast MHP Portfolio Properties as a whole if sold in their entirety to a single buyer. The aggregate “as-is” appraised values of the individual Southeast MHP Portfolio Properties (exclusive of the portfolio premium) is $232,825,000. The individual appraisals were completed on various dates between January 7, 2026 and January 30, 2026.
(4)	The Springlake property consists of three manufactured housing communities that operate as one economic unit. The three communities are located in Centerville, Georgia and Warner Robbins, Georgia. The communities were built in 1984 and 1989.
(5)	The ARC property consists of five manufactured housing communities that operate as one economic unit. The five communities are located in Lexington, South Carolina and West Columbia, South Carolina. The communities were built in 1971, 1980, 1981, and 1994.
(6)	The Anderson property consists of nine manufactured housing communities that operate as one economic unit. The nine communities are located in Williamston, South Carolina, Anderson, South Carolina, Belton, South Carolina, Pendleton, South Carolina, and Starr South Carolina. The communities were built in 1940, 1959, 1965, 1970, 1975, 1977, and 1989.
(7)	The North Raleigh property consists of five manufactured housing communities that operate as one economic unit. The five communities are located in Youngsville, North Carolina, Oxford, North Carolina, and Franklinton, North Carolina. The communities were built in 1971, 1975, 1980, 1987, and 1993.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
16

Manufactured Housing – Various	Loan #1	Cut-off Date Balance:	$85,000,000
Various	Southeast MHP Portfolio	Cut-off Date LTV:	67.9%
Various, Various		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	8.1%
Portfolio Unit Mix(1)
Property Name	Total Pads(2)	Tenant Owned Homes	POHs(3)	RTOs(4)	Apartment Units	RV Sites
Springlake	218	149	67	2	0	0
ARC	185	135	12	38	0	0
Anderson	165	96	21	44	4	0
Palm Shadows	404	189	0	0	24	191
North Raleigh	138	63	66	4	5	0
Crestview	113	81	3	29	0	0
Golden Isles	105	71	22	6	0	6
Pecan Grove	83	83	0	0	0	0
Lakeview	91	88	3	0	0	0
Meadowbrook	92	81	3	8	0	0
B&D	95	60	4	31	0	0
Countryside	110	76	20	14	0	0
Maple Hills	73	51	1	21	0	0
Asheboro	72	45	21	6	0	0
Hunt Club	78	73	5	0	0	0
Spaulding	70	53	13	0	2	2
Warrenville	82	41	25	16	0	0
Evergreen	64	63	1	0	0	0
Sunnyland	72	38	31	3	0	0
Morganton	61	42	1	18	0	0
Chatham	49	49	0	0	0	0
Red Fox	52	1	51	0	0	0
Merritt Place	55	32	21	2	0	0
Timberview	55	37	17	1	0	0
Azalea	40	40	0	0	0	0
Hidden Oaks	44	33	3	8	0	0
Holly Faye	35	33	2	0	0	0
Cooley	44	34	10	0	0	0
Statesville	44	37	0	1	2	4
Dixie	37	36	0	1	0	0
Capital View	32	25	1	6	0	0
Solid Rock	39	17	12	10	0	0
Driftwood	26	25	1	0	0	0
Country Road	28	12	11	5	0	0
Mobile Cottage	23	18	2	3	0	0
Glynn Acres	22	15	6	0	1	0
Northview	23	18	2	0	3	0
Total/Wtd. Avg.	3,019	2,040	458	277	41	203

(1)	Information is based on the underwritten rent roll dated April 1, 2026.
(2)	Includes the land on which the 41 apartment units are located.
(3)	As of the origination date of the Southeast MHP Portfolio Mortgage Loan, POHs included 103 manufactured homes which the borrowers have represented are fixtures, and are owned by the related borrower, as to which the tenant pays a single rent for both the pad and the home to the borrower. Such POHs are collateral, and rent from such 103 POHs and the related pads was underwritten (7.7% of effective gross income). The remaining POHs are not collateral and only rent from the related pads was underwritten.
(4)	RTOs are manufactured homes which either (i) are initially owned by an affiliate of the borrowers, and as to which residents gain ownership by making scheduled rent payments with an option or obligation to purchase the home at the end of the lease term, or (ii) title is transferred to the tenant at the beginning of the contract and the tenant must make installments to a borrower affiliate in respect of the purchase price of the home (as well as pay pad rent to the borrower).

Appraisals. According to the appraisals, the Southeast MHP Portfolio Properties had an “As Portfolio” appraised value of $243,000,000 as of February 1, 2026, which is inclusive of an approximately 4.37% portfolio premium and reflects the “as-is” value of the Southeast MHP Portfolio Properties as a whole if sold in their entirety to a single buyer. According to the appraisals the aggregate “as-is” appraised values of the individual Southeast MHP Portfolio Properties (exclusive of the portfolio premium) is $232,825,000. The individual appraisals were completed on various dates between January 7, 2026, and January 30, 2026.

Environmental Matters. According to the Phase I environmental site assessments dated between January 20, 2026 and February 9, 2026, there was no evidence of any recognized environmental conditions at the Southeast MHP Portfolio Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
17

Manufactured Housing – Various	Loan #1	Cut-off Date Balance:	$85,000,000
Various	Southeast MHP Portfolio	Cut-off Date LTV:	67.9%
Various, Various		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	8.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Southeast MHP Portfolio Properties:

Cash Flow Analysis
	2023	2024	2025	3/31/2026 TTM	3/31/2026 T-3 Ann.	UW	UW Per Pad
Gross Potential Rent(1)	$12,975,518	$14,489,314	$15,568,495	$16,301,041	$18,005,101	$21,358,716	$7,074.77
Reimbursements	$412,782	$627,567	$662,917	$697,228	$844,778	$697,228	$230.95
Discounts Concessions	($487,212)	($480,531)	($370,952)	($334,369)	($402,038)	($358,150)	($118.63)
Other Income	$599,123	$671,563	$537,512	$488,691	$669,291	$488,691	$161.87
(Vacancy / Credit Loss)	$0	$0	$0	$0	$0	($3,751,111)	($1,242.50)
Effective Gross Income	$13,500,211	$15,307,913	$16,397,972	$17,152,592	$19,117,132	$18,435,375	$6,106.45

Real Estate Taxes	$584,741	$609,010	$630,066	$637,114	$655,259	$691,729	$229.13
Insurance	$348,241	$400,469	$371,782	$389,095	$394,866	$534,351	$177.00
Other Operating Expenses	$3,498,217	$3,274,467	$3,014,487	$3,061,009	$3,390,352	$3,841,546	$1,272.46
Total Operating Expenses	$4,431,200	$4,283,946	$4,016,335	$4,087,218	$4,440,477	$5,067,626	$1,678.58

Net Operating Income	$9,069,011	$11,023,967	$12,381,638	$13,065,373	$14,676,655	$13,367,748	$4,427.87
Replacement Reserves	$0	$0	$0	$0	$0	$179,750	$59.54
TI/LC	$0	$0	$0	$0	$0	$0	$0.00
Net Cash Flow	$9,069,011	$11,023,967	$12,381,638	$13,065,373	$14,676,655	$13,187,998	$4,368.33

Occupancy (%)(2)	73.6%	79.6%	79.9%	81.7%	81.7%	82.4%
NOI DSCR(3)	0.90x	1.09x	1.23x	1.30x	1.46x	1.33x
NCF DSCR(3)	0.90x	1.09x	1.23x	1.30x	1.46x	1.31x
NOI Debt Yield(3)	5.5%	6.7%	7.5%	7.9%	8.9%	8.1%
NCF Debt Yield(3)	5.5%	6.7%	7.5%	7.9%	8.9%	8.0%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated April 1, 2026.
(2)	UW Occupancy (%) represents economic occupancy. Historical occupancies represent physical occupancies. 3/31/2026 TTM Occupancy (%) and 3/31/2026 T-3 Ann. Occupancy (%) are based on the underwritten rent roll dated April 1, 2026.
(3)	Based on the Southeast MHP Portfolio Whole Loan.

Escrows and Reserves. At origination of the Southeast MHP Portfolio Whole Loan, the borrowers were required to deposit into escrow (i) approximately $275,160 for real estate taxes, (ii) $170,776 for capital expenditures and (iii) approximately $582,579 for required repairs.

Tax Reserve – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months (initially approximately $53,341 monthly).

Insurance Escrow – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated insurance premiums payable for the renewal of the insurance policies covering the Southeast MHP Portfolio Properties unless (i) no event of default has occurred and is continuing, (ii) the liability and casualty policies covering the Southeast MHP Portfolio Properties are part of a blanket or umbrella policy, and (iii) the borrowers provide the lender evidence of renewal of the policies and receipts for the payment of the insurance premiums no later than 10 days prior to the expiration dates of the policies.

Capital Expenditure Reserve – On a monthly basis, the borrowers are required to deposit into the capital expenditures reserve approximately $14,946 for annual capital expenditures approved by the lender to the extent the amount in such reserve is less than $170,776.

Lockbox and Cash Management. The Southeast MHP Portfolio Whole Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Event Period (as defined below), the borrowers are required to (i) establish a lender-controlled lockbox account and deposit, or cause to be deposited, all rents from the Southeast MHP Portfolio Properties into such lockbox account and (ii) establish a lender-controlled cash management account. During the continuance of a Cash Sweep Event Period, all funds in the lockbox account are required to be swept into the cash management account on each business day and disbursed (i) to fund the required tax and insurance reserve deposits, if any, as described above under “Escrows and Reserves,” (ii) to fund the payment of debt service on the Southeast MHP Portfolio Whole Loan, (iii) to fund the required monthly deposits into the capital expenditure reserve, if any, as described under “Escrows and Reserves,” (iv) to pay operating expenses set forth in the lender approved annual budget and lender approved extraordinary expenses, and (v) to deposit all remaining amounts into an excess cash flow account to be held as additional collateral for the Southeast MHP Portfolio Whole Loan during the continuance of a Cash Sweep Event Period. Upon the termination of any Cash Sweep Event Period, all funds on deposit in such excess cash flow account are required to be returned to the borrowers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
18

Manufactured Housing – Various	Loan #1	Cut-off Date Balance:	$85,000,000
Various	Southeast MHP Portfolio	Cut-off Date LTV:	67.9%
Various, Various		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	8.1%

A “Cash Sweep Event Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default and (ii) the debt service coverage ratio being less than 1.15x as of the end of a calendar quarter (a “DSCR Cash Sweep Event”); and (B) expiring upon (y) with regard to any Cash Sweep Event Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default and (z) with regard to any Cash Sweep Event Period commenced in connection with clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.15x for the immediately preceding two consecutive calendar quarters. Notwithstanding the foregoing, the borrowers may avoid a DSCR Cash Sweep Event by delivering to the lender cash or a letter of credit in an amount, or by prepaying the Southeast MHP Portfolio Whole Loan in an amount, which, if applied to the balance of the Southeast MHP Portfolio Whole Loan would result in a debt service coverage ratio of at least 1.15x for the immediately preceding calendar quarter, together with, if prior to the open prepayment date, a prepayment fee equal to the greater of a yield maintenance premium and 1.0% of the amount prepaid. Any such cash or letter of credit is required to be returned to the borrowers if the debt service coverage ratio is at least 1.15x for two consecutive calendar quarters without giving effect to such cash or letter of credit.

Partial Release. In the event of a casualty to a legal non-conforming property and the property cannot be restored so that (A) the property includes no less than the number of mobile home pads existing as of the origination date of the Southeast MHP Portfolio, (B) any material improvements are restored in a manner substantially consistent with their configuration as of the origination date of the Southeast MHP Portfolio and (C) the use of the property as a mobile home park is permitted, whether as a permitted use, a legal nonconforming use, or pursuant to a variance or similar zoning approval, the borrowers are required to prepay the Southeast MHP Portfolio Whole Loan in an amount equal to the greater of (i) 100% of the allocated loan amount for the applicable property and (ii) the amount required to meet the debt yield and debt service coverage ratio that existed immediately prior to the applicable casualty. No prepayment fee or yield maintenance premium is required in connection with such prepayment. Upon such prepayment, the related property is required to be released to the related borrower.

Terrorism Insurance. The Southeast MHP Portfolio Whole Loan documents require that the borrowers maintain comprehensive “all risk” or “special form” property insurance covering perils of terrorism and acts of terrorism in an amount equal to 100% of the full replacement cost of the improvements, together with business income/loss of rents insurance for at least 12 months, with an extended period of indemnity of up to six months. If acts of terrorism, other similar acts or events, or “fire following” such acts or events are excluded from the borrowers’ comprehensive all risk policies, the borrowers are required to obtain an endorsement to such policies or a separate policy, from insurers satisfactory to the lender, insuring against all such excluded acts or events and “fire following” in amounts not less than full replacement cost plus the required business income/loss of rents coverage. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (including any extensions thereof, or if another federal governmental program providing substantially similar protections) is in effect and continues to cover both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance that covers “covered acts” as defined by TRIPRA (or such other program) as full compliance with the terrorism insurance requirements described above. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
19

Industrial – Various	Loan #2	Cut-off Date Balance:	$81,500,000
Various	Mountain Industrial Portfolio	Cut-off Date LTV:	49.8%
Various, Various		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	10.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
20

Industrial – Various	Loan #2	Cut-off Date Balance:	$81,500,000
Various	Mountain Industrial Portfolio	Cut-off Date LTV:	49.8%
Various, Various		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	10.6%

VANCOUVER
CANADA
U.S.
Vancouver Island
Bellingham
Burlington
Victoria
WASHINGTON
Arlington
Marysville
Everett
Redmond
SEATTLE
Bellevue
Bremerton
Auburn
Wenatchee
TACOMA
Olympia
Puyallup
Ocean Shores
Aberdeen
Ellensburg
Pacific Ocean
Centralia
Morton
Packwood
Yakima
YAKIMA INDIAN RESERVATION
Astoria
Longview
OREGON
MONTREAL
OTTAWA
QUEBEC
ONTARIO
MAINE
TORONTO
Lake Ontario
NEW YORK
VT
NH
Portland
Rochester
Syracuse
BUFFALO
Albany
Worcester
BOSTON
Springfield
Hartford
Providence
PENNSYLVANIA
Scranton
Allentown
NEW YORK
PITTSBURGH
Harrisburg
Trenton
PHILADELPHIA
Atlantic City
Atlantic Ocean
BALTIMORE
WASHINGTON D.C.
DE
WV
VIRGINIA
Richmond
ONTARIO
MINN.
WISCONSIN
Green Bay
MINNEAPOLIS
St. Paul
Rochester
Appleton
MICHIGAN
Madison
Grand Rapids
Flint
IOWA
MILWAUKEE
Lansing
DETROIT
Cedar Rapids
Dubuque
Des Moines
Davenport
CHICAGO
CLEVELAND
INDIANA
Moline
Peoria
COLUMBUS
St. Joseph
KANSAS CITY
Springfield
INDIANAPOLIS
ILLINOIS
OHIO
CINCINNATI
Jefferson City
ST. LOUIS
LOUISVILLE
MISSOURI
Evansville
Lexington
WV
KS
Springfield
Bowling Green
KENTUCKY
VA
TN
COLO.
KANSAS
Wichita
Springfield
TULSA
MO
Santa Fe
OKLAHOMA CITY
Amarillo
Norman
ALBUQUERQUE
OKLAHOMA
NEW MEXICO
AR
Wichita Falls
Lubbock
Las Cruces
DALLAS
FT. WORTH
Shreveport
EL PASO
Abilene
CIUDAD JUAREZ
Midland
TEXAS
Tyler
Odessa
Waco
Killeen
San Angelo
Del Rio
AUSTIN
College Station
Beaumont
SAN ANTONIO
HOUSTON
CHIHUAHUA
MEXICO
Laredo
Corpus Christi
Gulf of Mexico
Edinburg
Harlingen
Brownsville
MONTERREY
NASHVILLE
Knoxville
Winston-Salem
ARKANSAS
MEMPHIS
TN
Chattanooga
CHARLOTTE
Huntsville
Greenville
Little Rock
ATLANTA
SC
Columbia
Birmingham
Augusta
MISSISSIPPI
ALABAMA
Macon
Jackson
Meridian
Shreveport
Montgomery
GEORGIA
Savannah
LOUISIANA
Mobile
Atlantic Ocean
Lafayette
Tallahassee
Baton Rouge
Biloxi
Pensacola
FLORIDA
JACKSONVILLE
NEW ORLEANS
Daytona Beach
ORLANDO
Gulf of Mexico
TAMPA
ST. PETERSBURG
Fort Myers
MIAMI

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
21

Industrial – Various	Loan #2	Cut-off Date Balance:	$81,500,000
Various	Mountain Industrial Portfolio	Cut-off Date LTV:	49.8%
Various, Various		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	10.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
22

Mortgage Loan No. 2 – Mountain Industrial Portfolio
Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB/BANA/MSMCH			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s/MDBRS):	A-/Baa1/[ ]			Location(5):	Various, Various
Original Balance(1):	$81,500,000			General Property Type(5):	Industrial
Cut-off Date Balance(1):	$81,500,000			Detailed Property Type(5):	Various
% of Initial Pool Balance:	9.6%			Title Vesting(6):	Fee/Leasehold
Loan Purpose:	Refinance			Year Built/Renovated(5):	Various/Various
Borrower Sponsor:	Industrial Logistics Properties Trust			Size:	19,189,611 SF
Guarantor:	Industrial Logistics Properties Trust			Cut-off Date Balance per SF(1):	$61
Mortgage Rate(2):	5.096767533%			Maturity Date Balance per SF(1):	$61
Note Date:	5/8/2026			Property Manager:	The RMR Group LLC (borrower-
Maturity Date:	5/11/2031				related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$123,567,331
IO Period:	60 months			UW NCF	$116,850,967
Seasoning:	1 month			UW NOI Debt Yield(1):	10.6%
Prepayment Provisions(3):	L(23),YM1(2),DorYM1(28),O(7)			UW NCF Debt Yield(1):	10.0%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	10.6%
Additional Debt Type(1):	Pari Passu/B-Note			UW NCF DSCR(1):	1.93x
Additional Debt Balance(1):	$1,087,900,000/$450,600,000			Most Recent NOI:	$122,186,205 (9/30/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$120,156,924 (12/31/2024)
Reserves(4)				3rd Most Recent NOI:	$117,555,625 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy(7):	96.3% (Various)
RE Taxes:	$0	Springing	NAP	2nd Most Recent Occupancy:	99.0% (12/31/2024)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	98.9% (12/31/2023)
TI/LC Reserve:	$0	Springing	NAP	Appraised Value (as of)(8):	$2,350,000,000 (2/11/2026)
Replacement Reserve:	$0	Springing	NAP	Appraised Value per SF(8):	$122
Ground Lease Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio(1)(8):	49.8%
Unfunded Obligations Reserve:	$3,530,579	$0	NAP	Maturity Date LTV Ratio(1)(8):	49.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan Amount(1):	$1,169,400,000	71.4%	Loan Payoff:	$1,614,813,143	98.6%
Subordinate Loan Amount(1):	$450,600,000	27.5%	Closing Costs:	$19,354,691	1.2%
Borrower Sponsor Equity:	$17,698,413	1.1%	Upfront Reserves:	$3,530,579	0.2%
Total Sources:	$1,637,698,413	100.0%	Total Uses:	$1,637,698,413	100.0%

(1)	The Mountain Industrial Portfolio Mortgage Loan (as defined below) is part of the Mountain Industrial Portfolio Whole Loan (as defined below), which is comprised of 34 pari passu senior promissory notes and 12 junior promissory notes, with an aggregate original principal balance as of the Cut-off Date of $1,620,000,000. The Financial Information in the chart above is based solely on the aggregate outstanding principal balance as of the Cut-off Date of the Mountain Industrial Portfolio Senior Loan (as defined below). Based on the aggregate outstanding principal balance as of the Cut-off Date of the Mountain Industrial Portfolio Whole Loan, the Cut-off Date Balance per SF is $84, Maturity Date Balance per SF is $84, UW NOI Debt Yield is 7.6%, UW NCF Debt Yield is 7.2%, UW NOI Debt Yield at Maturity is 7.6%, UW NCF DSCR is 1.25x, Cut-off Date LTV Ratio is 68.9% and Maturity Date LTV Ratio is 68.9%.
(2)	Mortgage Rate represents the weighted average interest rate of the Mountain Industrial Portfolio Senior Loan. The Mountain Industrial Portfolio Junior Notes (as defined below) bear interest at the weighted average interest rate of 7.291555666% per annum. The weighted average interest rate of the Mountain Industrial Portfolio Whole Loan is 5.707243788% per annum. See the definition of “Weighted Average Interest Rate” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the prospectus. The interest rate of the Mountain Industrial Portfolio Whole Loan and of the Mountain Industrial Portfolio Mortgage Loan may change if any of the individual Mountain Industrial Portfolio Properties (as defined below) securing the Mountain Industrial Portfolio Whole Loan are released and any portion of any of the Mountain Industrial Portfolio Whole Loan components is paid down in accordance with the Mountain Industrial Portfolio Whole Loan documents. See “Release of Collateral” below for additional information related to permitted partial releases.
(3)	Defeasance of the Mountain Industrial Portfolio Whole Loan is permitted at any time after the date that is two years after the closing date of the securitization that includes the last note to be securitized. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the BANK5 2026-5YR22 securitization trust in June 2026. The actual defeasance lockout period may be longer.
(4)	See “Escrows and Reserves” below.
(5)	See “Portfolio Summary” for an overview of the top 20 Mountain Industrial Portfolio Properties by net operating income.
(6)	Two of the 90 constituent properties comprising the Mountain Industrial Portfolio Properties are leaseholds. See “Ground Leases”, below.
(7)	As of either March 1, 2026 or June 11, 2026, depending on the individual Mountain Industrial Portfolio Property (as defined below).
(8)	The Mountain Industrial Portfolio Properties had a portfolio appraised value of $2,350,000,000, as of February 11, 2026, which is inclusive of a 9.2% portfolio premium and reflects the “as-is” value of the Mountain Industrial Portfolio Properties as a whole if sold in their entirety to a single buyer. Based on the aggregate “as-is” appraised values of the individual Mountain Industrial Portfolio Properties (exclusive of the portfolio premium) of $2,152,070,000, the Cut-off Date LTV Ratio and the Maturity Date LTV Ratio for the Mountain Industrial Portfolio Senior Loan are both equal to 54.3% and for the Mountain Industrial Portfolio Whole Loan are both equal to 75.3%. The individual appraised values are as of various dates between February 3, 2026 and February 11, 2026.

The Mortgage Loan. The second largest mortgage loan (the “Mountain Industrial Portfolio Mortgage Loan”) is part of a whole loan with an aggregate outstanding principal balance of $1,620,000,000 (the “Mountain Industrial Portfolio Whole Loan”) comprised of (i) 34 pari passu senior promissory notes with an aggregate outstanding principal balance of $1,169,400,000 (collectively, the “Mountain Industrial Portfolio Senior Notes”), which collectively evidence the senior portion of the Mountain Industrial Portfolio Whole Loan (the “Mountain Industrial Portfolio Senior Loan”), and (ii) 12 junior notes with an aggregate outstanding principal balance of $450,600,000 (collectively, the “Mountain Industrial Portfolio Junior Notes”). Among the Mountain Industrial Portfolio Senior Notes are the non-controlling Notes A-3-1-1-2, A-4-1-1-2, A-3-2-2, A-4-2-2, A-3-2-3, A-4-2-3, A-3-5-1 and A-4-5-1, with an aggregate initial principal balance of $81,500,000 which evidence the Mountain Industrial Portfolio Mortgage Loan and will be contributed to the BANK5 2026-5YR22 securitization trust. The Mountain Industrial Portfolio Junior Notes are generally subordinate in right of payment to the Mountain Industrial Portfolio Senior

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
23

Industrial – Various	Loan #2	Cut-off Date Balance:	$81,500,000
Various	Mountain Industrial Portfolio	Cut-off Date LTV:	49.8%
Various, Various		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	10.6%

Notes. The Mountain Industrial Portfolio Whole Loan was co-originated by Wells Fargo Bank, National Association (“WFB”), Citi Real Estate Funding Inc., Bank of America, National Association (“BANA”), UBS AG New York Branch (“UBS AG”), Morgan Stanley Bank, N.A. and Bank of Montreal (“BMO”). The Mountain Industrial Portfolio Mortgage Loan will be contributed by WFB (as to Notes A-3-1-1-2 and A-4-1-1-2), BANA (as to Notes A-3-2-2, A-4-2-2, A-3-2-3 and A-4-2-3) and Morgan Stanley Mortgage Capital Holdings LLC (“MSMCH”) (as to Notes A-3-5-1 and A-4-5-1). The Mountain Industrial Portfolio Whole Loan is secured by first mortgage liens on the borrowers’ fee and/or leasehold interests in a portfolio of 90 industrial properties totaling approximately 19.2 million SF located across 27 states and 57 individual markets (collectively, the “Mountain Industrial Portfolio Properties” or the “Properties”, and each individually, a “Mountain Industrial Portfolio Property” or “Property”).

The Mountain Industrial Portfolio Whole Loan will be serviced pursuant to the trust and servicing agreement for the MTN 2026-LPFX securitization. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Mountain Industrial Portfolio AB Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

The table below summarizes the promissory notes that comprise the Mountain Industrial Portfolio Whole Loan:

Mountain Industrial Portfolio Whole Loan Summary
Note(1)	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1-1 and A-2-1	$332,760,000	$332,760,000	MTN 2026-LPFX	Yes
A-1-2 and A-2-2	$83,190,000	$83,190,000	MTN 2026-LPFX	No
A-1-3 and A-2-3	$83,190,000	$83,190,000	MTN 2026-LPFX	No
A-1-4 and A-2-4	$166,380,000	$166,380,000	MTN 2026-LPFX	No
A-1-5 and A-2-5	$83,190,000	$83,190,000	MTN 2026-LPFX	No
A-1-6 and A-2-6	$83,190,000	$83,190,000	MTN 2026-LPFX	No
A-3-1-1-1 and A-4-1-1-1(2)	$67,000,000	$67,000,000	WFB	No
A-3-1-1-2 and A-4-1-1-2	$43,000,000	$43,000,000	BANK5 2026-5YR22	No
A-3-1-2 and A-4-1-2	$25,000,000	$25,000,000	WFCM 2026-5C9	No
A-3-2-1 and A-4-2-1(2)	$14,500,000	$14,500,000	BANA	No
A-3-2-2 and A-4-2-2	$14,500,000	$14,500,000	BANK5 2026-5YR22	No
A-3-2-3 and A-4-2-3	$4,750,000	$4,750,000	BANK5 2026-5YR22	No
A-3-3 and A-4-3(2)	$33,750,000	$33,750,000	BMO	No
A-3-4 and A-4-4	$67,500,000	$67,500,000	BMARK 2026-V22	No
A-3-5-1 and A-4-5-1	$19,250,000	$19,250,000	BANK5 2026-5YR22	No
A-3-5-2 and A-4-5-2(2)	$14,500,000	$14,500,000	MSMCH	No
A-3-6 and A-4-6(2)	$33,750,000	$33,750,000	UBS AG	No
Senior Loan	$1,169,400,000	$1,169,400,000
B-1-1 and B-2-1(3)	$180,240,000	$180,240,000	MTN 2026-LPFX	No
B-1-2 and B-2-2(3)	$45,060,000	$45,060,000	MTN 2026-LPFX	No
B-1-3 and B-2-3(3)	$45,060,000	$45,060,000	MTN 2026-LPFX	No
B-1-4 and B-2-4(3)	$90,120,000	$90,120,000	MTN 2026-LPFX	No
B-1-5 and B-2-5(3)	$45,060,000	$45,060,000	MTN 2026-LPFX	No
B-1-6 and B-2-6(3)	$45,060,000	$45,060,000	MTN 2026-LPFX	No
Total Junior Notes	$450,600,000	$450,600,000
Whole Loan	$1,620,000,000	$1,620,000,000

(1)	The Florida notes (which have designations that begin with A-1, A-3 and B-1) are secured solely by mortgages on the Properties located in Florida, and the non-Florida notes (the remaining notes) are secured solely by mortgages on the Properties located outside of Florida; provided, that all of the non-Florida borrowers delivered to the lender a guaranty of the Florida borrowers’ obligations to pay the outstanding principal balance of, and other amounts due and owing on the Florida notes, and the other Mountain Industrial Portfolio Whole Loan documents.
(2)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.
(3)	The Mountain Industrial Portfolio Junior Notes will be generally subordinate in right of payment to the Mountain Industrial Portfolio Senior Notes.

The Borrowers and the Borrower Sponsor. The borrowers are 65 special-purpose bankruptcy-remote Delaware limited liability companies, indirectly majority owned and controlled by Industrial Logistics Properties Trust (“ILPT”), a Maryland real estate investment trust, which acts as borrower sponsor and the non-recourse carveout guarantor. Each borrower has at least one independent director in its organizational structure. Legal counsel to the borrowers has delivered a non-consolidation opinion in connection with the origination of the Mountain Industrial Portfolio Whole Loan.

ILPT is a real estate investment trust focused on owning and leasing industrial and logistics properties. As of March 31, 2026, ILPT owned 409 industrial and logistics properties totaling approximately 59.6 million rentable SF, which were 94.6% leased to approximately 300 unique tenants with a weighted average remaining lease term of 7.4 years.

The Properties. The Mountain Industrial Portfolio Properties are comprised of 90 industrial properties located across 27 states with primary concentrations in Georgia (11.4% of underwritten net operating income (“UW NOI”); 11.5% of net rentable area (“NRA”)), Ohio (10.1% UW NOI; 9.6% NRA), and Texas (9.2% UW NOI; 6.9% NRA). The Mountain Industrial Portfolio Properties are located across 57 markets with the largest concentrations by UW NOI in Indianapolis, Indiana (three properties, 7.6% UW NOI), Columbus, Ohio (three properties, 5.6% UW NOI) and Charlotte, North Carolina (three properties, 4.9% UW NOI). The Mountain Industrial Portfolio Properties are granular, with no single Property comprising more than 4.4% of UW NOI and the top five Properties by UW NOI comprising 19.1% of UW NOI.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
24

Industrial – Various	Loan #2	Cut-off Date Balance:	$81,500,000
Various	Mountain Industrial Portfolio	Cut-off Date LTV:	49.8%
Various, Various		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	10.6%

The Mountain Industrial Portfolio Properties include 84 institutional-quality warehouse/distribution properties, five manufacturing/distribution properties, and one storage/warehouse property. The Mountain Industrial Portfolio Properties total 19,189,611 SF of NRA, with a limited office component comprising just 5.2% of NRA.

The Mountain Industrial Portfolio Properties are largely recent-vintage product, with a weighted average vintage of 2012 and 50 Properties, representing 74.3% of NRA and 79.9% of UW NOI, having been constructed after 2010. The Mountain Industrial Portfolio Properties benefit from modern specifications, with a weighted average clear height of 30’ and 81.6% of NRA in buildings offering 26’+ clear heights.

Investment grade tenants account for 84.1% of underwritten gross rent (“UW Gross Rent”), and 10 of the top 20 tenants by UW Gross Rent are investment grade-rated, including Federal Express Corporation (56.9% of UW Gross Rent), Amazon.com Services, LLC (7.6% of UW Gross Rent), Home Depot U.S.A., Inc. (3.7% of UW Gross Rent) and Shaw Industries, Inc. (3.4% of UW Gross Rent).

All of the Mountain Industrial Portfolio Properties that are leased are 100% leased to a single tenant, other than the Property located at 5703 Mitchell Avenue in St. Joseph, Missouri, which has only one tenant but is 33.1% leased. Four of the Properties are not leased or are leased to a tenant which is dark.

The following table presents a summary of the top 20 Mountain Industrial Portfolio Properties by net operating income:

Portfolio Summary(1)
Property Name	Market, State	NRA	% of NRA	% Leased	Year Built	WALT(2)	Clear Height	UW Base Rent PSF(2)	% of UW NOI
3150 Highway 42	Atlanta, GA	657,518	3.4%	100.0%	2020	14.5	30'	$7.74	4.4%
584 US Highway 130	Trenton, NJ	347,145	1.8%	100.0%	2017	6.1	31'	$15.35	4.1%
1151 South Graham Road	Indianapolis, IN	615,284	3.2%	100.0%	2019	8.2	36'	$8.01	4.0%
8341 Industrial Parkway	Columbus, OH	500,268	2.6%	100.0%	2020	9.3	31'	$9.01	3.6%
590 Northport Parkway	Savannah, GA	831,764	4.3%	100.0%	2017	1.3	36'	$4.54	3.0%
650 Braselton Parkway	Jefferson, GA	373,750	1.9%	100.0%	2018	6.7	32'	$10.17	2.9%
5005 Samuell Blvd.	Dallas-Fort Worth, TX	351,874	1.8%	100.0%	2016	11.1	31'	$9.85	2.8%
635 Community Drive	Burlington, VT	143,979	0.8%	100.0%	2021	10.0	32'	$22.45	2.5%
482 Chaney Avenue	Indianapolis, IN	671,354	3.5%	100.0%	2014	4.1	32'	$4.44	2.3%
6538 & 6526 Judge Adams Road	Greensboro, NC	286,281	1.5%	100.0%	2019	8.9	32'	$10.48	2.3%
22525 West 167th Street	Kansas City, KS	313,763	1.6%	100.0%	2016	10.0	31'	$8.84	2.1%
5000 North Ridge Trail	Lakeland, FL	310,922	1.6%	100.0%	2016	4.9	31'	$8.54	2.0%
1601 Brown Road	Detroit, MI	245,633	1.3%	100.0%	2006	5.4	30'	$10.42	2.0%
4350 Fortune Ave NW	Charlotte, NC	354,482	1.8%	100.0%	2016	6.0	32'	$7.16	1.9%
9780 Mopar Drive	Akron, OH	368,060	1.9%	100.0%	2011	1.4	32'	$6.19	1.8%
1509 Leestown Road	Frankfort, KY	599,840	3.1%	100.0%	2014	3.6	32'	$3.91	1.8%
3779 Lake Shore Road	Buffalo, NY	338,584	1.8%	100.0%	2016	4.8	31'	$6.98	1.8%
4555 West Highway 146	Louisville, KY	558,600	2.9%	100.0%	2014	7.4	36'	$4.07	1.7%
4690 Global Avenue NW	Charlotte, NC	330,717	1.7%	100.0%	2015	4.1	30'	$6.85	1.7%
6735 Trippel Road	Mobile, AL	362,942	1.9%	100.0%	2017	2.5	36'	$5.98	1.7%
Total / Wtd. Avg. Top 20		8,562,760	44.6%	100.0%	2016	6.3	33'	$7.51	50.7%
Total / Wtd. Avg. Other		10,626,851	55.4%	93.3%	2008	4.2	29'	$6.63	49.3%
Total / Wtd. Avg.		19,189,611	100.0%	96.3%	2012	5.2	30'	$7.04	100.0%

(1)	Based on the underwritten rent roll dated March 1, 2026.
(2)	Weighted based on occupied SF.

Major Tenants.

Federal Express Corporation (9,049,211 SF; 47.2% of NRA; 57.2% of UW rent): Founded in 1971, Federal Express Corporation is a publicly traded global transportation and logistics company operating under the FedEx brand. Federal Express Corporation provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce, and business services, delivered through a highly integrated global network. Federal Express Corporation leases 45 Properties, with its earliest lease having started in February 2022. Federal Express Corporation’s headquarters is located in Memphis, Tennessee. The Federal Express Corporation leases expire between March 2027 and June 2037, have no termination options, and have various extension options, including 1 x 3 years, 1 x 5 years, 2 x 3 years and 2 x 5 years.

Amazon.com Services, LLC (1,399,006 SF; 7.3% of NRA; 7.8% of UW rent): Amazon.com Services, LLC is a United States-based limited liability company and a wholly owned subsidiary of Amazon.com, Inc. Amazon.com Services, LLC is the primary legal entity through which Amazon.com, Inc. delivers a wide range of consumer-facing and business services on Amazon.com, including website functionality, marketplace operations, digital services, and customer account services. Amazon.com Services, LLC leases four Properties, with each of its leases starting in February 2022. Amazon.com Services, LLC’s global headquarters is located in Seattle, Washington. The Amazon.com Services, LLC leases expire between November 2028 and August 2034, have no termination options and have various extension options including 2 x 5 years, 3 x 5 years and 5 x 5 years.

Home Depot U.S.A., Inc (657,518 SF; 3.4% of NRA; 3.9% of UW rent): Founded in 1978, Home Depot U.S.A., Inc. is part of The Home Depot, a large home improvement specialty retailer. Home Depot U.S.A., Inc. operates retail stores and supply chain facilities focused on serving homeowners,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
25

Industrial – Various	Loan #2	Cut-off Date Balance:	$81,500,000
Various	Mountain Industrial Portfolio	Cut-off Date LTV:	49.8%
Various, Various		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	10.6%

professional contractors, and businesses with products and services related to home improvement, construction, and maintenance. Home Depot U.S.A., Inc’s lease began in February 2022 and expires in November 2040 with four five-year renewal options and no termination options. Home Depot U.S.A., Inc.’s headquarters is located in Atlanta, Georgia.

The following table presents certain information relating to the top 10 tenants by annual UW rent at the Mountain Industrial Portfolio Properties:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)(2)	Tenant SF	% of Total SF	Annual UW Rent(3)	% of Total Annual UW Rent(3)	Annual UW Rent PSF(3)	Lease Expiration	Term. Option (Y/N)	Renewal Options
Federal Express Corporation	NR/Baa2/BBB	9,049,211	47.2%	$74,460,309	57.2%	$8.23	Various(4)	N	Various(4)
Amazon.com Services, LLC	AA-/A1/AA	1,399,006	7.3%	$10,163,266	7.8%	$7.26	Various(5)	N	Various(5)
Home Depot U.S.A., Inc.	A/A2/A	657,518	3.4%	$5,089,189	3.9%	$7.74	11/30/2040	N	4 x 5 years
Shaw Industries, Inc.(6)	A+/Aa2/AA	831,764	4.3%	$3,776,209	2.9%	$4.54	9/30/2027	N	2 x 5 years
ULTA Beauty Distribution, LLC	NR/NR/NR	671,354	3.5%	$2,980,812	2.3%	$4.44	7/31/2030	N	3 x 5 years
Jim Beam Brands Co.	NR/Baa1/BBB+	599,840	3.1%	$2,345,374	1.8%	$3.91	1/31/2030	N	5 x 5 years
DSV Solutions, LLC	NR/A3/A-	368,060	1.9%	$2,278,291	1.8%	$6.19	10/31/2027	N	2 x 5 years
Winland Foods, Inc.(7)	NR/NR/NR	558,600	2.9%	$2,273,502	1.7%	$4.07	10/31/2033	N	3 x 5 years
Toyota Tsusho America, Inc.	NR/A3/A	350,418	1.8%	$1,766,107	1.4%	$5.04	6/30/2029	N	4 x 5 years
Autoneum North America, Inc.	NR/NR/NR	315,560	1.6%	$1,751,358	1.3%	$5.55	4/30/2032	N	2 x 5 years
Subtotal/Wtd. Avg.		14,801,331	77.1%	$106,884,417	82.2%	$7.22
Remaining Occupied		3,680,714	19.2%	$23,220,561	17.8%	$6.31
Occupied Total / Wtd. Avg.		18,482,045	96.3%	$130,104,978	100.0%	$7.04
Vacant Space		707,566	3.7%
Total		19,189,611	100.0%

(1)	Based on the underwritten rent roll dated March 1, 2026.
(2)	Credit ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Annual UW Rent, Annual UW Rent PSF and % of Total Annual UW Rent are inclusive of contractual rent steps underwritten through March 2027.
(4)	Federal Express Corporation’s leases expire between March 2027 and June 2037. Federal Express Corporation has leases with various extension options, including 1 x 3 years, 1 x 5 years, 2 x 3 years and 2 x 5 years.
(5)	Amazon.com Services, LLC’s leases expire between November 2028 and August 2034. Amazon.com Services, LLC has leases with various extension options including 2 x 5 years, 3 x 5 years and 5 x 5 years.
(6)	Shaw Industries, Inc. has free rent of $825,067, which was reserved for at origination of the Mountain Industrial Portfolio Whole Loan.
(7)	Winland Foods, Inc., the tenant at the 4555 West Highway 146, Buckner, Kentucky property, has subleased approximately 117,000 SF to Treehouse Private Brands, Inc.

The following table presents certain information with respect to the lease rollover at the Mountain Industrial Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(3)	Approx. % of Total UW Rent Rolling(3)	Approx. Cumulative % of Total UW Rent Rolling(3)	UW Rent PSF Rolling(3)
MTM/2026	1	280,019	1.5%	1.5%	$1,534,504	1.2%	1.2%	$5.48
2027	13	2,600,070	13.5%	15.0%	$14,066,421	10.8%	12.0%	$5.41
2028	12	1,597,547	8.3%	23.3%	$11,341,608	8.7%	20.7%	$7.10
2029	10	1,924,776	10.0%	33.4%	$11,301,147	8.7%	29.4%	$5.87
2030	12	2,836,121	14.8%	48.1%	$16,925,802	13.0%	42.4%	$5.97
2031	13	2,030,385	10.6%	58.7%	$16,634,755	12.8%	55.2%	$8.19
2032	9	1,993,387	10.4%	69.1%	$16,093,501	12.4%	67.6%	$8.07
2033	5	1,367,452	7.1%	76.2%	$8,898,538	6.8%	74.4%	$6.51
2034	2	849,944	4.4%	80.7%	$6,143,964	4.7%	79.1%	$7.23
2035	3	985,278	5.1%	85.8%	$8,890,793	6.8%	86.0%	$9.02
2036	4	1,007,674	5.3%	91.1%	$9,718,797	7.5%	93.4%	$9.64
2037 & Thereafter	2	1,009,392	5.3%	96.3%	$8,555,148	6.6%	100.0%	$8.48
Vacant	0	707,566	3.7%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(4)	86	19,189,611	100.0%		$130,104,978	100.0%		$7.04

(1)	Based on the underwritten rent roll dated March 1, 2026.
(2)	Certain tenants may have lease termination options that are not taken into account in the Lease Rollover Schedule.
(3)	Total UW Rent Rolling, Approx. % of Total UW Rent Rolling, Approx. Cumulative % of Total UW Rent Rolling and UW Rent PSF Rolling are inclusive of contractual rent steps underwritten through March 2027.
(4)	Total/Wtd. Avg. excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
26

Industrial – Various	Loan #2	Cut-off Date Balance:	$81,500,000
Various	Mountain Industrial Portfolio	Cut-off Date LTV:	49.8%
Various, Various		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	10.6%

The Markets. The Mountain Industrial Portfolio Properties are located across 57 different markets, with the largest concentrations (based on UW NOI) in Indianapolis, Indiana (7.6% of UW NOI), Columbus, Ohio (5.6% of UW NOI) and Charlotte, North Carolina (4.9% of UW NOI). The top 25 markets (by UW NOI) comprise 74.5% of portfolio NRA and 77.1% of UW NOI.

The following table presents recent market data with respect to the Mountain Industrial Portfolio Properties:

Mountain Industrial Portfolio Market Summary(1)
Market, State	Property Count	NRA	% of Portfolio SF	Leased	Year Built	Avg. Size	WALT (Years)(2)	Clear Height	UW Base Rent PSF(2)	% of UW NOI
Indianapolis, Indiana	3	1,614,460	8.4%	100.0%	2016	538,153	5.1	33'	$5.96	7.6%
Columbus, Ohio	3	951,735	5.0%	100.0%	2019	317,245	5.9	33'	$7.47	5.6%
Charlotte, North Carolina	3	862,138	4.5%	100.0%	2014	287,379	4.5	30'	$7.42	4.9%
Kansas City, Kansas	5	1,028,166	5.4%	90.6%	2010	205,633	5.2	29'	$6.49	4.4%
Savannah, Georgia	2	958,284	5.0%	100.0%	2017	479,142	1.4	35'	$5.82	4.4%
Dallas-Fort Worth, Texas	2	536,191	2.8%	100.0%	2013	268,096	8.2	31'	$9.73	4.2%
Atlanta, Georgia	2	875,638	4.6%	75.1%	2016	437,819	14.5	30'	$7.74	4.2%
Trenton, New Jersey	1	347,145	1.8%	100.0%	2017	347,145	6.1	31'	$15.35	4.1%
Detroit, Michigan	3	490,234	2.6%	100.0%	2002	163,411	4.3	29'	$8.41	3.2%
Akron, Ohio	2	587,825	3.1%	100.0%	2013	293,913	1.3	32'	$6.56	3.0%
Jefferson, Georgia	1	373,750	1.9%	100.0%	2018	373,750	6.7	32'	$10.17	2.9%
Burlington, Vermont	1	143,979	0.8%	100.0%	2021	143,979	10.0	32'	$22.45	2.5%
Buffalo, New York	2	443,657	2.3%	100.0%	2012	221,829	4.3	29'	$7.03	2.4%
Chicago, Illinois	4	380,230	2.0%	100.0%	2000	95,058	4.7	27'	$8.27	2.4%
Oklahoma City, Oklahoma	2	420,780	2.2%	100.0%	2018	210,390	6.2	35'	$7.28	2.4%
Greensboro, North Carolina	1	286,281	1.5%	100.0%	2019	286,281	8.9	32'	$10.48	2.3%
Lakeland, Florida	2	343,027	1.8%	100.0%	2014	171,514	4.6	30'	$8.19	2.1%
Tampa, Florida	3	335,781	1.7%	100.0%	1998	111,927	3.3	25'	$8.17	2.1%
Memphis, Tennessee	2	684,560	3.6%	100.0%	2001	342,280	4.7	29'	$3.81	2.0%
Houston, Texas	2	272,471	1.4%	100.0%	2010	136,236	3.3	25'	$9.06	1.9%
Frankfort, Kentucky	1	599,840	3.1%	100.0%	2014	599,840	3.6	32'	$3.91	1.8%
Louisville, Kentucky	1	558,600	2.9%	100.0%	2014	558,600	7.4	36'	$4.07	1.7%
Mobile, Alabama	1	362,942	1.9%	100.0%	2017	362,942	2.5	36'	$5.98	1.7%
Saint Louis, Illinois	3	485,664	2.5%	79.0%	2004	161,888	6.9	29'	$6.03	1.7%
Grand Rapids, Michigan	1	343,483	1.8%	100.0%	2016	343,483	5.6	30'	$6.20	1.6%
Total/Wtd. Avg. Top 25	53	14,286,861	74.5%	97.1%	2013	269,563	5.4	31'	$7.18	77.1%
Total/Wtd. Avg. Other	37	4,902,750	25.5%	94.1%	2009	132,507	4.6	28'	$6.62	22.9%
Total/Wtd. Avg.	90	19,189,611	100.0%	96.3%	2012	213,218	5.2	30'	$7.04	100.0%

(1)	Based on the underwritten rent roll dated March 1, 2026.
(2)	Weighted based on occupied SF.

Appraisal. According to the appraisals, the Mountain Industrial Portfolio Properties had a portfolio appraised value of $2,350,000,000 as of February 11, 2026, which is inclusive of an approximately 9.2% portfolio premium and reflects the “as-is” value of the Properties as a whole if sold in their entirety to a single buyer. Based on the aggregate “as-is” appraised values of the individual Properties (exclusive of the portfolio premium) of $2,152,070,000, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are each 54.3% for the Mountain Industrial Portfolio Senior Loan and 75.3% for the Mountain Industrial Portfolio Whole Loan.

Environmental Matters. According to the Phase I environmental reports dated between February 18, 2026 and February 20, 2026, certain of the Properties have one or more recognized environmental conditions or controlled recognized environmental conditions for which remediation has previously occurred or for which ongoing remediation or other risk mitigation, including environmental insurance, is required. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
27

Industrial – Various	Loan #2	Cut-off Date Balance:	$81,500,000
Various	Mountain Industrial Portfolio	Cut-off Date LTV:	49.8%
Various, Various		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	10.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Mountain Industrial Portfolio Properties:

Cash Flow Analysis
	2022 (10 Months)	2023	2024	9/30/2025 TTM	UW	UW PSF
Gross Potential Rent	$104,027,173	$124,938,188	$127,609,086	$129,207,999	$133,088,511	$6.94
Rent Steps(1)	$0	$0	$0	$0	$1,925,769	$0.10
Expense Recoveries	$17,528,793	$24,921,462	$24,622,268	$24,515,984	$30,669,025	$1.60
Gross Rent	$121,555,966	$149,859,650	$152,231,354	$153,723,982	$165,683,305	$8.63
(Vacancy/Credit Loss/Concessions)	$0	$0	$0	$0	($5,432,032)	($0.28)
Net Rental Income	$121,555,966	$149,859,650	$152,231,354	$153,723,982	$160,251,272	8.35
Straight-line Rent	$0	$0	$0	$0	$1,510,184	$0.08
Other Income	$57,789	$43,300	$654,559	$47,256	$0	$0.00
Effective Gross Income	$121,613,755	$149,902,950	$152,885,913	$153,771,238	$161,761,456	$8.43

Real Estate Taxes(2)	$14,608,156	$20,420,511	$19,926,115	$19,975,521	$26,256,056	$1.37
Insurance	$1,454,718	$2,219,507	$2,649,417	$2,475,496	$2,941,326	$0.15
Other Operating Expenses	$7,337,615	$9,707,308	$10,153,457	$9,134,017	$8,996,744	$0.47
Total Operating Expenses	$23,400,489	$32,347,325	$32,728,989	$31,585,033	$38,194,125	$1.99

Net Operating Income	$98,213,266	$117,555,625	$120,156,924	$122,186,205	$123,567,331	$6.44
Capital Reserves	$0	$0	$0	$0	$1,918,961	$0.10
TI/LC	$0	$0	$0	$0	$4,797,403	$0.25
Net Cash Flow	$98,213,266	$117,555,625	$120,156,924	$122,186,205	$116,850,967	$6.09

Occupancy (%)	98.6%	98.9%	99.0%	96.3%(3)	96.7%(3)
NOI DSCR(4)	1.63x	1.95x	1.99x	2.02x	2.04x
NCF DSCR(4)	1.63x	1.95x	1.99x	2.02x	1.93x
NOI Debt Yield(4)	8.4%	10.1%	10.3%	10.4%	10.6%
NCF Debt Yield(4)	8.4%	10.1%	10.3%	10.4%	10.0%

(1)	UW Rent Steps taken through March 2027.
(2)	Six of the 10 Properties that are subject to payment in lieu of taxes agreements or other tax abatements have been underwritten to abated taxes, which total approximately $2.1 million. Unabated taxes for these six Properties are estimated to total approximately $2.5 million.
(3)	9/30/2025 TTM Occupancy (%) is based on the underwritten rent roll dated as of March 1, 2026. UW Occupancy (%) is based on underwritten economic occupancy.
(4)	Based on the Mountain Industrial Portfolio Senior Loan. Including the Mountain Industrial Portfolio Junior Notes, UW NCF DSCR is 1.25x and UW NOI Debt Yield is 7.6%.

Escrows and Reserves.

RE Taxes – During a Trigger Period (as defined below), the Mountain Industrial Portfolio Whole Loan documents require an ongoing monthly deposit into a tax reserve equal to 1/12th of the tax amount that the lender reasonably estimates will be payable during the next ensuing 12 months (excluding any taxes paid by tenants in accordance with the Mountain Industrial Portfolio Whole Loan documents).

Insurance – During a Trigger Period, if the insurance covering the Mountain Industrial Portfolio Properties does not constitute an approved blanket policy, the Mountain Industrial Portfolio Whole Loan documents require an ongoing monthly deposit in an amount equal to 1/12th of the estimated annual insurance premiums (excluding any insurance premiums paid by tenants in accordance with the Mountain Industrial Portfolio Whole Loan documents). At origination of the Mountain Industrial Portfolio Whole Loan one or more acceptable blanket policies were in place.

Replacements Reserve – During a Trigger Period, the Mountain Industrial Portfolio Whole Loan documents require an ongoing monthly deposit in an amount equal to approximately $319,827 for replacement reserves (equal to approximately $0.20 PSF annually).

Leasing Reserve – During a Trigger Period, the Mountain Industrial Portfolio Whole Loan documents require an ongoing monthly deposit in an amount equal to approximately $239,870 for tenant improvements and leasing commissions (equal to approximately $0.15 PSF annually).

Unfunded Obligations Reserve – The Mountain Industrial Portfolio Whole Loan documents require an upfront deposit of $3,530,579 for tenant improvement allowances, landlord work, leasing commissions and rent concessions outstanding as of the Mountain Industrial Portfolio Whole Loan origination date.

Ground Lease Reserve – During a Trigger Period, the Mountain Industrial Portfolio Whole Loan documents require an ongoing monthly deposit in an amount equal to 1/12th of the rents due under each Ground Lease (as defined below) during the next ensuing 12 months and at least 30 days prior to the respective due dates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
28

Industrial – Various	Loan #2	Cut-off Date Balance:	$81,500,000
Various	Mountain Industrial Portfolio	Cut-off Date LTV:	49.8%
Various, Various		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	10.6%

Lockbox and Cash Management. The Mountain Industrial Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The borrowers are required to cause all rents to be transmitted directly by the tenants at the Mountain Industrial Portfolio Properties into a lender-controlled lockbox account. In addition, the borrowers are required to cause all rents received by the borrowers or the property manager, as applicable, to be immediately deposited into such lockbox account upon receipt. All amounts in the lockbox account are remitted on each business day to the borrowers at any time other than during the continuance of a Trigger Period. Upon the occurrence and during the continuance of a Trigger Period, all amounts are required to be remitted to a lender-controlled cash management account on each business day to be applied and disbursed in accordance with the Mountain Industrial Portfolio Whole Loan documents. During the continuance of a Trigger Period, all available cash remaining after the required applications and disbursements is required to be held in a lender-controlled subaccount.

A “Trigger Period” will commence upon the earlier of the following:

(i)	an event of default; or
(ii)	the net operating income debt service coverage ratio (“DSCR”) falling below 1.15x for two consecutive calendar quarters;

A Trigger Period will end upon the occurrence of the following:

●	with respect to clause (i) above, the cure or waiver of such event of default; or
●	with respect to clause (ii) above, the date that (a) the DSCR, as calculated in accordance with the Mountain Industrial Portfolio Whole Loan documents, is equal to or greater than 1.15x for two consecutive calendar quarters, (b) the borrowers prepay the Mountain Industrial Portfolio Whole Loan in an amount sufficient such that the DSCR is at least 1.15x, or (c) the borrowers deliver to the lender cash or a letter of credit, in each case in an amount which, if applied to the outstanding principal balance of the Mountain Industrial Portfolio Whole Loan, would be sufficient such that the DSCR is at least 1.15x.

Subordinate and Mezzanine Debt. The Mountain Industrial Portfolio Whole Loan also includes the Mountain Industrial Portfolio Junior Notes. The Mountain Industrial Portfolio Junior Notes bear interest at the weighted average interest rate of 7.291555666% per annum. Payments on the Mountain Industrial Portfolio Junior Notes are generally subordinate to payments on the Mountain Industrial Portfolio Senior Notes. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loan—The Mountain Industrial Portfolio AB Whole Loan” in the prospectus.

Mountain Industrial Portfolio Total Debt Summary
Loan	Original Balance	Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Cumulative UW NCF DSCR	Cumulative UW NOI Debt Yield	Cumulative Cut-off Date LTV Ratio
Mountain Industrial Portfolio Senior Loan	$1,169,400,000	5.096767533%	60	0	60	1.93x	10.6%	49.8%
Mountain Industrial Portfolio Junior Notes	$450,600,000	7.291555666%	60	0	60	1.25x	7.6%	68.9%
Total/Wtd. Avg.	$1,620,000,000	5.707243788%

Partial Release. The borrowers have the right, on or after the May 11, 2028 payment date, to obtain the release of any of the Properties upon prepayment of a release amount equal to the lesser of (a) the outstanding principal amount of the Mountain Industrial Portfolio Whole Loan and (b) an amount equal to the allocated loan amount for such Property multiplied by (1) 105% until such time that the outstanding principal balance of the Mountain Industrial Portfolio Whole Loan has been reduced to $1,134,000,000 and (2) thereafter, 110% together with, if prior to the open prepayment period, a prepayment fee (the “Release Prepayment Fee”) equal to the greater of (x) 1.00% of the amount prepaid and (y) a yield maintenance premium, and satisfaction of certain conditions, including among others (i) the debt yield after giving effect to the release is not less than the greater of 7.55% and the debt yield immediately preceding the release and (ii) satisfaction of REMIC related conditions. If the debt yield requirement above is not satisfied, the borrowers may satisfy such requirement by (1) prepaying the Mountain Industrial Portfolio Whole Loan in an amount sufficient to satisfy such debt yield requirement or (2) depositing cash collateral or a letter of credit with the lender in an amount sufficient to satisfy such debt yield requirement. In addition, even if the debt yield requirement is not satisfied, so long as the release is in connection with an arm’s-length third party transfer, the borrowers may nevertheless obtain the release of the related Property upon payment of an amount equal to the greater of (I) the applicable release amount and (if prior to the open period) the Release Prepayment Fee and (II) the lesser of (x) 100% of the net sales proceeds of the released property and (y) an amount necessary to, after giving effect to such release, satisfy the debt yield requirement, together with (if prior to the open period) the Release Prepayment Fee.

In addition, the borrowers have the right on or after the May 11, 2028 payment date to obtain the release of any of the related Properties in order to cure a default related to such Property or an event of default, in each case as to which the lender has delivered notice but only if (i)(I) prior to releasing such Property, the borrowers use commercially reasonable efforts to cure such default or event of default (which efforts will not require any capital contributions to be made to the borrowers or include any obligations of such borrowers or the non-recourse carveout guarantor to use any operating income or rents from any Property other than the Property that is the subject of the default or event of default to effectuate such cure) or (II) such event of default related to an environmental condition at any Property and (ii) such default or event of default was not caused by the borrowers or an affiliate of the borrowers in bad faith to circumvent the release requirements in the Mountain Industrial Portfolio Whole Loan. In connection with any such release the borrowers are required to satisfy the release conditions described in the prior paragraph, except that the borrowers will not be required to satisfy the debt yield requirements described in such paragraph.

Ground Leases. The Mountain Industrial Portfolio Property located at 7569 Golf Course Boulevard in Punta Gorda, Florida (0.2% of the allocated loan amount) is ground leased by the related borrower (the “Punta Gorda Ground Lease”). The initial term of the Punta Gorda Ground Lease commenced on June 28, 2007 and will expire on June 30, 2037. The term of the Punta Gorda Ground Lease may be extended for three additional 10-year periods. The current base rent payable under the Punta Gorda Ground Lease is approximately $67,466 per annum and will be in effect until June 30, 2027 and is subject to escalations during the remainder of the initial term and for subsequent renewal terms.

The Mountain Industrial Portfolio Property located at 246 Glasson Drive in Corpus Christi, Texas (0.3% of the allocated loan amount) is ground leased by the related borrower (the “Corpus Christi Ground Lease,” and together with the Punta Gorda Ground Lease, the “Ground Leases”). The initial term of the Corpus Christi Ground Lease commenced on December 12, 2010 and will expire on December 11, 2040. The term of the Corpus Christi Ground Lease may be extended for two additional 10-year periods. The current base rent payable under the Corpus Christi Ground Lease is approximately $34,022 per annum and will be in effect until August 31, 2026 and is subject to escalations during the remainder of the initial term and for subsequent renewal terms.

Right of First Refusal/Purchase Options. Various Mountain Industrial Portfolio Properties are subject to a right of first refusal or right of first offer. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in the prospectus for additional information.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
29

Industrial – Various	Loan #2	Cut-off Date Balance:	$81,500,000
Various	Mountain Industrial Portfolio	Cut-off Date LTV:	49.8%
Various, Various		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	10.6%

Terrorism Insurance. The Mountain Industrial Portfolio Whole Loan documents require that the borrowers maintain comprehensive “all risk” or “special form” insurance in an amount equal to 100% of full replacement cost for each individual Property and 18 months of business income/loss of rents insurance with an extended period of indemnity of up to 12 months, which includes coverage for acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
30

Office – Suburban	Loan #3	Cut-off Date Balance:	$65,000,000
15375 and 15377 Memorial Drive	West Memorial Place	Cut-off Date LTV:	56.4%
Houston, TX 77079		UW NCF DSCR:	1.42x
		UW NOI Debt Yield:	10.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
31

Office – Suburban	Loan #3	Cut-off Date Balance:	$65,000,000
15375 and 15377 Memorial Drive	West Memorial Place	Cut-off Date LTV:	56.4%
Houston, TX 77079		UW NCF DSCR:	1.42x
		UW NOI Debt Yield:	10.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
32

Office – Suburban	Loan #3	Cut-off Date Balance:	$65,000,000
15375 and 15377 Memorial Drive	West Memorial Place	Cut-off Date LTV:	56.4%
Houston, TX 77079		UW NCF DSCR:	1.42x
		UW NOI Debt Yield:	10.6%

West Memorial Place
15375 and 15377 Memorial Drive
Houston, TX 77079
HOUSTON
Energy Corridor
Bear Creek Village
Bear Creek Pioneers Park
Northwest Houston
HARRIS COUNTY
George Bush Park
Memorial
Westside
Briarforest
Westchase
Mission Bend
Lakes of Bellaire
FORT BEND COUNTY
George Bush Intctl. Airport 22 miles
Downtown Houston 14 miles
Little York Rd
Tanner Rd
Clay Rd
Patterson Rd
Park Row
Katy Frwy
Memorial Dr
Briar Forest Dr
Westheimer Rd
Westheimer Pkwy
Richmond Ave
Westpark Dr
Westpark Tollway
Bellaire Blvd
Kempwood Dr
Hammerly Blvd
Eldridge Pkwy
Dairy Ashford Rd
Synott Rd
Kirkwood Rd
Wilcrest Dr
Brittmoore Rd
Addicks Clodine Rd
Sam Houston Tollway
Buffalo Bayou
Toshiba Intl. Corp.
Brittmoore Business Park
Empower Pharma
Clara Road Business Park
Chamberlain University - Houston
West Belt Business Park
Westview Business Park
Wapiti Energy
Houston Comm. College - Spring Branch Campus
Texas Children's Hospital West Campus
MD Anderson Cancer Center West Houston
Shell Woodcreek Complex
BP Energy
ConocoPhillips World HQ
Darrell Tully Stadium
Don Coleman Coliseum
Calliope Shopping Center
CITY CENTRE
Town & Country Village
Lakeside Country Club
BMC Software
Phillips 66
Carillon Shopping Center
Village Shops at Shadowbriar
West Oaks Mall
Market Square
Westheimer Commons
Houston City College - Alief Hayes Campus
Westchase Shopping Center
Westchase Corporate Center
Shell Technology Center
HCA Houston Healthcare West
Royal Oaks CC
CGG
Jacobs Engineering
DataVox
Alief Amity Park
Presidio Square
Mission Bend Shopping Center
Pavilion Village
Hong Kong City Mall
Arthur Storey Park
Plaza 88
Conroe
The Woodlands
Spring
Atascocita
Pasadena
Baytown
Sugar Land
Missouri City
Pearland
Friendswood
League City
Texas City
Rosenberg
Channelview

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
33

Mortgage Loan No. 3 – West Memorial Place
Mortgage Loan Information				Property Information
Mortgage Loan Seller:	JPMCB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):	NR/NR/NR			Location:	Houston, TX 77079
Original Balance(1):	$65,000,000			General Property Type:	Office
Cut-off Date Balance(1):	$65,000,000			Detailed Property Type:	Suburban
% of Initial Pool Balance:	7.6%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2015-2016/2024
Borrower Sponsor:	Joint Venture between Fuller			Size:	715,935 SF
	Realty Interests, LLC and PCCP,			Cut-off Date Balance PSF(1):	$148
	LLC			Maturity Date Balance PSF(1):	$148
Guarantors:	Various(2)			Property Manager:	Fuller Realty Interests, LLC
Mortgage Rate:	7.03500%				(borrower sponsor affiliate)
Note Date:	4/9/2026
Maturity Date:	5/1/2031
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$11,193,836
IO Period:	60 months			UW NCF:	$10,715,418
Seasoning:	1 month			UW NOI Debt Yield(1):	10.6%
Prepayment Provisions:	L(25),YM1(29),O(6)			UW NCF Debt Yield(1):	10.1%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	10.6%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	1.42x
Additional Debt Balance(1):	$41,000,000			Most Recent NOI(5):	$11,174,811 (12/31/2025)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(5):	$4,519,788 (12/31/2024)
Reserves(3)				3rd Most Recent NOI:	$4,403,892 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy(6):	78.8% (2/28/2026)
RE Taxes:	$1,369,372	$282,091	NAP	2nd Most Recent Occupancy(5):	94.5% (12/31/2024)
Insurance:	$143,096	Springing	NAP	3rd Most Recent Occupancy(5):	46.3% (12/31/2023)
Required Repairs Reserve:	$62,215	$0	NAP	Appraised Value (as of)(7):	$188,000,000 (3/27/2026)
Replacement Reserve:	$11,932	$11,932	NAP	Appraised Value PSF(7):	$263
Rollover Reserve:	$5,149,153	$149,153	NAP	Cut-off Date LTV Ratio(1)(7):	56.4%
Accretive Leasing Reserve(4):	$0	$317,584	NAP	Maturity Date LTV Ratio(1)(7):	56.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$106,000,000	100.0%	Existing Debt	$97,643,742	92.1%
			Upfront Reserves	$6,735,769	6.4%
			Closing Costs	$1,620,490	1.5%

Total Sources:	$106,000,000	100.0%	Total Uses:	$106,000,000	100.0%

(1)	The West Memorial Place Mortgage Loan (as defined below) is part of a whole loan evidenced by three pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $106,000,000 (the “West Memorial Place Whole Loan”). Underwriting and Financial Information above reflect the West Memorial Place Whole Loan.
(2)	The Guarantors are PCCP Equity IX, LP, PCCP Equity IX (PF), LP, PCCP Equity IX (QF), LP, Stephen Gregory Darnall, W. Stewart Smith and Paul R. Moreton.
(3)	See “Escrows and Reserves”.
(4)	Payments into the Accretive Leasing Reserve will end on the payment date occurring in December 2027, resulting in total collections of $6,034,093 ($62.65 PSF).
(5)	The increase in Most Recent NOI from 2nd Most Recent NOI and the increase in 2nd Most Recent Occupancy from 3rd Most Recent Occupancy is primarily attributed to lease-up of the West Memorial Place Property (as defined below) with CBRE, Inc., MODEC and Technip leases having been executed in September and December 2024 (collectively, 62.1% of UW Base Rent).
(6)	As of February 28, 2026, the West Memorial Place Property was 92.3% leased. Physical occupancy has been adjusted to account for Petroleum Geo-Services (“PGS”) (96,315 SF), which is currently dark though continuing to pay contractual rents through December 2027. Rents attributable to the PGS leased space are intended to be deposited into the Accretive Leasing Reserve.
(7)	The Appraised Value for the West Memorial Place Property represents the “Prospective Market Value Upon Funded Reserve Account”, which assumes that a reserve is fully funded by the borrower sponsor at origination of the West Memorial Place Whole Loan to cover capital expenditures as well as speculative lease-up costs such as tenant improvement and leasing commissions. At origination of the West Memorial Place Whole Loan, $5,149,153 was reserved for speculative leasing. Based on the “as-is” appraised value of $185,000,000, the West Memorial Place Whole Loan results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 57.3%.

The Mortgage Loan. The third largest mortgage loan (the “West Memorial Place Mortgage Loan”) is part of the West Memorial Place Whole Loan secured by the borrower’s fee simple interest in a 715,935 SF, Class A office campus, located in Houston, Texas (the “West Memorial Place Property”). The West Memorial Place Whole Loan is evidenced by three pari passu promissory notes with an aggregate outstanding principal balance of $106,000,000 as of the Cut-off Date. The West Memorial Place Mortgage Loan is evidenced by the controlling note A-1 with an original principal balance of $65,000,000. The West Memorial Place Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2026-5YR22 transaction. The relationship between the holders of the West Memorial Place Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
34

Office – Suburban	Loan #3	Cut-off Date Balance:	$65,000,000
15375 and 15377 Memorial Drive	West Memorial Place	Cut-off Date LTV:	56.4%
Houston, TX 77079		UW NCF DSCR:	1.42x
		UW NOI Debt Yield:	10.6%

The promissory notes comprising the West Memorial Place Whole Loan are summarized in the below table.

West Memorial Place Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$65,000,000	$65,000,000	BANK5 2026-5YR22	Yes
A-2(1)	$30,000,000	$30,000,000	JPMCB	No
A-3(1)	$11,000,000	$11,000,000	JPMCB	No
Whole Loan	$106,000,000	$106,000,000
(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Borrower and the Borrower Sponsor. The borrower for the West Memorial Place Whole Loan is West Memorial Place Owner, LLC, a Delaware limited liability company and single purpose entity with two independent directors. The non-recourse carveout guarantors are PCCP Equity IX, LP, PCCP Equity IX (PF), LP, PCCP Equity IX (QF), LP, Stephen Gregory Darnall, W. Stewart Smith and Paul R. Moreton. The borrower sponsor is a joint venture between Fuller Realty Interests, LLC (“Fuller”) and PCCP, LLC (“PCCP”).

Established in 1979, Fuller and its affiliated companies act as a privately owned, full-service commercial real estate firm based in Houston, Texas, offering leasing, property management and investment services. Fuller aims to identify and enhance the potential of value-add and opportunistic office and industrial assets through effective management, strategic leasing and comprehensive improvement programs. The majority of Fuller’s current principals have operated as partners since 1994, collectively possessing 95 years of experience in the commercial real estate landscape. PCCP is an established investment manager for its global investors with offices in New York, San Francisco, Atlanta and Los Angles. With $29.2 billion in assets under management, PCCP provides commercial real estate debt and equity capital solutions in the United States and invests across the capital stack, from joint venture equity to senior and mezzanine debt. Since inception in 1998, PCCP’s investment management team has raised, invested or managed over $46.6 billion of institutional capital.

The Property. The West Memorial Place Property is a Class A, trophy office campus, offering 715,935 SF of NRA. Situated on a 12-acre site, the West Memorial Place Property consists of two, 12- and 14-story adjacent towers that were built in 2015 and 2016, respectively. The West Memorial Place Property is located within Houston’s 2,000 acre Energy Corridor, a centrally located business hub in Houston, home to some of the world’s largest corporations, more than 26,000 acres of parks and open space, diverse housing options and 3.5 million SF of dining and retail offerings. Additionally, the West Memorial Place Property offers various amenities, including full-service dining options, state-of-the-art fitness facilities, outdoor patio spaces, an expansive green space in the center of the West Memorial Place Property for large events, an outdoor dining area featuring a bocce ball court and an exclusive tenant bike share with the adjacent Terry Hershey Park, offering over 50 miles of hike and bike trails. Tenants at the West Memorial Place Property benefit from 2,610 parking spaces across two on-site, covered parking garages, resulting in a parking ratio of 3.6 spaces per 1,000 SF.

As of February 28, 2026, the West Memorial Place Property was 78.8% occupied and 92.3% leased to a diverse tenant mix spanning technology, financial services and energy tenants. Physical occupancy and lender underwriting have been adjusted to account for PGS (96,315 SF), which is currently dark though continuing to pay contractual rents through December 2027. All PGS rents are intended to be deposited to the accretive leasing reserve. Beyond PGS, the West Memorial Place Property is expected to experience minimal lease rollover during the West Memorial Place Whole Loan, with a weighted average remaining lease term of 7.4 years. The West Memorial Place Property benefits from a rent roll with approximately 67.2% of NRA and 90.2% of UW Base Rent attributable to investment-grade rated tenants. According to the borrower sponsor, the two largest tenants, Technip (M/S/F: Baa3/BBB-/BBB-) and MODEC (M/S/F: NR/NR/BBB), have demonstrated commitment to the West Memorial Place Property through significant tenant-funded capital expenditures, with Technip contributing approximately $12.6 million ($74 PSF) into its buildout and MODEC investing approximately $1.5 million into its space ($12 PSF).

The West Memorial Place Property was acquired by the borrower sponsor in February 2022 for a purchase price of $147.0 million ($205 PSF) with the borrower sponsor subsequently investing approximately $37.1 million ($52 PSF) across both tenant improvements and capital improvements at the West Memorial Place Property. Since acquisition, the borrower sponsor constructed an approximately 15,000 SF conference facility offering options from small huddle rooms to a 250-person training center, created a coffee bar and lounge, updated and added a new deli operator and added outdoor seating options between the two buildings. At the time of acquisition, the West Memorial Place Property was approximately 62% occupied, with the borrower sponsor subsequently negotiating early lease terminations with Siemens and IHI E&C International, resulting in a trough occupancy of 46% in 2023. These terminations were negotiated subject to a total termination fee of approximately $28.7 million, all of which was reinvested into the West Memorial Place Property to fund new leasing and renovations. In recent years, the West Memorial Place Property has achieved significant leasing velocity with the borrower sponsor leasing over 340,000 SF of space since acquisition, including three leases commencing in 2024 accounting for 48.2% of NRA and 62.1% of UW Base Rent. These leases include Technip (24.0% of NRA; 30.4% of UW Base Rent; M/S/F: Baa3/BBB-/BBB-), the largest tenant at the West Memorial Place Property and a global leader in energy projects, technologies, systems and services, MODEC (16.2% of NRA; 20.5% of UW Base Rent; M/S/F: NR/NR/BBB), the second largest tenant at the West Memorial Place Property and a leading provider of solutions to the floating offshore oil and gas market and CBRE, Inc. (8.0% of NRA; 11.2% of UW Base Rent; M/S/F: NR/BBB+/BBB+), the fourth largest tenant at the West Memorial Place Property and a global leader in commercial real estate services and investment.

Major Tenants.

Technip (171,600 SF; 24.0% of NRA; 30.4% of UW Base Rent) (NYSE: FTI) is a leading engineering and technology company that provides services for the energy industry, formed by the merger of GMC Technologies of the United States and Technip of France. Technip’s operations are organized into three distinct segments, subsea, offshore/onshore and surface projects. Technip has approximately 21,000 employees from 117 nationalities and operates in 38 countries. Technip utilizes its leased space at the West Memorial Place Property as its operational headquarters. Technip has a lease expiration in May 2036 and the right to extend its lease for one, 10-year term or two, five-year terms. Technip’s lease also contains the right to contract up to a maximum of two full floors (approximately 57,200 SF) after May 31, 2032, subject to nine months’ written notice and payment of the unamortized portion of associated leasing costs.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
35

Office – Suburban	Loan #3	Cut-off Date Balance:	$65,000,000
15375 and 15377 Memorial Drive	West Memorial Place	Cut-off Date LTV:	56.4%
Houston, TX 77079		UW NCF DSCR:	1.42x
		UW NOI Debt Yield:	10.6%

MODEC (116,160 SF; 16.2% of NRA; 20.5% of UW Base Rent) is a global supplier and operator of offshore floating platforms, providing solutions to the floating offshore oil and gas market for over 50 years. Founded in 1968, MODEC is headquartered in Tokyo, Japan and has delivered over 50 floating production systems to customers around the world for oil and gas developments. MODEC’s operations include engineering, procurement, construction and installation of floating production systems and have delivered high performance operations and maintenance services to clients since 1998. MODEC utilizes its leased space at the West Memorial Place Property as its United States headquarters. MODEC has occupied its leased space at the West Memorial Place Property since December 2024, with a lease expiration in May 2036 and the right to extend its lease for one, 10-year term or two, five-year terms. MODEC’s lease also contains the right to contract one full floor (approximately 28,717 SF) on (i) May 31, 2031 or (ii) May 31, 2033, subject to 12 months’ written notice and payment of (i) if exercised on May 31, 2033, the unamortized portion of any rent abatement and associated leasing costs; or (ii) if exercised on May 31, 2031, four months of base rent and MODEC’s proportional share of operating expenses, plus the unamortized portion of any rent abatement and associated leasing costs.

BP America (91,343 SF; 12.8% of NRA; 18.5% of UW Base Rent) is a subsidiary of BP, a British multinational oil and gas company. BP America is one of the largest energy companies in the United States, has operations in 46 states, employs over 30,000 people and supports more than a quarter-million jobs. BP America has its largest economic footprint in the United States as compared to anywhere else in the world. BP America’s operations include oil and gas production, serving as one of the largest oil producers in the Gulf of America. BP America has occupied its leased space since August 2018, with a lease expiration in September 2029 and the right to renew its lease for 15 years, in five or 10 year increments. BP America’s lease also contains an option to contract approximately 5,544 SF, effective January 31, 2027, subject to payment of unamortized leasing costs.

The following table presents certain information relating to the tenancy at the West Memorial Place Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/S&P/ Fitch)(2)	Tenant SF	Approx % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Technip(3)	Baa3/BBB-/BBB-	171,600	24.0%	$4,162,398	30.4%	$24.26	5/31/2036	1 x 10 year(4)	Y(6)
MODEC(3)	NR/NR/BBB	116,160	16.2%	$2,817,624	20.5%	$24.26	5/31/2036	1 x 10 year(4)	Y(7)
BP America	NR/A-/NR	91,343	12.8%	$2,535,381	18.5%	$27.76	9/30/2029	3 x 5 year(5)	Y(8)
CBRE, Inc.	NR/BBB+/BBB+	57,200	8.0%	$1,536,100	11.2%	$26.85	8/31/2035	2 x 5 Year	Y(9)
Nvent(10)	NR/BBB-/BBB	28,718	4.0%	$875,899	6.4%	$30.50	12/31/2027	NAP	N
OXEA Corporation	NR/NR/NR	20,644	2.9%	$557,388	4.1%	$27.00	7/31/2030	1 x 5 Year	N
American Petroleum	NR/NR/NR	10,403	1.5%	$275,680	2.0%	$26.50	5/31/2028	1 x 5 Year	N
Merrill Lynch	A1/A-/AA-	9,295	1.3%	$262,331	1.9%	$28.22	10/31/2031	2 x 5 Year	Y(11)
Competentia(12)	NR/NR/NR	6,914	1.0%	$183,221	1.3%	$26.50	1/31/2028	1 x 5 year	N
Raymond James	A3/A-/A-	6,662	0.9%	$179,874	1.3%	$27.00	6/30/2027	1 x 5 Year	Y(13)
Top 10 Tenants Total/Wtd. Avg.		518,939	72.5%	$13,385,896	97.6%	$25.79
Other Occupied(14)		45,417	6.3%	$326,389	2.4%	$7.19
Occupied Total/Wtd. Avg.		564,356	78.8%	$13,712,285	100.0%	$24.30
Vacant		151,579	21.2%
Total		715,935	100.0%

(1)	Based on the underwritten rent roll as of February 28, 2026, inclusive of contractual rent steps through April 2027 and straightline rent for investment grade rated tenants through the lesser of the West Memorial Place Whole Loan term and lease term.
(2)	Credit Ratings are those of the parent company, whether or not the parent company guarantees the lease.
(3)	Technip and MODEC are each currently in occupancy of their leased space but entitled to free rent through May 31, 2026.
(4)	Technip and MODEC have the right to extend its respective lease for either (i) one period of 10 years or (ii) two periods of five years.
(5)	BP America has the right to extend its lease for 15 years in increments of five or 10 years.
(6)	Technip has the right to contract up to a maximum of two full floors (approximately 57,200 SF) after May 31, 2032, subject to nine months’ written notice and payment of the unamortized portion of associated leasing costs.
(7)	MODEC has the right to contract one full floor (approximately 28,717 SF) on (i) May 31, 2031 or (ii) May 31, 2033, subject to 12 months’ written notice and payment of (i) if exercised on May 31, 2033, the unamortized portion of associated leasing costs; or (ii) if exercised on May 31, 2031, four months of base rent and MODEC’s proportional share of operating expenses, plus the unamortized portion of any rent abatement and associated leasing costs.
(8)	BP America has the right to contract approximately 5,544 SF after January 31, 2027, subject to payment of unamortized leasing costs.
(9)	CBRE, Inc. has the right to contract up to a maximum of one full floor (approximately 28,600 SF) after August 31, 2033, subject to 12 months’ written notice and payment of three months of base rent and proportional share of operating expenses plus the unamortized portion of any rent abatement and associated leasing costs.
(10)	Nvent subleases 28,718 SF from PGS (125,033 total SF) which is dark with respect to the remainder of its space, though continuing to pay contractual rents through December 2027.
(11)	Merrill Lynch’s lease is structured with a termination option effective as of October 31, 2028, subject to 12 months’ written notice and payment of the sum of the following: (i) all rent due by Merrill Lynch under the lease through and including the termination date and (ii) the unamortized cost as of the termination date of all out-of-pocket sums including but not limited to $75 PSF for constructing Merrill Lynch’s work, $0.12 PSF to Merrill Lynch’s architect and any other tenant improvement allowances, all rent abatement and all leasing commissions paid or incurred by the landlord.
(12)	Competentia assigned its lease to an affiliate, Swift Technical Services, LLC, on October 14, 2021. Swift Technical Services, LLC then subleased the entire premises to HUDDL3 Group under a sublease with a co-terminus expiration date.
(13)	Raymond James’ lease is structured with a termination option effective as of June 30, 2025, subject to 12 months’ prior notice and payment of the sum of the unamortized cost of all tenant improvement allowances, out-of-pocket leasing commissions, rental abatement and attorneys' fees actually paid or provided by the landlord in connection with Raymond James’ lease.
(14)	Includes 29,480 SF of amenity space and 4,060 SF of management office space with no attributable UW Rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
36

Office – Suburban	Loan #3	Cut-off Date Balance:	$65,000,000
15375 and 15377 Memorial Drive	West Memorial Place	Cut-off Date LTV:	56.4%
Houston, TX 77079		UW NCF DSCR:	1.42x
		UW NOI Debt Yield:	10.6%

The following table presents certain information relating to the lease rollover schedule at the West Memorial Place Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	3	41,614	5.8%	5.8%	$1,230,325	9.0%	9.0%	$29.57
2028	3	20,903	2.9%	8.7%	$557,516	4.1%	13.0%	$26.67
2029	2	93,400	13.0%	21.8%	$2,588,603	18.9%	31.9%	$27.72
2030	1	20,644	2.9%	24.7%	$557,388	4.1%	36.0%	$27.00
2031(3)	2	12,436	1.7%	26.4%	$262,331	1.9%	37.9%	$21.09
2032	0	0	0.0%	26.4%	$0	0.0%	37.9%	$0.00
2033	0	0	0.0%	26.4%	$0	0.0%	37.9%	$0.00
2034(3)	0	0	0.0%	26.4%	$0	0.0%	37.9%	$0.00
2035	1	57,200	8.0%	34.4%	$1,536,100	11.2%	49.1%	$26.85
2036 & Thereafter(4)	6	318,159	44.4%	78.8%	$6,980,022	50.9%	100.0%	$21.94
Vacant	0	151,579	21.2%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(5)	18	715,935	100.0%		$13,712,285	100.0%		$24.30

(1)	Based on the underwritten rent roll as of February 28, 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease that are not considered in the Lease Rollover Schedule.
(3)	Includes 3,141 SF attributable to District 7 Grill with no attributable UW Base Rent.
(4)	Includes 30,399 SF of amenity space with no attributable UW Rent.
(5)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The West Memorial Place Property is situated in the Katy Freeway West office submarket, within the broader Houston office market. The Katy Freeway West office submarket includes the Energy Corridor and rapidly revitalizing areas, such as Spring Branch, and benefits from a prime location and a dense concentration of high-quality office buildings. The Energy Corridor is a business district located on the west side of Houston. Most energy sector companies have major operations in the energy corridor, including BP America (at the West Memorial Place Property), Citgo, ConocoPhillips, Nouryon, Shell Oil Company and Sysco. Energy industry corporations began moving to west Houston in the 1970s, seeking land for suburban office campuses and proximity to new housing developments. Fueled by the shale-driven construction boom of 2014-2015, the Katy Freeway West office submarket contains the second-largest inventory of the four and five star office spaces in Houston, trailing only the Central Business District, according to a third party research report. Further, rents remain well below those in the top-tier areas of Houston, such as Galleria/Uptown and Post Oak Park. The Energy Corridor contains over 26 million SF of office space with an employment capacity of over 105,000. The Energy Corridor contains the third largest employment center in the Houston area with more than 91,000 employees and over 300 companies, with a focus on energy.

The Katy Freeway West office submarket is in proximity to fast-growing western suburbs of Houston, such as Katy and Cinco Ranch, which has become increasingly valuable as employers tighten office-attendance policies and seek locations closer to their workforce. Over the past 2.5 years, a wave of notable move-ins has driven vacancy to a 10-year low as of the first quarter of 2026. The vacancy in the Katy Freeway West office submarket stands at 19.3% with an inventory of approximately 28.1 million SF. Of note, there are currently no properties under construction in the Katy Freeway West office submarket, according to a third party research report. Demand for modern space continues to be strong within the Katy Freeway West office submarket, with properties delivered since 2015 seeing an average vacancy of less than 5.0%.

The following table presents certain information relating to the appraisal’s office market rent conclusions for the West Memorial Place Property:

Market Rent Summary(1)
	Market Rent (PSF)	Average Lease Term	Lease Type	Escalations
Office	$27.00	91 Months	NNN	$0.50 PSF per year

(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
37

Office – Suburban	Loan #3	Cut-off Date Balance:	$65,000,000
15375 and 15377 Memorial Drive	West Memorial Place	Cut-off Date LTV:	56.4%
Houston, TX 77079		UW NCF DSCR:	1.42x
		UW NOI Debt Yield:	10.6%

The following table presents certain information relating to comparable office leases for the West Memorial Place Property:

Comparable Office Lease Summary(1)
Property Name/Location	Year Built/Renovated	Tenant Name	Tenant Size (SF)	Lease Date	Lease Term (Yrs.)	Lease Type	Rent PSF
West Memorial Place Houston, TX	2015-2016 / 2024		20,416(2)(3)		11.2(2)(4)		$25.83(2)(5)
Energy Center V Houston, TX	2016 / NAP	OneSubsea	99,501	Jun-24	12	NNN	$25.50
Energy Center I Houston, TX	2007 / NAP	Confidential	7,265	Jul-24	7	NNN	$26.00
Energy Center II Houston, TX	2008 / NAP	Confidential	4,474	Dec-25	5	NNN	$28.50
Energy Crossing II Houston, TX	2012 / NAP	Undisclosed	23,402	Jan-26	7	NNN	$24.00
Two Eldridge Place Houston, TX	1986 / 2021	Confidential	3,148	Feb-26	5	NNN	$30.00

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll as of February 28, 2026.
(3)	Represents the average SF of all occupied office tenants.
(4)	Represents the weighted average lease term of all occupied office tenants based on UW Base Rent.
(5)	Represents the weighted average rent PSF of all occupied office tenants.

Appraisal. The appraisal concluded to an “Prospective Market Value Upon Funded Reserve Account” value for the West Memorial Place Property of $188,000,000 as of March 27, 2026, which assumes that a reserve is fully funded by the borrower sponsor at origination of the West Memorial Place Whole Loan to cover capital expenditures as well as speculative lease-up costs such as tenant improvement and leasing commissions. At origination of the West Memorial Place Whole Loan, $5,149,153 was reserved for speculative leasing costs. The “as-is” appraised value of the West Memorial Place Property, as of February 27, 2026, is $185,000,000.

Environmental Matters. The Phase I environmental site assessment dated March 5, 2026 did not identify any recognized environmental conditions at the West Memorial Place Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
38

Office – Suburban	Loan #3	Cut-off Date Balance:	$65,000,000
15375 and 15377 Memorial Drive	West Memorial Place	Cut-off Date LTV:	56.4%
Houston, TX 77079		UW NCF DSCR:	1.42x
		UW NOI Debt Yield:	10.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the West Memorial Place Property:

Cash Flow Analysis(1)
	2023	2024	2025	UW	UW PSF
Rents in Place	$8,953,388	$9,622,403	$16,668,494	$13,712,285	$19.15
Vacant Income	$0	$0	$0	$3,658,500	$5.11
Gross Potential Rent	$8,953,388	$9,622,403	$16,668,494	$17,370,785	$24.26
Total Reimbursements	$5,668,301	$5,806,520	$5,464,943	$11,242,641	$15.70
Gross Potential Income	$14,621,689	$15,428,923	$22,133,437	$28,613,427	$39.97
Vacancy	$0	$0	$0	($6,026,338)	($8.42)
Other Income	$0	$65,586	$77,984	$96,177	$0.13
Effective Gross Income	$14,621,689	$15,494,509	$22,211,421	$22,683,265	$31.68

Real Estate Taxes	$3,465,858	$3,096,881	$3,077,926	$3,030,252	$4.23
Insurance	$1,087,550	$988,752	$753,939	$716,643	$1.00
Other Operating Expenses	$5,664,388	$6,889,088	$7,204,745	$7,742,534	$10.81
Total Expenses	$10,217,797	$10,974,721	$11,036,610	$11,489,429	$16.05

Net Operating Income(2)	$4,403,892	$4,519,788	$11,174,811	$11,193,836	$15.64
TI/LC(3)	$0	$0	$0	$335,232	$0.47
Replacement Reserves	$0	$0	$0	$143,187	$0.20
Net Cash Flow	$4,403,892	$4,519,788	$11,174,811	$10,715,418	$14.97

Occupancy %(4)	46.3%	94.5%	78.8%	78.9%
NOI DSCR(5)	0.58x	0.60x	1.48x	1.48x
NCF DSCR(5)	0.58x	0.60x	1.48x	1.42x
NOI Debt Yield(5)	4.2%	4.3%	10.5%	10.6%
NCF Debt Yield(5)	4.2%	4.3%	10.5%	10.1%

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring items were adjusted and/or excluded from the historical presentation and are not considered for purposes of the lender underwritten cash flow.
(2)	The increase in 2025 Net Operating Income from 2024 Net Operating Income is primarily attributed to lease-up of the West Memorial Place Property (CBRE, Inc., MODEC and Technip leases commenced in September and December 2024 (62.1% of UW Base Rent)).
(3)	UW TI/LC is inclusive of a $500,000 offset to underwritten TI/LC expenditures based on the upfront TI/LC reserve for future leasing in the amount of $5,149,153.
(4)	UW Occupancy % represents economic occupancy and historical occupancy represents physical occupancy. 2025 Occupancy % is based on the underwritten rent roll dated February 28, 2026. PGS has been marked vacant for purposes of UW and 2025 occupancy.
(5)	Based on the West Memorial Place Whole Loan.

Escrows and Reserves.

Real Estate Taxes – At origination of the West Memorial Place Whole Loan, the borrower was required to make an upfront deposit of approximately $1,369,372 into a tax reserve account. On each payment date, the borrower is required to deposit 1/12th of the property taxes that the lender estimates will be payable during the next ensuing 12 months (initially estimated to be $282,091).

Insurance – At origination of the West Memorial Place Whole Loan, the borrower was required to make an upfront deposit of approximately $143,096 into an insurance reserve account. The borrower is required to deposit into an insurance reserve, on a monthly basis, an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the insurance coverage; provided, however, such monthly reserves for insurance premiums will not be required as long as (i) no event of default has occurred and is continuing and (ii) the insurance coverage for the West Memorial Place Property is included in a blanket policy approved by the lender in its reasonable discretion.

Required Repairs Reserve – At origination of the West Memorial Place Whole Loan, the borrower was required to make an upfront deposit of approximately $62,215 into a required repairs reserve for certain improvements to be completed within 180 days of origination of the West Memorial Place Whole Loan.

Replacement Reserve – At origination of the West Memorial Place Whole Loan, the borrower was required to make an upfront deposit of approximately $11,932 into a replacement reserve. The borrower is required to make monthly deposits into a replacement reserve in an amount equal to approximately $11,932 ($0.20 PSF per year).

Rollover Reserve – At origination of the West Memorial Place Whole Loan, the borrower was required to make an upfront deposit of approximately $5,149,153 ($7.19 PSF) to be used for future tenant improvement and leasing commission obligations. The borrower is required to make monthly deposits into the rollover reserve in an amount equal to approximately $149,153 ($2.50 PSF annually).

Accretive Leasing Reserve – On each payment date through and including the payment date occurring in December 2027, the borrower is required to deposit approximately $317,584 (which amount will be reduced over time in connection with new accretive leases in the PGS space) for tenant improvements and leasing commissions associated with any replacement lease for all or a portion of the PGS space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
39

Office – Suburban	Loan #3	Cut-off Date Balance:	$65,000,000
15375 and 15377 Memorial Drive	West Memorial Place	Cut-off Date LTV:	56.4%
Houston, TX 77079		UW NCF DSCR:	1.42x
		UW NOI Debt Yield:	10.6%

Lockbox and Cash Management. The West Memorial Place Whole Loan is structured with two hard lockboxes, one for each building, and springing cash management. On or shortly after the origination of the West Memorial Place Whole Loan, the borrower or property manager was required to deliver letters to all tenants directing such tenants to deliver all rents payable with respect to the applicable building comprising the West Memorial Place Property directly into the lockbox account designated for such building and controlled by the lender. In the absence of a Cash Sweep Period (as defined below), the funds in the lockbox accounts will be swept each business day into an account controlled by the borrower. If a Cash Sweep Period is continuing, all funds in the lockbox account are required to be swept to a lender-controlled cash management account once every business day and applied in accordance with the West Memorial Place Whole Loan documents. Provided that a Cash Sweep Period is continuing in accordance with the West Memorial Place Whole Loan documents, funds on deposit in the excess cash flow reserve account will be held as additional security for the West Memorial Place Whole Loan as set forth in the West Memorial Place Whole Loan documents. All sums remaining on deposit in the excess cash flow reserve account will be disbursed to the borrower upon payment in full of the West Memorial Place Whole Loan.

A “Cash Sweep Period” will commence upon the occurrence of any of the following: (i) an event of default, (ii) any bankruptcy action of the borrower, (iii) any bankruptcy action of the property manager, (iv) the debt service coverage ratio being less than 1.25x or (v) the commencement of a Lease Sweep Period (as defined below); and expiring upon the payment date next occurring following (a) with respect to clause (i) above, the cure of such event of default and the acceptance of such cure by the lender, (b) with respect to clause (ii) above, solely with respect to an involuntary bankruptcy petition against the borrower (provided such bankruptcy action was not the result of the borrower (x) colluding, soliciting or causing to be solicited petitioning creditors, (y) filing an answer consenting to or otherwise acquiescing in, or joining in, or (z) failing to oppose (each of (x), (y), and (z) a “Collusive Involuntary Bankruptcy Proceeding”)), the discharge or dismissal of such involuntary petition against borrower within 90 days of the commencement of such involuntary petition, provided that the filing of such involuntary petition against the borrower, or the discharge or dismissal thereof, does not have a material adverse effect on the West Memorial Place Whole Loan or the West Memorial Place Property, (c) with respect to clause (iii) above, (I) the borrower replacing the property manager with a qualified property manager under a replacement management agreement or (II) if the Cash Sweep Period commenced as a result of the filing of an involuntary bankruptcy petition against the property manager that is not a Collusive Involuntary Bankruptcy Proceeding, the discharge or dismissal of such involuntary petition against the property manager, provided that the filing of such involuntary petition against the property manager, or the discharge or dismissal thereof, does not have a material adverse effect on the West Memorial Place Whole Loan or the West Memorial Place Property, (d) with respect to clause (iv) above, the achievement of a debt service coverage ratio of 1.25x, or greater for two consecutive calendar quarters, (e) with respect to clause (v) above, the Lease Sweep Period has ended. A Cash Sweep Period which commenced with respect to clause (i), (ii), or (iii) above cannot be cured more than a total of four times in the aggregate during the term of the West Memorial Place Whole Loan.

A “Lease Sweep Period” means a period commencing upon the first payment date following the occurrence of (i) with respect to each Lease Sweep Lease (as defined below), the date that any Lease Sweep Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date or the receipt by the borrower or property manager of a written notice from any tenant under a Lease Sweep Lease of its intent to surrender, cancel or terminate the Lease Sweep Lease, (ii) the date that any tenant under a Lease Sweep Lease discontinues its business at the Lease Sweep Space (as defined below), or vacates or abandons its Lease Sweep Space or gives written notice that it intends to discontinue its business at its Lease Sweep Space at the West Memorial Place Property (or any material portion thereof), or vacate or abandon its Lease Sweep Space, (iii) upon any monetary default or other material, non-monetary default (in either case, after giving effect to any applicable notice and cure periods set forth in the applicable lease) under a Lease Sweep Lease by the tenant thereunder, (iv) the occurrence of a Lease Sweep Tenant Party Insolvency Proceeding (as defined below); or (v) the tenant either (a) lists for subleasing or actually sublets, in either case, 50% or more of its Lease Sweep Space or (b) gives notice that it intends to list for subleasing or intends to sublet 50% or more of its Lease Sweep Space.

A Lease Sweep Period will expire upon the first to occur of (a) the entirety of the applicable Lease Sweep Space is leased pursuant to an acceptable replacement lease and, subject to the lender’s judgment, sufficient funds have been accumulated in the lease sweep reserve to cover anticipated leasing expenses, free rent periods and/or rent abatement periods as well as any shortfalls in required payments or operating expenses as a result of any anticipated down time prior to the commencement of payments under an acceptable replacement lease, (b) if the Lease Sweep Period is caused solely by the receipt by the borrower or property manager of notice from any tenant under a Lease Sweep Lease of its intent to effect any of the events or actions described in clauses (i) through (v) above, the lender receives evidence that the related tenant rescinded in writing such previous notice, (c) with respect to a Lease Sweep Period caused solely by clause (ii) above (other than giving notice of such events), the tenant under the Lease Sweep Lease resumes actual physical occupancy and operation of business in all or substantially all of its Lease Sweep Space, (d) with respect to a Lease Sweep Period caused solely by clause (iii) above, the date on which the subject default has been cured, (e) with respect to a Lease Sweep Period caused solely by clause (iv) above either (I) the applicable Lease Sweep Tenant Party Insolvency Proceeding has terminated prior to any rejection of the Lease Sweep Lease (or the related guaranty, as applicable) and/or the applicable Lease Sweep Lease (or the related guaranty, as applicable) has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender or (II) the applicable Lease Sweep Lease (or the related guaranty, as applicable) has been assumed and assigned to a third party in a manner reasonably satisfactory to the lender; and (f) with respect to a Lease Sweep Period caused solely by clause (v) above, the tenant under the Lease Sweep Lease delivers evidence to the lender that the applicable sublease has been terminated.

A “Lease Sweep Lease” means (i) the Technip lease or (ii) any replacement lease that, either individually, or when taken together with any other lease with the same tenant or its affiliates, and assuming the exercise of all expansion rights and all preferential rights to lease additional space contained in such lease, covers all or substantially all of the initial Lease Sweep Space.

A “Lease Sweep Space” means the space demised under the applicable Lease Sweep Lease.

A “Lease Sweep Tenant Party Insolvency Proceeding” means (a) the admission in writing by any Lease Sweep Tenant Party (as defined below) of its inability to pay its debts generally, the making of a general assignment for the benefit of creditors, the instituting by the Lease Sweep Tenant Party of any proceeding seeking to adjudicate it insolvent or seeking a liquidation or dissolution, the commencement by any Lease Sweep Tenant Party of a case or other proceeding naming it as debtor under any insolvency law or the instituting of a case or other proceeding against or with respect to any Lease Sweep Tenant Party under any insolvency law, (b) the instituting of any proceeding against or with respect to any applicable party seeking liquidation of its assets or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of it or the whole or any substantial part of its properties or assets or the taking of any corporate, partnership or limited liability company action in furtherance of any of the foregoing or (c) any Lease Sweep Tenant Party is the subject of a bankruptcy action.

A “Lease Sweep Tenant Party” means a tenant under a Lease Sweep Lease or any guarantor of any Lease Sweep Lease.

Release of Property. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
40

Office – Suburban	Loan #3	Cut-off Date Balance:	$65,000,000
15375 and 15377 Memorial Drive	West Memorial Place	Cut-off Date LTV:	56.4%
Houston, TX 77079		UW NCF DSCR:	1.42x
		UW NOI Debt Yield:	10.6%

Terrorism and Windstorm Insurance. The borrower is required to obtain and maintain property insurance for 100% of full replacement cost and business interruption insurance for 18 months plus a 12-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

Additionally, at origination of the West Memorial Place Whole Loan, the borrower’s existing blanket coverage provides for a named windstorm sublimit of $100,000,000, which is less than the original principal balance of the West Memorial Place Mortgage Loan and the total insurable value of the West Memorial Place Property. Under the West Memorial Place Mortgage Loan documents, the borrower is required to, upon the earlier of (x) the policy renewal date (and each policy renewal date thereafter) or (y) 60 days following closing of the West Memorial Place Mortgage Loan, (a) deliver or cause to be delivered to lender and its insurance consultant, a blanket portfolio named wind-storm modeling report (a “Portfolio Report”) together with a single-asset collateral named wind-storm modeling report (a “Standalone Report”) prepared by a third party firm qualified to perform such risk analysis and utilizing the most current RMS software or its equivalent, in each case, in form and substance acceptable to lender and the rating agencies, each in its sole discretion and (b) obtain and maintain named windstorm coverage with a limit that is equal to at least the probable maximum loss for the 10,000 year return period based on the Portfolio Report or the Standalone Report. The borrower’s failure to comply with the foregoing requirements results in an event of default and until the required named windstorm coverage is obtained, the West Memorial Place Mortgage Loan documents provide for a loss carveout for any amounts incurred after the occurrence of a named windstorm event in excess of any in-place insurance policy sublimit. See “Description of the Mortgage Pool—Insurance Considerations” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
41

Multifamily – Student Housing	Loan #4	Cut-off Date Balance:	$65,000,000
Various	Westwood Multifamily Portfolio	Cut-off Date LTV:	62.7%
Los Angeles, CA 90024		U/W NCF DSCR:	1.31x
		U/W NOI Debt Yield:	8.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
42

Multifamily – Student Housing	Loan #4	Cut-off Date Balance:	$65,000,000
Various	Westwood Multifamily Portfolio	Cut-off Date LTV:	62.7%
Los Angeles, CA 90024		U/W NCF DSCR:	1.31x
		U/W NOI Debt Yield:	8.5%

Westwood Multifamily Portfolio
1 411 Kelton Avenue Los Angeles, CA
2 415 Gayley Avenue Los Angeles, CA
3 705 Gayley Avenue Los Angeles, CA
4 555 Levering Avenue Los Angeles, CA
5 555 Kelton Avenue Los Angeles, CA
6 10954 Roebling Avenue Los Angeles, CA
7 406 Veteran Avenue Los Angeles, CA
8 467 Midvale Avenue Los Angeles, CA
9 461 Midvale Avenue Los Angeles, CA
SANTA MONICA MTS.
Bel Air
Bel-Air Country Club
Sunset Blvd
Holmby Hills
Spieker Aquatic Center
Wallis Annenberg Stadium
The Fowler Museum
Royce Hall
UCLA School of Law
Drake Stadium
University of California - Los Angeles
Schoenberg Hall
Pauley Pavilion
UCLA Planetarium
Southern Reg. Library Facility
LOS ANGELES
Luxe Sunset Blvd. Hotel
405
Montana Ave
Veteran Ave
Landfair Ave
Gayley Ave
Hilgard Ave
Charles E. Young Dr.
Westwood
Brentwood Glen
David Geffen School of Medicine at UCLA
Mildred E. Mathias Botanical Garden
Kelton Ave
Levering Ave
Ronald Reagan UCLA Med. Center
Le Conte Ave
W. Los Angeles-West Beverly Hills
Geffen Playhouse
San Diego Fwy
LOS ANGELES NATIONAL CEMETERY
WESTWOOD VILLAGE
Westwood Blvd
Lindbrook Dr
Jackie Robinson Stadium
Hammer Museum
METRO D LINE
Kimpton Hotel Palomar LA-Beverly Hills
Westwood Village Square
Veterans Welcome Center
Wilshire Blvd
WESTWOOD/UCLA
Consulate General of the Czech Republic
LOS ANGELES COUNTY
Federal Building
Brentwood Gardens Plaza
Wadsworth Theatre
METRO
San Vicente Blvd
WESTWOOD VA HOSPITAL
Westwood Park
Westwood Center
Barrington Ave
West Los Angeles VA Medical Center
Sepulveda Blvd
Ohio Ave
Brentwood
West Los Angeles
Santa Monica Blvd
Plaza West
Westwood Court
Landmark's Nuart Theatre
Wilshire Blvd
Burbank
Glendale
Pasadena
Arcadia
LOS ANGELES
El Monte
Alhambra
Santa Monica
Montebello
Pico Rivera
Florence
South Gate
Inglewood
Lynwood
Downey
Whittier
Hawthorne
Compton
Norwalk
Torrance
Lakewood
Carson
LONG BEACH
Pacific Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
43

Mortgage Loan No. 4 – Westwood Multifamily Portfolio
Mortgage Loan Information	Property Information
Mortgage Loan Seller:	BANA	Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s/MDBRS):	NR/NR/NR	Location:	Los Angeles, CA 90024
Original Balance:	$65,000,000	General Property Type:	Multifamily
Cut-off Date Balance:	$65,000,000	Detailed Property Type(3):	Student Housing
% of Initial Pool Balance:	7.6%	Title Vesting:	Fee
Loan Purpose(1):	Acquisition/Refinance	Year Built/Renovated(5):	Various/Various
Borrower Sponsors:	Dr. Jason Roostaeian, MD and	Size(3)(5):	200 Units
Linda Roostaeian	Cut-off Date Balance per Unit:	$325,000
Guarantors:	Dr. Jason Roostaeian, MD and	Maturity Date Balance per Unit:	$325,000
Linda Roostaeian	Property Manager:	ARRT LLC
Mortgage Rate:	6.3320%	(borrower-related)
Note Date:	4/7/2026	Underwriting and Financial Information
Maturity Date:	5/1/2031	UW NOI:	$5,529,697
Term to Maturity:	60 months	UW NCF:	$5,469,697
Amortization Term:	0 months	UW NOI Debt Yield:	8.5%
IO Period:	60 months	UW NCF Debt Yield:	8.4%
Seasoning:	1 month	UW NOI Debt Yield at Maturity:	8.5%
Prepayment Provisions:	L(25),D(30),O(5)	UW NCF DSCR:	1.31x
Lockbox/Cash Mgmt Status:	Soft/Springing	Most Recent NOI(4):	$5,051,727 (1/31/2026 TTM)
Additional Debt Type:	NAP	2nd Most Recent NOI(4):	$5,056,301 (12/31/2025)
Additional Debt Balance:	NAP	3rd Most Recent NOI(4):	$5,091,940 (12/31/2024)
Future Debt Permitted (Type):	No (NAP)	Most Recent Occupancy(5):	97.0% (Various)
2nd Most Recent Occupancy:	96.8% (12/31/2025)
Reserves(2)	3rd Most Recent Occupancy:	94.6% (12/31/2024)
Type	Initial	Monthly	Cap	Appraised Value (as of)(6):	$103,750,000 (1/27/2026)
RE Taxes:	$204,965	$102,482	NAP	Appraised Value per Unit:	$518,750
Insurance:	$23,429	$23,429	NAP	Cut-off Date LTV Ratio:	62.7%
Replacement Reserve:	$0	$5,000	NAP	Maturity Date LTV Ratio:	62.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$65,000,000	100.0%	Purchase Price(1):	$51,801,428	79.7%
			Loan Payoff(1):	$10,460,810	16.1%
			Closing Costs(7):	$2,354,982	3.6%
			Upfront Reserves:	$228,394	0.4%
			Return of Equity:	$154,387	0.2%
Total Sources:	$65,000,000	100.0%	Total Uses:	$65,000,000	100.0%

(1)	The borrower sponsors are refinancing five out of the nine Westwood Multifamily Portfolio Properties (as defined below) (406 Veteran Avenue, 461 Midvale Avenue, 467 Midvale Avenue, 705 Gayley Avenue and 10954 Roebling Avenue) and acquiring the remaining four Westwood Multifamily Portfolio Properties (411 Kelton Avenue, 415 Gayley Avenue, 555 Levering Avenue and 555 Kelton Avenue).
(2)	See “Escrows and Reserves” below for further discussion of reserve information.
(3)	The Westwood Multifamily Portfolio Properties operate as conventional multifamily assets with leases structured by the apartment unit rather than by the bed. Given the proximity to University of California, Los Angeles (“UCLA”), the Westwood Multifamily Portfolio Properties are mostly leased to UCLA students on a per-unit basis.
(4)	Historical financials exclude 406 Veteran Avenue as the property was acquired in September 2025.
(5)	See “The Properties” section below.
(6)	The appraisals for the Westwood Multifamily Portfolio Properties also concluded a land value of $58,700,000, which would result in a cut-off date loan to land value ratio of 90.3%.
(7)	Closing costs include $1,625,000 of rate buy down costs.

The Mortgage Loan. The fourth largest mortgage loan (the “Westwood Multifamily Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $65,000,000 and secured by the fee interests in nine multifamily properties located in Los Angeles, California (the “Westwood Multifamily Portfolio Properties”).

The Borrowers and the Borrower Sponsors. The borrowers are 411 Kelton Apts LP, 415 Gayley Apts LP, 467 Midvale Apts LP, 555 Kelton Apts LP, 555 Levering Apts LP, Gayley Investments, L.P., Midvale Apts LP, Roebling Investments LP and Veteran Apts LLC, each a California limited liability company or limited partnership and single purpose entity. The borrower sponsors and non-recourse carveout guarantors are Dr. Jason Roostaeian, MD and Linda Roostaeian.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
44

Multifamily – Student Housing	Loan #4	Cut-off Date Balance:	$65,000,000
Various	Westwood Multifamily Portfolio	Cut-off Date LTV:	62.7%
Los Angeles, CA 90024		U/W NCF DSCR:	1.31x
		U/W NOI Debt Yield:	8.5%

Dr. Jason Roostaeian is a board-certified plastic surgeon and clinical professor at UCLA, where he maintains a full-time clinical and academic practice. In addition to his medical career, Dr. Roostaeian is involved in real estate investment and management, participating in a family-owned multifamily portfolio located in the North Village/Westwood area of Los Angeles. Dr. Roostaeian's involvement includes acquisition support, redevelopment planning, and ongoing oversight in coordination with family members.

Linda Roostaeian has over 21 years of experience managing multifamily properties in North Village Westwood. Mrs. Roostaeian oversees a family-run portfolio, handling all aspects of the day-to-day operations. Mrs. Roostaeian actively participates in UCLA's annual housing fair and maintains regular engagement with UCLA Board of Regents. Mrs. Roostaeian has been a member of Apartment Association of Greater Los Angeles for two decades and specializes in high-demand, campus-adjacent housing, consistently attracting tenants through strong relationships with UCLA students, including fraternity and sorority networks. The portfolio for the borrower sponsors includes 13 properties with an estimated market value of approximately $106 million and real estate equity of approximately $64 million.

The Properties. The Westwood Multifamily Portfolio Properties consist of a total of 200 units across nine multifamily properties, located within the Westwood neighborhood of Los Angeles, California, all within two miles of each other and directly adjacent to UCLA. The Westwood Multifamily Portfolio Properties were built between 1941 to 2020 and are 97.0% occupied as of March 2026, with average in-place rents of $3,336 per unit. The Westwood Multifamily Portfolio Properties operate as conventional multifamily assets with leases structured by the apartment unit rather than by the bed. Given the proximity to UCLA, the Westwood Multifamily Portfolio Properties are mostly leased to UCLA students on a per-unit basis. The borrower sponsors have income and credit score tenant screening requirements. Parental guarantees are required on all leases.

The borrower sponsors currently own five properties (406 Veteran Avenue, 461 Midvale Avenue, 467 Midvale Avenue, 705 Gayley Avenue and 10954 Roebling Avenue) that were acquired between 2003 and 2025 for a total purchase price of approximately $22.3 million. In conjunction with the Westwood Multifamily Portfolio Mortgage Loan, the borrower sponsors acquired four properties (411 Kelton Avenue, 415 Gayley Avenue, 555 Levering Avenue and 555 Kelton Avenue) at a combined purchase price of $51.8 million. Each of the Westwood Multifamily Portfolio Properties has been renovated over the years.

The unit mix across the Westwood Multifamily Portfolio Properties is comprised of studio, one-bedroom, two-bedroom, three-bedroom and four-bedroom units. The number of units at each individual property ranges from six units (856 avg. SF) to 56 units (683 avg. SF), with an average of 22 units (786 avg. SF). Amenities across the Westwood Multifamily Portfolio Properties include BBQ grills, swimming pool, elevator and onsite laundry. Unit amenities include stainless steel appliances, quartz countertops, air conditioning and dual pane windows. Select units have patios/balconies, ceiling fan, fireplace and/or vaulted ceilings. Some units can be leased on a furnished basis. The Westwood Multifamily Portfolio Properties include a total of 239 parking spaces, resulting in a parking ratio of 1.2 spaces per unit. The Westwood Multifamily Portfolio Mortgage Loan does not allow for any property releases.

The following table presents certain information relating to the Westwood Multifamily Portfolio Properties, which are presented in descending order of their Appraised Value:

Portfolio Summary
Property Name Address	Year Built / Renovated	# of Units(1)	Avg SF(1)	% Occupied(1)	Average In-Place Rent(1)(2)	Appraised Value(3)	% of Portfolio Appraised Value	UW NCF(4)	% of Portfolio UW NCF(4)	Year Acquired(3)
411 Kelton Avenue 411 Kelton Avenue	1967/2005	56	683	100.0%	$2,755	$23,500,000	22.7%	$3,489,791	63.8%	2026
415 Gayley Avenue 415 Gayley Avenue	1963/NAP	42	786	95.2%	$2,900	$20,100,000	19.4%	$0	0.0%	2026
705 Gayley Avenue 705 Gayley Avenue	2020/NAP	12	1,148	83.3%	$8,255	$14,000,000	13.5%	$708,673	13.0%	2003
555 Levering Avenue 555 Levering Avenue	1962/NAP	33	690	100.0%	$2,510	$12,000,000	11.6%	$0	0.0%	2026
555 Kelton Avenue 555 Kelton Avenue	1962/NAP	22	753	100.0%	$2,877	$9,300,000	9.0%	$0	0.0%	2026
10954 Roebling Avenue 10954 Roebling Avenue	1941/NAP	8	1,325	100.0%	$6,396	$8,400,000	8.1%	$406,135	7.4%	2015
406 Veteran Avenue 406 Veteran Avenue	1963/NAP	15	785	86.7%	$2,946	$7,600,000	7.3%	$372,035	6.8%	2025
467 Midvale Avenue 467 Midvale Avenue	1947/NAP	6	856	100.0%	$4,917	$4,450,000	4.3%	$242,387	4.4%	2021
461 Midvale Avenue 461 Midvale Avenue	1947/NAP	6	893	100.0%	$4,883	$4,400,000	4.2%	$250,677	4.6%	2021
Total/Wtd. Avg.		200	786	97.0%	$3,336	$103,750,000	100.0%	$5,469,697	100.0%

(1)	Based on the borrower rent rolls dated March 6, 2026 and March 9, 2026.
(2)	Average In-Place Rent is based on occupied units.
(3)	Source: Appraisals.
(4)	411 Kelton Avenue UW NCF includes the total income and expenses for all four of the properties being acquired (411 Kelton Avenue, 415 Gayley Avenue, 555 Levering Avenue, and 555 Kelton Avenue).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
45

Multifamily – Student Housing	Loan #4	Cut-off Date Balance:	$65,000,000
Various	Westwood Multifamily Portfolio	Cut-off Date LTV:	62.7%
Los Angeles, CA 90024		U/W NCF DSCR:	1.31x
		U/W NOI Debt Yield:	8.5%

The following table presents certain information relating to the unit mix at the Westwood Multifamily Portfolio Properties:

Unit Mix(1)
Unit Mix / Type	Units	Occupied Units	% Occupied	Average SF per Unit	Total SF	Monthly Average Rent per Unit(2)	Monthly Average Market Rent per Unit(3)
Studio	24	24	100.0%	506	12,150	$2,270	$2,281
1 BR	114	112	98.2%	706	80,524	$2,661	$2,711
2 BR	40	38	95.0%	952	38,060	$3,892	$4,068
3 BR	13	11	84.6%	1131	14,701	$6,520	$6,033
4 BR	9	9	100.0%	1313	11,815	$8,339	$8,394
Total/Wtd. Avg.	200	194	97.0%	786	157,250	$3,336	$3,402

(1)	Based on the borrower rent rolls dated March 6, 2026 and March 9, 2026.
(2)	Monthly Average Rent per Unit is based on occupied units.
(3)	Source: Appraisals.

The Market. The Westwood Multifamily Portfolio Properties are located in the Westwood neighborhood of Los Angeles, California within the Los Angeles-Long Beach-Anaheim metropolitan statistical area. The Westwood Multifamily Portfolio Properties are situated adjacent to UCLA and are proximate to Interstate 10 and Interstate 405. The Westwood neighborhood lies approximately 10 miles west of Downtown Los Angeles and is bounded by Sunset Boulevard to the north, Beverly Hills to the east, Santa Monica Boulevard to the south, and Sepulveda Boulevard to the west. Major employers in the region include Los Angeles International Airport (45,000 employees), UCLA Health System (35,543 employees), UCLA Community Based Learning (30,000 employees), UCLA (27,489 employees) and the National Institutes of Health (20,000 employees).

UCLA is a primary economic and demand driver for the immediate area. UCLA reported total enrollment of approximately 49,000 students for the 2025–2026 academic year, with approximately 40% of students residing off campus, creating consistent demand for nearby rental housing. The university plans to increase enrollment by approximately 6.3% by 2029. The Westwood Multifamily Portfolio Properties are located within the Los Angeles multifamily market and the Beverly Hills/Century City/UCLA multifamily submarket. As of the first quarter of 2026, the Los Angeles multifamily market had a total inventory of approximately 1.06 million units, a vacancy rate of 5.7% and average asking rental rate of $2,326 per unit. As of the first quarter of 2026, the Beverly Hills/Century City/UCLA multifamily submarket had a total inventory of 42,267 units, a vacancy rate of 7.0% and an average asking rental rate of $3,392 per unit. According to the borrower sponsor, there is one multifamily project currently in lease-up and one additional development in the pipeline, together expected to deliver approximately 711 beds over the next three years.

According to the 411 Kelton Avenue appraisal, the 2025 population within a one-, three- and five-mile radius of the Westwood Multifamily Portfolio Properties was 33,614, 181,675 and 479,089, respectively. The 2025 median household income within the same radii was $63,870, $128,861, and $122,937, respectively.

The following table presents information regarding certain competitive properties to the Westwood Multifamily Portfolio Properties:

Competitive Rental Properties Summary
Property Name/Location	Year Built / Renovated	Avg. SF	Total Occupancy	Number of Units	Rental Rate Range	Distance to Subject
Westwood Multifamily Portfolio Various Los Angeles, CA	Various / Various	786(1)	97.0%(1)	200(1)	Studio - $2,270(1) 1BR - $2,661(1) 2BR - $3,892(1) 3BR - $6,520(1) 4BR - $8,339(1)	-
520 Kelton Avenue Los Angeles, CA	1972 / NAP	1BR - 674	98.0%	54	1BR - $2,795	< 10.0 miles
508 Midvale Avenue Los Angeles, CA	1952 / NAP	1,000	93.0%	14	2BR - $3,700	< 10.0 miles
440 Veteran Avenue Los Angeles, CA	1970 / NAP	1,063	97.0%	31	2BR - $4,000	< 10.0 miles
11028 Strathmore Drive Los Angeles, CA	1953 / NAP	550	93.0%	14	2BR - $3,550	< 10.0 miles
445 Landfair Avenue Los Angeles, CA	1988 / NAP	750	95.0%	22	1BR - $2,695	< 10.0 miles
628-638 Levering Avenue Los Angeles, CA	1963 / NAP	600	92.0%	12	1BR - $2,550	< 10.0 miles

Source: Appraisals.

(1)	Based on the borrower rent rolls dated March 6, 2026 and March 9, 2026.

Appraisal. According to the individual appraisals with a valuation as-of date of January 27, 2026, the Westwood Multifamily Portfolio Properties had an aggregate “as-is” value of $103,750,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
46

Multifamily – Student Housing	Loan #4	Cut-off Date Balance:	$65,000,000
Various	Westwood Multifamily Portfolio	Cut-off Date LTV:	62.7%
Los Angeles, CA 90024		U/W NCF DSCR:	1.31x
		U/W NOI Debt Yield:	8.5%

Environmental Matters. According to the Phase I environmental site assessments dated February 4, 2026 and February 5, 2026, there was no evidence of any recognized environmental conditions at the Westwood Multifamily Portfolio Properties.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Westwood Multifamily Portfolio Properties:

Cash Flow Analysis
	2023	2024	2025	1/31/2026 TTM	UW	UW Per Unit
Gross Potential Rent(1)	$7,432,826	$7,426,240	$7,371,953	$7,374,452	$7,966,680	$39,833
Concessions	($275,716)	($67,370)	($109,754)	($109,754)	($109,754)	($549)
Vacancy/Credit Loss	($482,671)	($388,202)	($259,484)	($265,414)	($398,334)	($1,992)
Other Income	$533,036	$532,212	$564,160	$561,237	$563,419	$2,817
Effective Gross Income	$7,207,475	$7,502,880	$7,566,875	$7,560,521	$8,022,011	$40,110

Real Estate Taxes	$1,092,568	$1,123,950	$1,141,754	$1,142,660	$1,212,606	$6,063
Insurance	$128,810	$138,678	$143,937	$143,574	$255,590	$1,278
Other Operating Expenses	$1,254,173	$1,148,312	$1,224,883	$1,222,560	$1,024,117	$5,121
Total Operating Expenses	$2,475,551	$2,410,940	$2,510,574	$2,508,794	$2,492,314	$12,462

Net Operating Income	$4,731,924	$5,091,940	$5,056,301	$5,051,727	$5,529,697	$27,648
Replacement Reserves	$0	$0	$0	$0	$60,000	$300
Net Cash Flow	$4,731,924	$5,091,940	$5,056,301	$5,051,727	$5,469,697	$27,348

Occupancy	93.4%	94.6%	96.8%	97.0%(2)	94.9%(3)
NOI DSCR	1.13x	1.22x	1.21x	1.21x	1.33x
NCF DSCR	1.13x	1.22x	1.21x	1.21x	1.31x
NOI Debt Yield	7.3%	7.8%	7.8%	7.8%	8.5%
NCF Debt Yield	7.3%	7.8%	7.8%	7.8%	8.4%

(1)	UW Gross Potential Rent is based on the borrower rent rolls dated between January 2026 and February 2026. Historical financials exclude 406 Veteran Avenue as the property was acquired in September 2025.
(2)	Represents occupancy based on the borrower rent rolls dated March 6, 2026 and March 9, 2026.
(3)	Based on an economic vacancy of 5.1%.

Escrows and Reserves. At origination of the Westwood Multifamily Portfolio Mortgage Loan, the borrowers deposited into escrow (i) approximately $204,965 for real estate taxes and (ii) approximately $23,429 for insurance.

Real Estate Taxes – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $102,482.

Insurance – If there is no approved blanket policy in place, the borrowers are required to escrow 1/12th of the annual estimated insurance payments on a monthly basis, which currently equates to approximately $23,429. A blanket policy was not in place at origination of the Westwood Multifamily Portfolio Mortgage Loan.

Replacement Reserve – On a monthly basis, the borrowers are required to escrow approximately $5,000 for replacement reserves.

Lockbox and Cash Management. The Westwood Multifamily Portfolio Mortgage Loan is structured with a soft lockbox and springing cash management. The borrowers are required to establish a lockbox account for the benefit of the lender, into which all rents and other revenue from the Westwood Multifamily Portfolio Properties are required to be deposited by the borrowers or property manager within one business day of receipt. During a Cash Sweep Period (as defined below), all funds in the lockbox account are required to be transferred to the lender-controlled cash management account on each business day and disbursed in accordance with the Westwood Multifamily Portfolio Mortgage Loan documents. Also, during a Cash Sweep Period, all excess cash is required to be collected by the lender and held as additional security for the Westwood Multifamily Portfolio Mortgage Loan.

A “Cash Sweep Period” will commence upon the earliest of the following: (i) the occurrence of an event of default under the Westwood Multifamily Portfolio Mortgage Loan documents, (ii) the debt service coverage ratio for the Westwood Multifamily Portfolio Mortgage Loan being less than 1.15x or (iii) beginning with June 30, 2027, the pre-leasing for the upcoming school year is less than 85% as of June 30 of such year and will be cured when (A) with regard to clause (i) above, upon the cure of such event of default, (B) with regard to clause (ii) above, upon the debt service coverage ratio for the Westwood Multifamily Portfolio Mortgage Loan being greater than or equal to 1.15x for two consecutive calendar quarters and (C) with regard to clause (iii) above, upon such time as the actual leased occupancy percentage is at least 85% for two consecutive months.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
47

Multifamily – Student Housing	Loan #4	Cut-off Date Balance:	$65,000,000
Various	Westwood Multifamily Portfolio	Cut-off Date LTV:	62.7%
Los Angeles, CA 90024		U/W NCF DSCR:	1.31x
		U/W NOI Debt Yield:	8.5%

Release of Property. None.

Terrorism Insurance. The borrowers are required to obtain and maintain property insurance in an amount equal to the full replacement cost of the Westwood Multifamily Portfolio Properties and is required to obtain and maintain business interruption insurance for 18 months plus a six-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism; provided that if the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) or a subsequent statute is in effect and covers both foreign and domestic acts of terror, the provisions of TRIPRA will determine the acts of terrorism for which coverage will be required. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
48

Self Storage – Self Storage	Loan #5	Cut-off Date Balance:	$63,500,000
Various	Storage of America Portfolio 2	Cut-off Date LTV:	68.6%
Various, Various		UW NCF DSCR:	1.28x
		UW NOI Debt Yield:	8.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
49

Self Storage – Self Storage	Loan #5	Cut-off Date Balance:	$63,500,000
Various	Storage of America Portfolio 2	Cut-off Date LTV:	68.6%
Various, Various		UW NCF DSCR:	1.28x
		UW NOI Debt Yield:	8.0%

Eldridge
Bettendorf
DAVENPORT
IOWA
Rock Island
East Moline
Moline
Silvis
Buffalo
ILLINOIS
Milan
Coal Valley

Midland
Bay City
Saginaw
Caro
Sandusky
Frankenmuth
Chesaning
Flint
Lapeer
Burton
Saint Johns
Kimball
Port Huron
Lansing
East Lansing
Richmond
Rochester Hills
Pontiac
Troy
Sterling Hts.
Brighton
Southfield
Novi
Livonia
Ann Arbor
DETROIT
Dearborn
WINDSOR
Jackson
LaSalle
ONTARIO
Trenton
Hillsdale
Dundee
Lake Erie
Lake Huron
Lake St. Clair

Windfall City
Summitville
Gaston
Eaton
Elwood
Orestes
Alexandria
Frankton
Yorktown
Muncie
Cicero
Daleville
Anderson
Lapel
Middletown
Noblesville
Pendleton
Ingalls
Markleville
Sulphur Springs
Fishers
Fortville
INDIANAPOLIS
McCordsville
Kennard
New Castle
Shirley
Lawrence

Hazelwood
Florissant
Spanish Lake
Edwardsville
Ferguson
Maryland Heights
Granite City
Overland
University City
ST. LOUIS
Collinsville
ILLINOIS
Creve Coeur
Clayton
East St. Louis
Fairview Heights
O'Fallon
Webster Groves
Kirkwood
MISSOURI
Cahokia
Sauget
Crestwood
Affton
Belleville
Dupo
Concord
Oakville
Arnold
Columbia
Freeburg

Ann Arbor
DETROIT
WINDSOR
ONTARIO
MICHIGAN
Lake Erie
Erie
Ashtabula
TOLEDO
Euclid
CLEVELAND
Oregon
Fremont
Lorain
PA
FORT WAYNE
Findlay
AKRON
Medina
Youngstown
Lima
Mansfield
Massillon
Louisville
IN
OHIO
PITTSBURGH
Marysville
Mount Vernon
COLUMBUS
Zanesville
Cambridge
Clayton
Wheeling
DAYTON
Fairborn
Circleville
Lancaster
Marietta
Morgantown
Hamilton
Chillicothe
CINCINNATI
Covington
Athens
Parkersburg
Portsmouth
WEST VIRGINIA
Frankfort
KENTUCKY
Huntington
Charleston

Storage of America Portfolio 2

1	SOA - Range Road	Kimball, MI
2	SOA - Akron Main	Akron, OH
3	SOA - Moline	Moline, IL
4	SOA - Gustine	St. Louis, MO
5	SOA - Oak Harbor	Fremont, OH
6	SOA - Dort Hwy	Flint, MI
7	SOA - Rock Island	Rock Island, IL
8	SOA - Broadway 1 & 2	Anderson, IN
9	SOA - Chestnut	Anderson, IN
10	SOA - Kitridge	Dayton, OH

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
50

Mortgage Loan No. 5 – Storage of America Portfolio 2
Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s/MDBRS):	NR/NR/NR			Location(2):	Various, Various
Original Balance:	$63,500,000			General Property Type:	Self Storage
Cut-off Date Balance:	$63,500,000			Detailed Property Type:	Self Storage
% of Initial Pool Balance:	7.5%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated(2):	Various/Various
Borrower Sponsor:	Storage of America			Size(2):	1,335,997 SF
Guarantor:	Robert B. Walker			Cut-off Date Balance PSF:	$48
Mortgage Rate:	6.0070%			Maturity Date Balance PSF:	$48
Note Date:	3/12/2026			Property Manager:	Storage of America LLC (borrower-
Maturity Date:	4/1/2031				related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$5,084,575
IO Period:	60 months			UW NCF:	$4,950,971
Seasoning:	2 months			UW NOI Debt Yield:	8.0%
Prepayment Provisions:	L(26),D(27),O(7)			UW NCF Debt Yield:	7.8%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	8.0%
Additional Debt Type:	NAP			UW NCF DSCR:	1.28x
Additional Debt Balance:	NAP			Most Recent NOI:	$5,160,650 (12/31/2025)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$5,292,476 (12/31/2024)
				3rd Most Recent NOI:	$4,072,127 (12/31/2023)
				Most Recent Occupancy(3):	57.3% (Various)
Reserves(1)				2nd Most Recent Occupancy:	78.4% (12/31/2025)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	80.4% (12/31/2024)
RE Taxes:	$238,147	$64,575	NAP	Appraised Value (as of)(4):	$92,610,000 (Various)
Insurance:	$108,561	$37,290	NAP	Appraised Value PSF:	$69
Replacement Reserve:	$2,900,000	$11,134	NAP	Cut-off Date LTV Ratio:	68.6%
Immediate Repairs Reserve:	$275,121	$0	NAP	Maturity Date LTV Ratio:	68.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$63,500,000	100.0%	Existing Debt:	$54,293,886	85.5%
			Equity Recapture:	$4,461,750	7.0%
			Upfront Reserves:	$3,521,828	5.5%
			Closing Costs:	$1,222,535	1.9%
Total Sources:	$63,500,000	100.0%	Total Uses:	$63,500,000	100.0%

(1)	See “Escrows and Reserves” section below for further discussion of reserve information.
(2)	See “The Properties” section below for additional details for the Storage of America Portfolio 2 Properties (as defined below).
(3)	The SOA - Gustine property includes 105,185 SF of self storage space, 23,600 SF of covered parking space and 403,939 SF of commercial space and is 30.7% occupied on all spaces. The SOA - Gustine property has an occupancy of 72.4% for the total self storage and parking spaces (128,785 SF) and an occupancy of 17.4% for the commercial space (403,939 SF). There is approximately 242,605 SF of industrial commercial warehouse space on the third floor of the SOA - Gustine property which was partially occupied until 2024. According to the borrower sponsor, the space is currently under lease negotiations. The occupancy for the Storage of America Portfolio 2 Properties, excluding the commercial space for the SOA - Gustine property, is 74.6%.
(4)	Individual appraisal dates for the Storage of America Portfolio 2 Properties range from November 13, 2025 to January 27, 2026.

The Mortgage Loan. The fifth largest mortgage loan (the “Storage of America Portfolio 2 Mortgage Loan”) is evidenced by three promissory notes in the aggregate principal amount of $63,500,000 and secured by a first priority mortgage encumbering the fee interests in 10 self storage properties located in Ohio, Michigan, Illinois, Indiana and Missouri (the “Storage of America Portfolio 2 Properties”).

The Borrowers and the Borrower Sponsor. The borrowers are SOA Broadway LLC and SOA Chestnut LLC, each an Indiana limited liability company, SOA Akron Main LLC, SOA Dort LLC, SOA Gustine LLC, SOA Kitridge LLC, SOA Port Huron, LLC, SOA Rock Island LLC and SOA Broadway 2 LLC, each a Utah limited liability company, SOA Moline LLC, an Illinois limited liability company, and SOA Oak Harbor LLC, an Ohio limited liability company. Each borrower is a single purpose entity with two independent directors. The non-recourse carveout guarantor is Robert B. Walker and the borrower sponsor is Storage of America.

Robert B. Walker founded Storage of America in 2003 and is a self-storage developer and operator based in Salt Lake City, Utah. Mr. Walker’s previous real estate experience includes establishing Walker International Capital in 1990, a privately held real estate firm, for the purpose of acquiring distressed commercial real estate from major financial and government institutions. Since 1990, Walker International Capital and related entities have acquired more than 700 properties. Storage of America’s current portfolio value is approximately $250 million across more than 30 projects and 20 sites under development, representing approximately three million SF and 17,000 storage units. Storage of America properties are located across the Midwest states of Illinois, Indiana, Michigan, Ohio, and Missouri.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
51

Self Storage – Self Storage	Loan #5	Cut-off Date Balance:	$63,500,000
Various	Storage of America Portfolio 2	Cut-off Date LTV:	68.6%
Various, Various		UW NCF DSCR:	1.28x
		UW NOI Debt Yield:	8.0%

The Properties. The Storage of America Portfolio 2 Properties are comprised of 10 self storage properties, totaling 1,335,997 SF, located in Missouri (one property, 39.9% of NRA), Ohio (three properties, 19.9% of NRA), Illinois (two properties, 15.5% of NRA), Michigan (two properties, 14.0% of NRA) and Indiana (two properties, 10.8% of NRA). Built between 1904 and 1993, the Storage of America Portfolio 2 Properties range in size from 56,511 SF to 532,724 SF. The Storage of America Portfolio 2 Properties consist of 7,886 units comprised of 7,462 self storage units (823,200 SF), 351 parking units, and 73 office/commercial units (484,697 SF). Amenities at the Storage of America Portfolio 2 Properties include exterior lighting, keypad entry, perimeter fencing, individual door alarms, on-site manager, video cameras, electronic gates, and a loading bay. The borrower sponsor acquired each of the Storage of America Portfolio 2 Properties between 2016 and 2019. Nine of the 10 Storage of America Portfolio 2 Properties were converted from their original use to their existing use as self storage facilities.

As of December 31, 2025 and January 27, 2026, the Storage of America Portfolio 2 Properties were 57.3% occupied by SF. The SOA - Gustine property includes 105,185 SF of self storage space, 23,600 SF of covered parking space and 403,939 SF of commercial space and is 30.7% occupied on all spaces. The SOA - Gustine property has an occupancy of 72.4% for the total self storage and parking spaces (128,785 SF) and an occupancy of 17.4% for the commercial space (403,939 SF). There is approximately 242,605 SF of industrial commercial warehouse space on the third floor of the SOA - Gustine property which was partially occupied until 2024. According to the borrower sponsor, the space is currently under lease negotiations. The occupancy for the Storage of America Portfolio 2 Properties, excluding the commercial space for the SOA - Gustine property, is 74.6%.

The following table presents certain information relating to the Storage of America Portfolio 2 Properties, which are presented in descending order of allocated loan amounts:

Portfolio Summary
Property Name Address	Year Built/ Renovated	Allocated Mortgage Loan Amount (“ALA”)	% of Mortgage ALA	Appraised Value(1)	% of Portfolio Appraised Value	UW NCF	% of Portfolio UW NCF
SOA - Range Road 1661 Range Road Kimball, MI 48074	1992/2016	$12,325,000	19.4%	$17,200,000	18.6%	$1,014,077	20.5%
SOA - Akron Main 1977 Buchholzer Boulevard Akron, OH 44310	1966/2019	$9,400,000	14.8%	$12,800,000	13.8%	$838,761	16.9%
SOA - Moline 2000 and 2200 36th Avenue Moline, IL 61265	1963/2018	$8,100,000	12.8%	$10,910,000	11.8%	$629,234	12.7%
SOA - Gustine 4327 Gustine Avenue St. Louis, MO 63116	1954/2018	$6,500,000	10.2%	$10,750,000	11.6%	$437,558	8.8%
SOA - Oak Harbor 1825 Oak Harbor Road Fremont, OH 43420	1993/2020	$6,325,000	10.0%	$9,230,000	10.0%	$516,549	10.4%
SOA - Dort Hwy 4002 South Dort Highway Flint, MI 48507	1963/2020	$5,100,000	8.0%	$7,050,000	7.6%	$376,982	7.6%
SOA - Rock Island 2832 5th Street Rock Island, IL 61201	1966/2018	$5,000,000	7.9%	$6,690,000	7.2%	$411,783	8.3%
SOA - Broadway 1 & 2 2828 and 2940 Broadway Street Anderson, IN 46012	1980/2019	$4,850,000	7.6%	$6,370,000	6.9%	$371,543	7.5%
SOA - Chestnut 1201 East 5th Street Anderson, IN 46012	1904/2018	$3,100,000	4.9%	$6,540,000	7.1%	$159,900	3.2%
SOA - Kitridge 5041 Kitridge Road Dayton, OH 45424	1956/2020, 2023-2024	$2,800,000	4.4%	$5,070,000	5.5%	$194,583	3.9%
Total		$63,500,000	100.0%	$92,610,000	100.0%	$4,950,971	100.0%

(1)	Information obtained from the appraisals. Individual appraisal dates for the Storage of America Portfolio 2 Properties range from November 13, 2025 to January 27, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
52

Self Storage – Self Storage	Loan #5	Cut-off Date Balance:	$63,500,000
Various	Storage of America Portfolio 2	Cut-off Date LTV:	68.6%
Various, Various		UW NCF DSCR:	1.28x
		UW NOI Debt Yield:	8.0%

The following table presents certain information relating to the units at the Storage of America Portfolio 2 Properties:

Portfolio Unit Summary(1)
Property Name	SF(2)	% of SF	Occ%(3)	Total # of Units	# Climate Controlled Storage Units	# Non-climate Controlled Storage Units	# Parking Units	# Commercial/ Office Units(4)	Average Storage Unit Size (SF)(5)	Wtd. Avg. Storage Rent / Unit(5)	Market Storage Rent / Unit(5)(6)
SOA - Range Road	118,154	8.8%	80.8%	1,257	1,042	0	215	0	113	$125	$121
SOA - Akron Main	111,038	8.3%	80.2%	1,101	1,083	0	18	0	98	$114	$116
SOA - Moline	95,350	7.1%	71.8%	830	803	27	0	0	115	$127	$127
SOA - Gustine(7)	532,724	39.9%	30.7%	832	712	0	102	18	148	$136	$131
SOA - Oak Harbor	98,323	7.4%	66.2%	867	867	0	0	0	113	$110	$108
SOA - Dort Hwy	68,877	5.2%	68.0%	655	654	0	1	0	105	$103	$98
SOA - Rock Island	111,162	8.3%	90.2%	537	524	0	11	2	93	$94	$95
SOA - Broadway 1 & 2	70,707	5.3%	88.5%	657	656	0	1	0	108	$98	$101
SOA - Chestnut	73,151	5.5%	60.2%	704	648	0	3	53	85	$94	$80
SOA - Kitridge	56,511	4.2%	54.2%	446	446	0	0	0	127	$126	$139
Total/Weighted Average	1,335,997	100.0%	57.3%	7,886	7,435	27	351	73	110	$114	$112

(1)	Based on borrower rent rolls dated December 31, 2025 for nine Storage of America Portfolio 2 Properties and January 27, 2026 for the SOA - Gustine property.
(2)	SF includes 28,100 SF for covered/vehicle parking units. No SF was assigned to uncovered parking units.
(3)	Occ% is calculated on SF.
(4)	Commercial/Office units represent 403,939 SF at the SOA - Gustine property, 62,430 SF at the SOA - Rock Island property, and 18,328 SF at the SOA - Chestnut property.
(5)	Average Storage Unit Size (SF), Wtd. Avg. Storage Rent / Unit and Market Storage Rent / Unit exclude parking and commercial/office units.
(6)	Information based on the appraisals.
(7)	The SOA - Gustine property includes 105,185 SF of self storage space, 23,600 SF of covered parking space and 403,939 SF of commercial space and is 30.7% occupied on all spaces. The SOA - Gustine property has an occupancy of 72.4% for the total self storage and parking spaces (128,785 SF) and an occupancy of 17.4% for the commercial space (403,939 SF). There is approximately 242,605 SF of industrial commercial warehouse space on the third floor of the SOA - Gustine property which was partially occupied until 2024. According to the borrower sponsor, the space is currently under lease negotiations. The occupancy for the Storage of America Portfolio 2 Properties, excluding the commercial space for the SOA - Gustine property, is 74.6%.

The following table presents certain information with respect to the unit mix of the Storage of America Portfolio 2 Properties:

Unit Mix Summary(1)
Unit Type	Total Units	Total SF	% of SF	Occ%(2)	% of Rent	Weighted Average Rent / Unit
Self Storage – Climate Controlled	7,435	813,572	60.9%	73.5%	88.9%	$113
Parking(3)	351	28,100	2.1%	55.6%	2.7%	$94
Commercial/Office	73	484,697	36.3%	28.4%	7.3%	$1,295
Self Storage – Non Climate Controlled	27	9,628	0.7%	81.8%	1.1%	$322
Total/Weighted Average	7,886	1,335,997	100.0%	57.3%	100.0%	$121

(1)	Based on borrower rent rolls dated December 31, 2025 for nine Storage of America Portfolio 2 Properties and January 27, 2026 for the SOA - Gustine property.
(2)	Occ% is calculated on SF for Climate Controlled, Non Climate Controlled and Commercial/Office. Occ% is calculated on units for parking. Total occupancy is based on SF.
(3)	No SF was assigned to uncovered parking units. 28,100 SF was assigned to covered/vehicle parking units.

The Markets. The Storage of America Portfolio 2 Properties are located in five states: Missouri (one property, 39.9% of NRA), Ohio (three properties, 19.9% of NRA), Illinois (two properties, 15.5% of NRA), Michigan (two properties, 14.0% of NRA) and Indiana (two properties, 10.8% of NRA).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
53

Self Storage – Self Storage	Loan #5	Cut-off Date Balance:	$63,500,000
Various	Storage of America Portfolio 2	Cut-off Date LTV:	68.6%
Various, Various		UW NCF DSCR:	1.28x
		UW NOI Debt Yield:	8.0%

The following table presents certain local demographic data related to the Storage of America Portfolio 2 Properties:

Market Summary(1)
Property Name City, State Zip Code	MSA	Appraiser’s Market Vacancy	2024 Population (within 1-mi. / 3-mi. / 5-mi- Radius)	2024 Estimated Average Household Income (within 1-mi. / 3-mi. / 5-mi- Radius)
SOA - Range Road Kimball, MI 48074	Detroit–Warren–Dearborn, MI	15.0%	1,889 / 20,201 / 58,079	$59,519 / $76,506 / $79,057
SOA - Akron Main Akron, OH 44310	Akron, OH	10.0%	11,421 / 87,939 / 204,870	$65,324 / $80,732 / $84,354
SOA - Moline Moline, IL 61265	Davenport–Moline–Rock Island, IA–IL	12.0%	6,213 / 55,424 / 130,368	$99,616 / $86,152 / $84,810
SOA - Gustine St. Louis, MO 63116	St. Louis, MO–IL	12.0%	27,626 / 144,107 / 302,860	$69,014 / $95,046 / $96,565
SOA - Oak Harbor Fremont, OH 43420	Fremont, OH	12.0%	2,959 / 20,010 / 26,444	$61,219 / $71,915 / $76,575
SOA - Dort Hwy Flint, MI 48507	Flint, MI	15.0%	7,176 / 55,744 / 133,396	$55,835 / $60,823 / $69,607
SOA - Rock Island Rock Island, IL 61201	Davenport–Moline–Rock Island, IA-IL	12.0%	6,062 / 44,253 / 121,132	$55,922 / $72,622 / $79,376
SOA - Broadway 1 & 2 Anderson, IN 46012	Indianapolis–Carmel–Greenwood, IN	12.0%	2,903 / 23,672 / 57,453	$68,072 / $73,946 / $72,205
SOA - Chestnut Anderson, IN 46012	Indianapolis-Carmel-Greenwood, IN	15.0%	7,932 / 46,958 / 71,682	$55,795 / $64,709 / $72,466
SOA - Kitridge Dayton, OH 45424	Dayton–Kettering–Beavercreek, OH	10.0%	11,688 / 45,292 / 120,947	$114,136 / $96,971 / $82,823

(1)	Source: Appraisals.

Appraisals. According to the individual appraisals with valuation dates ranging from November 13, 2025 to January 27, 2026, the Storage of America Portfolio 2 Properties had an aggregate “as-is” value of $92,610,000.

Environmental Matters. According to the Phase I environmental site assessments dated between November 21, 2025 and December 11, 2025, there were recognized environmental conditions at three of the Storage of America Portfolio 2 Properties: SOA - Gustine, SOA - Rock Island and SOA – Kitridge. There was a historical recognized environmental condition identified in Phase I environmental report for the SOA - Dort Hwy property which revealed that a former underground storage tank that was removed but lacks a regulatory closure. An opinion of probable cost (“OPC”) was provided based upon available information to remediate any environmental issues related to the four Storage of America Portfolio 2 Properties. The OPC provided a reasonable probable cost estimate of $1,993,013 ($797,750 for SOA – Gustine, $496,290 for SOA - Dort Hwy, $184,800 for SOA - Rock Island and $514,173 for SOA - Kitridge). The borrowers obtained an environmental insurance policy with Beazley Excess and Surplus Insurance, Inc. (rated “A+” by S&P and “A:XV” by A.M. Best) that provides a $5,000,000 policy limit per incident and in the aggregate for an eight year term (three years past Storage of America Portfolio 2 Mortgage Loan maturity), with a $25,000 deductible. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
54

Self Storage – Self Storage	Loan #5	Cut-off Date Balance:	$63,500,000
Various	Storage of America Portfolio 2	Cut-off Date LTV:	68.6%
Various, Various		UW NCF DSCR:	1.28x
		UW NOI Debt Yield:	8.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Storage of America Portfolio 2 Properties:

Cash Flow Analysis
	2022	2023	2024	2025	UW	UW PSF
Gross Potential Rent(1)	$7,304,124	$7,331,057	$7,880,658	$7,904,707	$11,466,689	$8.58
Other Income(2)	$745,227	$762,558	$805,383	$803,060	$803,060	$0.60
(Vacancy & Credit Loss)(3)	$0	$0	$0	$0	($3,500,162)	($2.62)
Effective Gross Income	$8,049,350	$8,093,615	$8,686,041	$8,707,767	$8,769,587	$6.56

Real Estate Taxes	$727,517	$733,331	$771,707	$768,942	$969,545	$0.73
Insurance	$337,524	$414,902	$347,175	$444,663	$467,178	$0.35
Management Fee	$321,974	$323,745	$347,442	$348,311	$263,088	$0.20
Other operating expenses	$2,881,086	$2,549,510	$1,927,242	$1,985,201	$1,985,201	$1.49
Total Operating Expenses	$4,268,101	$4,021,488	$3,393,565	$3,547,117	$3,685,012	$2.76

Net Operating Income	$3,781,249	$4,072,127	$5,292,476	$5,160,650	$5,084,575	$3.81
Replacement Reserves	$0	$0	$0	$0	$133,604	$0.10
Net Cash Flow	$3,781,249	$4,072,127	$5,292,476	$5,160,650	$4,950,971	$3.71

Occupancy %	75.7%	85.1%	80.4%	57.3%(4)	69.5%(3)
NOI DSCR	0.98x	1.05x	1.37x	1.33x	1.31x
NCF DSCR	0.98x	1.05x	1.37x	1.33x	1.28x
NOI Debt Yield	6.0%	6.4%	8.3%	8.1%	8.0%
NCF Debt Yield	6.0%	6.4%	8.3%	8.1%	7.8%

(1)	UW Gross Potential Rent is based on the appraisal’s concluded market rent.
(2)	Other Income includes administrative fees, late fees, merchandise sales and other miscellaneous income.
(3)	Based on economic vacancy of 30.5%.
(4)	Based on borrower rent rolls dated December 31, 2025 for nine Storage of America Portfolio 2 Properties and January 27, 2026 for the SOA - Gustine property. The SOA - Gustine property includes 105,185 SF of self storage space, 23,600 SF of covered parking space and 403,939 SF of commercial space and is 30.7% occupied on all spaces. The SOA - Gustine property has an occupancy of 72.4% for the total self storage and parking spaces (128,785 SF) and an occupancy of 17.4% for the commercial space (403,939 SF). There is approximately 242,605 SF of industrial commercial warehouse space on the third floor of the SOA - Gustine property which was partially occupied until 2024. According to the borrower sponsor, the space is currently under lease negotiations. The occupancy for the Storage of America Portfolio 2 Properties, excluding the commercial space for the SOA - Gustine property, is 74.6%.

Escrows and Reserves. At origination of the Storage of America Portfolio 2 Mortgage Loan, the borrowers deposited into escrow approximately (i) $238,147 into a real estate tax reserve account, (ii) $108,561 into an insurance reserve account, (iii) $2,900,000 into a replacement reserve account and (iv) $275,121 into a deferred maintenance reserve account.

Real Estate Taxes – The borrowers are required to deposit monthly 1/12th of the estimated annual real estate taxes for the Storage of America Portfolio 2 Properties (currently approximately $64,575).

Insurance – On each monthly payment date if there is no approved blanket policy in place, the borrowers are required to escrow 1/12th of the annual estimated insurance payments, which is currently approximately $37,290. As of the origination date of the Storage of America Portfolio 2 Mortgage Loan, a blanket policy was not in place.

Replacement Reserve – The borrowers are required on each monthly payment date to deposit approximately $11,134 into a replacement reserve account.

Lockbox and Cash Management. The Storage of America Portfolio 2 Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Period (as defined below) or an event of default, the borrowers are required to establish a lockbox account for the benefit of the lender, into which all rents and other revenue from the Storage of America Portfolio 2 Properties are required to be deposited by the borrowers and/or manager. During a Cash Sweep Period, all funds in the lockbox account are required to be transferred to the lender-controlled cash management account on each business day and disbursed in accordance with the Storage of America Portfolio 2 Mortgage Loan documents. Also, during a Cash Sweep Period, all excess cash is required to be collected by the lender and held as additional security for the Storage of America Portfolio 2 Mortgage Loan.

A “Cash Sweep Period” will commence upon the debt service coverage ratio falling below 1.15x for any calendar quarter and will expire upon (i) the debt service coverage ratio being at least 1.20x for two consecutive calendar quarters or (ii) the borrowers depositing with the lender an amount, which may be in the form of a letter of credit, as determined pursuant to the Storage of America Portfolio 2 Mortgage Loan documents, to cause the calculation of the debt service coverage ratio to be at least 1.20x for two consecutive calendar quarters.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
55

Self Storage – Self Storage	Loan #5	Cut-off Date Balance:	$63,500,000
Various	Storage of America Portfolio 2	Cut-off Date LTV:	68.6%
Various, Various		UW NCF DSCR:	1.28x
		UW NOI Debt Yield:	8.0%

Release of Property. On any business day 60 days after the securitization of the Storage of America Portfolio 2 Mortgage Loan, the borrowers have the right to obtain the release of one or more individual Storage of America Portfolio 2 Properties in connection with a bona fide third party sale of such Storage of America Portfolio 2 Properties, subject to a release price equal to 110% of the allocated loan amount of such Storage of America Portfolio 2 Property together with any applicable yield maintenance, and satisfaction of the following conditions, among others: (i) after giving effect to such release, the debt service coverage ratio of the remaining Storage of America Portfolio 2 Properties is equal to or greater than the greater of the debt service coverage ratio immediately preceding the release and 1.28x, (ii) after giving effect to such release, the debt yield of the remaining Storage of America Portfolio 2 Properties is equal to or greater than the greater of the debt yield immediately preceding the release and 7.80%, (iii) after giving effect to such release, the loan-to-value ratio is equal to or less than the lesser of the loan-to-value ratio immediately preceding the release and 68.6%, (iv) satisfaction of REMIC related conditions and (v) rating agency confirmation.

Outparcel Release. On any business day 60 days after the securitization of the Storage of America Portfolio 2 Mortgage Loan, the borrowers have the right to obtain the release of one or more outparcels, from nine of the Storage of America Portfolio 2 Properties including: SOA - Range Road (31.0 acres), SOA - Akron Main (4.54 acres), SOA – Moline (5.92 acres), SOA - Oak Harbor (9.26 acres), SOA - Dort Hwy (8.34 acres), SOA - Rock Island (1.76 acres), SOA - Broadway 1 & 2 (5.11 acres), SOA – Chestnut (3.601 acres), and SOA – Kitridge (8.008 acres), so long as the borrowers satisfy the conditions set forth in the Storage of America Portfolio 2 Mortgage Loan documents. The appraiser(s) assigned a combined “Hypothetical Land Value” of $4,770,000 (77.539 acres) however noted that the release of such parcel(s) will not alter or otherwise diminish the aggregate “as-is” value of the individual properties.

Terrorism Insurance. The borrowers are required to obtain and maintain property insurance and business interruption insurance for 12 months plus a six-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism; provided that if the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”), or a subsequent statute is in effect and covers both foreign and domestic acts of terror, the provisions of TRIPRA will determine the acts of terrorism for which coverage will be required. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
56

Office - Suburban	Loan #6	Cut-off Date Balance:	$60,000,000
20400 & 20450 Stevens Creek	The Towers at Cupertino City Center	Cut-off Date LTV:	63.6%
Boulevard		UW NCF DSCR:	1.69x
Cupertino, CA 95014		UW NOI Debt Yield:	11.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
57

Office - Suburban	Loan #6	Cut-off Date Balance:	$60,000,000
20400 & 20450 Stevens Creek	The Towers at Cupertino City Center	Cut-off Date LTV:	63.6%
Boulevard		UW NCF DSCR:	1.69x
Cupertino, CA 95014		UW NOI Debt Yield:	11.3%

Mountain View
Los Altos
Sunnyvale
Santa Clara
Cupertino
SANTA CLARA COUNTY
SAN JOSE
Rainbow
West Valley
Saratoga
DOWNTOWN SUNNYVALE
Northrop Grumman Marine Systems
Qualcomm
Kifer Rd.
Intuitive Surgical
CALTRAIN
LAWRENCE
Evelyn Ave.
Monroe St.
Old San Francisco Rd.
Sunnyvale Center
El Camino Real
Cherry Chase Shopping Center
Civic Square Shopping Mall
Las Palmas Park
Remington Dr.
Pavlina Plaza Shopping Center
Hacienda Shopping Center
Sunken Gardens Golf Course
Lawrence Expressway Plaza
Lawrence Square Shopping Center
Fremont Ave.
Grant Rd.
Foothill Expwy.
Serra Park
Ortega Park
Raynor Park
Benton St.
Pomeroy Ave.
San Francisco Intl. Airport 35 miles
Homestead Rd.
Cupertino Village
Apple Park
Kaiser Permanente Santa Clara Medical Center
Infinite Loop 1
Original Apple Campus
Steve Jobs Theater
Main Street Cupertino
Agilent Technologies
Portal Plaza
Stevens Creek Blvd.
De Anza College
De Anza College Planetarium
The Crossroads
The Towers at Cupertino City Center
20400 & 20450 Stevens Creek Boulevard
Cupertino, CA 95014
Villa Shopping Center
San Jose Intl. Airport 10 miles
Cupertino Civic Center
McClellan Rd.
Foothill Blvd.
Bubb Rd.
Stelling Rd.
DeAnza Blvd.
Blaney Ave.
Wolfe Rd.
Mary Ave.
Hollenbeck Ave.
Bernardo Ave.
Mathilda Ave.
Pastoria Ave.
S. Sunnyvale Ave.
Fair Oaks Ave.
Lawrence Expwy.
Deep Cliff Golf Course
Tatum Ave.
Bollinger Rd.
Williams Rd.
Doyle Rd.
Orchard Farms Shopping Center
Miller Ave.
De Anza/85 Shopping Ctr.
Saratoga Plaza Shopping Center
Prospect Rd.
Westgate West
Westgate Center
El Paseo de Saratoga
Saratoga Ave.
Cox Ave.
Argonaut Shopping Center
Saratoga-Sunnyvale Rd.
Quito Rd.
82
85
280
Fremont
Newark
Palo Alto
Milpitas
Mountain View
Sunnyvale
Santa Clara
Cupertino
SAN JOSE
Campbell
Saratoga
Los Gatos

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
58

Mortgage Loan No. 6 – The Towers at Cupertino City Center
Mortgage Loan Information				Property Information
Mortgage Loan Seller:		WFB		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):		NR/NR/NR		Location:	Cupertino, CA 95014
Original Balance(1):		$60,000,000		General Property Type:	Office
Cut-off Date Balance(1):		$60,000,000		Detailed Property Type:	Suburban
% of Initial Pool Balance:		7.0%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	1987/2024
Borrower Sponsor:		Prometheus Real Estate Group, Inc.		Size:	357,838 SF
Guarantor:		DNS Real Estate, LLC		Cut-off Date Balance PSF(1):	$405
Mortgage Rate:		6.4420%		Maturity Date Balance PSF(1):	$405
Note Date:		2/20/2026		Property Manager:	Prometheus Real Estate Group,
Maturity Date:		3/11/2031			Inc. (borrower-related)
Term to Maturity:		60 months		Underwriting and Financial Information
Amortization Term:		0 months		UW NOI:	$16,406,214
IO Period:		60 months		UW NCF:	$15,997,889
Seasoning:		3 months		UW NOI Debt Yield(1):	11.3%
Prepayment Provisions(2):		L(27),D(31),O(2)		UW NCF Debt Yield(1):	11.0%
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NOI Debt Yield at Maturity(1):	11.3%
Additional Debt Type(1):		Pari Passu		UW NCF DSCR(1):	1.69x
Additional Debt Balance(1):		$85,000,000		Most Recent NOI:	$16,942,082 (12/31/2025)
Future Debt Permitted (Type):		No (NAP)		2nd Most Recent NOI:	$17,571,384 (12/31/2024)
Reserves(3)				3rd Most Recent NOI:	$15,854,039 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	89.8% (2/11/2026)
RE Taxes:	$273,252	$273,252	NAP	2nd Most Recent Occupancy:	91.0% (12/31/2024)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	95.8% (12/31/2023)
Replacement Reserve:	$171,433	$5,962	$214,632	Appraised Value (as of):	$228,000,000 (1/13/2026)
Leasing Reserve:	$2,000,000	$59,615	$3,000,000	Appraised Value PSF:	$637
Existing TI/LC Reserve:	$3,069,418	$0	NAP	Cut-off Date LTV Ratio(1):	63.6%
Rent Concession Reserve:	$665,801	$0	NAP	Maturity Date LTV Ratio(1):	63.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$145,000,000	100.0%	Loan Payoff:	$117,743,428	81.2%
			Return of Equity:	$17,663,238	12.2%
			Upfront Reserves:	$6,179,904	4.3%
			Closing Costs:	$3,413,431	2.4%
Total Sources:	$145,000,000	100.0%	Total Uses:	$145,000,000	100.0%

(1)	The Towers at Cupertino City Center Mortgage Loan (as defined below) is part of a whole loan evidenced by five pari passu promissory notes with an aggregate original principal balance of $145,000,000. The information presented above is based on The Towers at Cupertino City Center Whole Loan (as defined below).
(2)	Defeasance of The Towers at Cupertino City Center Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of The Towers at Cupertino City Center Whole Loan to be securitized and (b) February 20, 2029. The assumed defeasance lockout period of 27 payments is based on the anticipated closing date of the BANK5 2026-5YR22 securitization in June 2026. The actual lockout period may be longer.
(3)	See “Escrows and Reserves” below.

The Mortgage Loan. The sixth largest mortgage loan (“The Towers at Cupertino City Center Mortgage Loan”) is part of a whole loan (“The Towers at Cupertino City Center Whole Loan”) evidenced by five pari passu promissory notes with an aggregate original principal amount of $145,000,000. The Towers at Cupertino City Center Whole Loan is secured by the borrower’s fee interest in a suburban office property totaling 357,838 SF located in Cupertino, California (“The Towers at Cupertino City Center Property”).

The Towers at Cupertino City Center Whole Loan was originated by Wells Fargo Bank, National Association (“WFB”). The Towers at Cupertino City Center Mortgage Loan is evidenced by the controlling Note A-1-1 of The Towers at Cupertino City Center Whole Loan, with an original principal balance of $60,000,000. The Towers at Cupertino City Center Whole Loan will be serviced pursuant to the pooling and servicing agreement of the BANK5 2026-5YR22 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
59

Office - Suburban	Loan #6	Cut-off Date Balance:	$60,000,000
20400 & 20450 Stevens Creek	The Towers at Cupertino City Center	Cut-off Date LTV:	63.6%
Boulevard		UW NCF DSCR:	1.69x
Cupertino, CA 95014		UW NOI Debt Yield:	11.3%

The following table identifies the promissory notes that comprise The Towers at Cupertino City Center Whole Loan:

The Towers at Cupertino City Center Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1-1	$60,000,000	$60,000,000	BANK5 2026-5YR22	Yes
A-1-2	$20,000,000	$20,000,000	BBCMS 2026-5C41	No
A-1-3	$20,000,000	$20,000,000	WFCM 2026-5C9	No
A-2-1(1)	$40,000,000	$40,000,000	WFB	No
A-2-2	$5,000,000	$5,000,000	WFCM 2026-5C9	No
Total	$145,000,000	$145,000,000

(1)	Expected to be contributed to one or more future securitization trust(s).

The Borrower and the Borrower Sponsor. The borrower is CCC Buildings, LP, a California limited partnership with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Towers at Cupertino City Center Whole Loan. The borrower sponsor is Prometheus Real Estate Group, Inc. and the non-recourse carveout guarantor is DNS Real Estate, LLC.

Headquartered in San Mateo, California, Prometheus Real Estate Group, Inc. (“Prometheus”) has focused on the acquisition, development, and management of high-quality residential, office and retail properties since its founding by Sanford Diller in 1965. Over more than six decades, Prometheus has grown to manage 13,600 apartments and over 25 office and retail properties, representing over one million SF, across the San Francisco Bay Area, Portland, Oregon and Seattle, Washington. Prometheus currently has 2,100 apartments in its development pipeline, and its portfolio spans 52 distinct neighborhoods.

The Property. The Towers at Cupertino City Center Property is a Class A multi-tenant, suburban office property consisting of two, eight-story office buildings, each featuring a subterranean garage, totaling 357,838 SF, located in Cupertino, California. Built in 1987 and most recently renovated in 2024, The Towers at Cupertino City Center Property is constructed on an approximately 3.22-acre site and contains 1,102 parking spaces (approximately 3.1 spaces per 1,000 SF). As of February 11, 2026, The Towers at Cupertino City Center Property was 89.8% leased to 13 unique tenants and has a weighted-average remaining lease term of 4.1 years.

Major Tenants.

Apple (121,351 SF; 33.9% of NRA; 34.7% of UW rent). Apple is a public technology company headquartered in Cupertino, California, known for creating consumer electronics, software platforms, and digital services. Apple’s ecosystem spans hardware (iPhone, Mac, iPad, Apple Watch, AirPods), software (iOS, macOS, watchOS), and services (Apple Music, iCloud, App Store, Apple TV+). Apple has been at The Towers at Cupertino City Center Property since 2014, has a lease expiration date in April 2032, has two, five-year renewal options and has an ongoing option to terminate up to two contiguous floors per calendar year, effective on April 30, 2030 and April 30, 2031, by delivering a notice at least 12 months prior to the effective date of such termination. The termination option requires Apple to pay a termination fee equal to three months of base rent, plus the unamortized portion of (i) leasing commissions, (ii) tenant improvement allowance, and (iii) amount of abated base rent with respect to the early termination space.

Amazon (112,300 SF; 31.4% of NRA; 36.1% of UW rent). Each of Amazon Web Services, Inc. (72,461 SF; 20.2% of NRA; 25.0% of UW rent) (“Amazon AWS”) and Amazon.com (39,839 SF; 11.1% of NRA; 11.1% of UW rent) (“Amazon.com”, and together with Amazon AWS, “Amazon”) lease a space at The Towers at Cupertino City Center Property. Amazon AWS provides cloud computing services. Amazon AWS has been located at The Towers at Cupertino City Center Property since 2018 and has a lease expiration date of January 31, 2029, with two five-year renewal options and no termination option. Amazon.com has been located at The Towers at Cupertino City Center Property since 2007 and has a lease expiration date of April 30, 2027, with two five-year renewal options and no termination option.

Morgan Stanley (22,775 SF; 6.4% of NRA; 8.1% of UW rent). Founded in 1935 and headquartered in New York City, Morgan Stanley is a global financial services firm employing over 80,000 people and operating across over 40 countries. Morgan Stanley has been located at The Towers at Cupertino City Center Property since 1998  and has a lease expiration date of February 28, 2033, with two, five-year renewal options and has the one time right to terminate its lease on November 30, 2030 by providing a notice prior to January 31, 2030 and subject to a termination fee of approximately $1,134,332.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
60

Office - Suburban	Loan #6	Cut-off Date Balance:	$60,000,000
20400 & 20450 Stevens Creek	The Towers at Cupertino City Center	Cut-off Date LTV:	63.6%
Boulevard		UW NCF DSCR:	1.69x
Cupertino, CA 95014		UW NOI Debt Yield:	11.3%

The following table presents certain information relating to the tenancy at The Towers at Cupertino City Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Exp.	Renewal Options	Term Option (Y/N)
Major Tenants
Apple	Aaa/NR/AA+	121,351	33.9%	$5,947,662	34.7%	$49.01	4/30/2032	2 x 5 Yr	Y(3)
Amazon	A1/AA-/AA	112,300	31.4%	$6,182,671	36.1%	$55.05	Various(4)	2 x 5 Yr	N
Morgan Stanley	A1/A+/A-	22,775	6.4%	$1,386,942	8.1%	$60.90	2/28/2033	2 x 5 Yr	Y(5)
Aptiv Services US, LLC	Baa2/BBB/BBB	14,488	4.0%	$752,101	4.4%	$51.91	Various(6)	1 x 5 Yr	N
Gridmatic	NR/NR/NR	12,096	3.4%	$657,539	3.8%	$54.36	12/31/2027	1 x 3 Yr	N
Major Tenants Subtotal/Wtd. Avg.		283,010	79.1%	$14,926,915	87.1%	$52.74
Other Tenants		38,209	10.7%	$2,203,807	12.9%	$57.68
Occupied Subtotal/Wtd. Avg.		321,219	89.8%	$17,130,722	100.0%	$53.33
Vacant Space		36,619	10.2%
Total/Wtd. Avg.		357,838	100.0%

(1)	Based on the underwritten rent roll dated February 11, 2026.
(2)	Certain ratings are those of the parent company or government, whether or not the parent guarantees the lease.
(3)	Apple has an ongoing option to terminate up to two contiguous floors per calendar year, effective on April 30, 2030 and April 30, 2031, by delivering a notice at least 12 months prior to the effective date of such termination. Apple will be required to pay a termination fee equal to three months of base rent, plus unamortized portion of (i) leasing commissions, (ii) tenant improvement allowance, and (iii) amount of abated base rent with respect to the early termination space.
(4)	Amazon has multiple leases, with the Amazon.com lease expiring April 30, 2027 (39,839 SF) and the Amazon AWS lease expiring January 31, 2029 (72,461 SF).
(5)	Morgan Stanley has a one-time right to terminate its lease effective November 30, 2030 by providing notice prior to January 31, 2030 and payment of a termination fee of approximately $1,134,332.
(6)	Aptiv Services US, LLC has multiple leases which are set to expire February 28, 2031 (2,710 SF) and May 31, 2031 (11,778 SF).

The following table presents certain information relating to the lease rollover schedule at The Towers at Cupertino City Center Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	4	61,474	17.2%	17.2%	$3,158,646	18.4%	18.4%	$51.38
2028	2	13,071	3.7%	20.8%	$799,947	4.7%	23.1%	$61.20
2029	1	72,461	20.2%	41.1%	$4,275,666	25.0%	48.1%	$59.01
2030	0	0	0.0%	41.1%	$0	0.0%	48.1%	$0.00
2031	4	25,200	7.0%	48.1%	$1,340,658	7.8%	55.9%	$53.20
2032	1	121,351	33.9%	82.0%	$5,947,662	34.7%	90.6%	$49.01
2033	1	22,775	6.4%	88.4%	$1,386,942	8.1%	98.7%	$60.90
2034	0	0	0.0%	88.4%	$0	0.0%	98.7%	$0.00
2035	0	0	0.0%	88.4%	$0	0.0%	98.7%	$0.00
2036	2	4,887	1.4%	89.8%	$221,201	1.3%	100.0%	$45.26
2037 & Thereafter	0	0	0.0%	89.8%	$0	0.0%	100.0%	$0.00
Vacant	0	36,619	10.2%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	15	357,838	100.0%		$17,130,722	100.0%		$53.33(2)

(1)	Based on the underwritten rent roll dated February 11, 2026.
(2)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Towers at Cupertino City Center Property is a two-building, eight-story, Class A suburban office complex located in Cupertino, California, and within the San Jose-Sunnyvale-Santa Clara, California Metropolitan Statistical Area. The Santa Clara Valley is characterized as a highly urbanized area and is known as Silicon Valley, home to many of the world’s largest high-technology corporations. Positioned along Stevens Creek Boulevard, a six-lane major highway with full urban improvements, The Towers at Cupertino City Center Property benefits from strong visibility and drive-by exposure in a central part of Cupertino, with I-280 and SR-85 providing regional connectivity across Santa Clara County and adjacent employment nodes. The immediate land-use pattern around The Towers at Cupertino City Center Property is mixed, with a concentration of office and multifamily units supported by retail and industrial developments. Retail amenities such as Target and Whole Foods, and other retail centers are within close proximity (less than approximately one mile) along Steven Creek Boulevard, providing dining and convenience options. Demand is reinforced by proximity to major technology employers such as the Apple Campus and the broader Silicon Valley technology/research and development base.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
61

Office - Suburban	Loan #6	Cut-off Date Balance:	$60,000,000
20400 & 20450 Stevens Creek	The Towers at Cupertino City Center	Cut-off Date LTV:	63.6%
Boulevard		UW NCF DSCR:	1.69x
Cupertino, CA 95014		UW NOI Debt Yield:	11.3%

According to the appraisal, The Towers at Cupertino City Center Property is located within the Cupertino office submarket of the Santa Clara County office market. As of the fourth quarter of 2025, the Cupertino office submarket had an inventory of approximately 7,567,340 SF with a vacancy rate of 2.4% and asking rent of $57.38 PSF. The appraiser concluded a market rent of $51.00 for The Towers at Cupertino City Center Property.

According to a third party research report, the 2025 population within a one-, three- and five-mile radius of The Towers at Cupertino City Center Property was 22,146, 197,935 and 479,618, respectively. The median household income within the same radii, as of 2025, was $209,161, $203,120 and $184,522, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for The Towers at Cupertino City Center Property:

Market Rent Summary
Market Rent (PSF)	$51.00
Lease Term (Years)	5.3
Lease Type	Triple Net
Escalations (Annual)	3.0%
Tenant Improvements (New/Renewal)	$50 / $20
Leasing Commissions (New/Renewal)	$23 / $18
Free Rent (Months) (New/Renewal)	4 / 2

Source: Appraisal.

The table below presents certain information relating to comparable office leases with respect to The Towers at Cupertino City Center Property:

Comparable Office Leases
Property Name/Location	Year Built/Renovated	Occ	Total NRA (SF)	Tenant	Lease Date/ Term (yrs.)	Lease Size (SF)	Base Rent PSF
The Towers at Cupertino City Center 20400 & 20450 Stevens Creek Boulevard Cupertino, CA 95014	1987/2024	89.8%(1)	357,838(1)	-	-	-	-
Century Plaza I 550 S. Winchester Blvd San Jose, CA 95128	1986/NAV	96.7%	105,673	BMC Software	Feb-26 / 4.0	9,826	$66.00
One Santana West 3155 Olsen Drive San Jose, CA 95117	2022/NAV	88.4%	365,968	Etched.AI	Jan-26 / 4.6	15,197	$53.16
Santa Clara Square 2755 Augustine Drive Santa Clara, CA 95054	2015/NAV	100.0%	244,062	REEVO	Oct-25 / 3.3	11,922	$55.80
Mountain View Gateway 800 W El Camino Real Mountain View, CA 94040	1988/NAV	86.9%	118,457	Otter.ai	Jul-25 / 2.3	35,053	$77.76
Techmart Commerce Center 5201 Great America Pkwy Santa Clara, CA 95054	1986/NAV	86.0%	284,418	Regus	May-25 / 5.0	27,369	$68.52

Source: Appraisal.

(1)	Based on the underwritten rent roll dated February 11, 2026.

Appraisal. According to the appraisal as of January 13, 2026, The Towers at Cupertino City Center Property had an “as-is” appraised value of $228,000,000.

Environmental Matters. According to the Phase I environmental site assessment dated January 21, 2026, there was no evidence of any recognized environmental conditions at The Towers at Cupertino City Center Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
62

Office - Suburban	Loan #6	Cut-off Date Balance:	$60,000,000
20400 & 20450 Stevens Creek	The Towers at Cupertino City Center	Cut-off Date LTV:	63.6%
Boulevard		UW NCF DSCR:	1.69x
Cupertino, CA 95014		UW NOI Debt Yield:	11.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at The Towers at Cupertino City Center Property:

Cash Flow Analysis
	2023	2024	2025	UW	UW PSF
Base Rent(1)	$17,362,021	$17,938,745	$17,708,109	$17,130,722	$47.87
Straight-Line Rent(2)	$0	$0	$0	$146,727	$0.41
Grossed Up Vacant Space	$1,206,660	$825,456	$1,094,985	$1,867,569	$5.22
Gross Potential Rent	$18,568,681	$18,764,201	$18,803,094	$19,145,018	$53.50
Vacancy/Credit Loss	($1,209,735)	($825,456)	($1,094,985)	($1,867,569)	($5.22)
Free Rent Adjustment	($82,192)	($1,112,607)	($457,891)	$0	$0.00
Net Rental Income	$17,276,754	$16,826,138	$17,250,218	$17,277,449	$48.28
CAM Reimbursements	$6,277,436	$10,620,242	$9,283,630	$8,022,689	$22.42
Other Income	$3,675	$4,300	$3,388	$3,388	$0.01
Effective Gross Income	$23,557,865	$27,450,680	$26,537,236	$25,303,526	$70.71

Real Estate Taxes	$2,314,687	$3,426,914	$3,473,722	$3,049,689	$8.52
Insurance	$493,246	$637,136	$666,420	$435,791	$1.22
Management Fee	$810,820	$963,557	$928,803	$885,623	$2.47
Other Operating Expenses	$4,085,073	$4,851,690	$4,526,209	$4,526,209	$12.65
Total Expenses	$7,703,826	$9,879,297	$9,595,154	$8,897,312	$24.86

Net Operating Income(3)	$15,854,039	$17,571,384	$16,942,082	$16,406,214	$45.85
Replacement Reserves	$0	$0	$0	$71,568	$0.20
TI/LC	$0	$0	$0	$336,757	$0.94
Net Cash Flow	$15,854,039	$17,571,384	$16,942,082	$15,997,889	$44.71

Occupancy (%)(4)	95.8%	91.0%	89.8%	90.2%
NOI DSCR(5)	1.67x	1.86x	1.79x	1.73x
NCF DSCR(5)	1.67x	1.86x	1.79x	1.69x
NOI Debt Yield(5)	10.9%	12.1%	11.7%	11.3%
NCF Debt Yield(5)	10.9%	12.1%	11.7%	11.0%

(1)	UW Base Rent includes contractual rent steps taken through February 2027.
(2)	Straight-Line Rent represents straight line rent averaging for investment grade tenants.
(3)	The increase from 2023 Net Operating Income to 2024 Net Operating Income was primarily due to the Real Estate Taxes increasing between 2023 and 2024 due to a reassessment as a result of a death of the principal's father and the subsequent transfer of the controlling interest to her. As such, a portion of the 2023 common area maintenance billings were delayed until 2024, while the ownership waited for the property tax reassessment to be finalized. This resulted in lower collections in 2023 and above 100% collections in 2024.
(4)	Historical occupancy figures represent the physical occupancy as of December 31 in each respective year. 2025 Occupancy (%) is based on the underwritten rent roll as of February 11, 2026. UW Occupancy (%) represents underwritten economic occupancy.
(5)	Figures based on The Towers at Cupertino City Center Whole Loan.

Escrows and Reserves.

Tax Escrows – The Towers at Cupertino City Center Whole Loan documents require an upfront reserve of $273,252 for real estate taxes and ongoing monthly reserves equal to 1/12th of the annual estimated tax payments payable during the next ensuing 12 months (initially $273,252).

Insurance Escrows – The Towers at Cupertino City Center Whole Loan documents require ongoing insurance reserves in an amount equal to 1/12th of the annual estimated insurance payments; provided that no such reserves are required if (i) no event of default has occurred and is continuing; and (ii) The Towers at Cupertino City Center Property is covered under an acceptable blanket policy and the borrower provides the lender with paid receipts not later than 10 days prior to the expiration date of the policies.

Replacement Reserve – The Towers at Cupertino City Center Whole Loan documents require an upfront reserve of $171,433 for replacement reserves and ongoing monthly replacement reserve deposits of $5,962, capped at $214,632.

Leasing Reserve – The Towers at Cupertino City Center Whole Loan documents require an upfront deposit for tenant improvements and leasing commissions (“TI/LC”) in the amount of $2,000,000 and ongoing monthly deposits of $59,615 for future TI/LC expenses, provided, that the borrower must fund the account only to the extent that the balance of the leasing reserve is less than $3,000,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
63

Office - Suburban	Loan #6	Cut-off Date Balance:	$60,000,000
20400 & 20450 Stevens Creek	The Towers at Cupertino City Center	Cut-off Date LTV:	63.6%
Boulevard		UW NCF DSCR:	1.69x
Cupertino, CA 95014		UW NOI Debt Yield:	11.3%

Existing TI/LC Reserve – The Towers at Cupertino City Center Whole Loan documents require an upfront deposit of $3,069,418 for any outstanding tenant improvement allowances and/or leasing commissions due in connection with Amazon ($813,510), Apple ($100,000), Aptiv Services US, LLC ($948,415), Keyence Corporation of America ($172,761) and Morgan Stanley’s ($1,034,732) leases at The Towers at Cupertino City Center Property.

Rent Concession Reserve – The Towers at Cupertino City Center Whole Loan documents require an upfront deposit of $665,801 for outstanding free rent or abatements at the origination of The Towers at Cupertino City Center Whole Loan related to the Apple ($61,302), Aptiv Services US, LLC ($418,826), Keyence Corporation of America ($73,223) and Morgan Stanley ($112,450) leases at The Towers at Cupertino City Center Property.

Lockbox and Cash Management. The Towers at Cupertino City Center Whole Loan is structured with a hard lockbox and springing cash management. The borrower or property manager is required to deposit rents if received into such lockbox account within three business days of receipt. Upon the occurrence and during the continuation of a Cash Trap Event Period (as defined below), all funds in the lockbox account are required to be swept into the cash management account controlled by the lender and disbursed on each payment date in accordance with The Towers at Cupertino City Center Whole Loan documents. Any excess cash flow remaining after satisfaction of the waterfall items outlined in The Towers at Cupertino City Center Whole Loan documents is required to be swept to an excess cash flow subaccount controlled by the lender as additional security for The Towers at Cupertino City Center Whole Loan during the continuance of the Cash Trap Event Period.

A “Cash Trap Deposit” means the deposit of an amount equal to $50 PSF of the applicable leased premises to which the Cash Trap Event Period applies.

A “Cash Trap Event Period” will commence upon the earliest of the following:

(i)	the occurrence of an event of default;
(ii)	the net cash flow debt service coverage ratio (“NCF DSCR”), falling below 1.15x (amortizing);
(iii)	Amazon or Apple goes dark, vacates or otherwise fails to occupy at least 50% or more of its space;
(iv)	Amazon fails to exercise its extension option on 50% or more of its leased premises at the earlier of (a) nine-months prior to its then current expiration date and (b) the date on which it is required to provide its notice exercising its extension option (which, for the avoidance of doubt, is 15 months prior to its lease expiration with respect to the leased premises occupied by Amazon AWS);
(v)	Amazon or Apple is in monetary default pursuant to the terms of its lease; or
(vi)	Amazon or Apple, as a debtor, files a voluntary petition under the bankruptcy code or any other creditors rights laws.

A Cash Trap Event Period will end upon the occurrence of the following:

(i)	with regard to clause (i) above, the cure of the related event of default;
(ii)	with regard to clause (ii) above, the NCF DSCR being at least 1.20x for two consecutive calendar quarters;
(iii)	with regard to clause (iii) above, Amazon or Apple, as applicable, has resumed occupancy of, and resumed its normal business operations in, such tenant space for a period of no less than 45 consecutive days;
(iv)	with regard to clauses (iii), (iv) and (v) above, a Replacement Tenant Event (as defined below) has occurred;
(v)	with regard to clause (iv) above, the lender receives satisfactory evidence and a tenant estoppel certificate in form and substance acceptable to the lender that the Amazon has exercised its renewal or extension option under at least 50% or more of its leased premises to the terms and conditions reasonably satisfactory to the lender;
(vi)	with regard to clause (v) above, Amazon and/or Apple, as applicable, has cured all monetary defaults; or
(vii)	with regard to clause (vi) above, the bankruptcy or insolvency proceeding has terminated in a manner reasonably satisfactory to the lender, the related lease has been affirmed, and the terms of such lease, as affirmed, are reasonably satisfactory to the lender.

Additionally, with regard to clause (iii), (iv), (v), and/or (vi) above, then in lieu of satisfying the cure requirements set forth above with respect to clauses (iii), (iv), (v) and/or (vi), as applicable, the borrower will be required to make a Cash Trap Deposit with respect to the applicable leased premises to which a Cash Trap Event Period applies, which Cash Trap Deposit will be held by the lender as leasing reserve funds, provided, however, such Cash Trap Deposit (less any portion of the Cash Trap Deposit already disbursed to the borrower pursuant to The Towers at Cupertino City Center Whole Loan documents) will be disbursed to the borrower promptly upon a cure of such Cash Trap Event Period pursuant to another clause.

A “Replacement Tenant Event” will occur when the lender has received satisfactory evidence that (i) the space currently occupied by Amazon or Apple, as applicable, has been leased to replacement tenants, (ii) the tenant that is in occupancy of the space is paying full, unabated rent pursuant to the lease to the lender, and (iii) all tenant improvement costs and leasing commissions have been paid (or reserved with the lender).

Terrorism Insurance. The Towers at Cupertino City Center Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower, in an amount equal to the full replacement cost of The Towers at Cupertino City Center Property, contain no exclusion for damage or destruction caused by acts of terrorism, as well as business interruption insurance covering a period of restoration of 18 months and a 12-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
64

Hospitality – Full Service	Loan #7	Cut-off Date Balance:	$47,000,000
21100 Pacific Coast Highway	Hilton Waterfront Beach Resort	Cut-off Date LTV:	58.0%
Huntington Beach, CA 92648		UW NCF DSCR:	1.79x
		UW NOI Debt Yield:	13.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
65

Hospitality – Full Service	Loan #7	Cut-off Date Balance:	$47,000,000
21100 Pacific Coast Highway	Hilton Waterfront Beach Resort	Cut-off Date LTV:	58.0%
Huntington Beach, CA 92648		UW NCF DSCR:	1.79x
		UW NOI Debt Yield:	13.5%

Seal Beach Naval Weapons Station
Los Angeles Intl. Airport 30 miles
Westminster Mall
405
39
Westminster
Garden Grove
Willowick Golf Course
SANTA ANA
Bolsa Ave.
Bolsa Chica St.
Springdale St.
Edwards St.
Beach Blvd.
Newland St.
Magnolia St.
Brookhurst St.
Euclid St.
Harbor Blvd.
Santa Ana River
Fairview St.
Asian Garden Mall
LITTLE SAIGON
Golden West College
Bella Terra Mall
Edinger Ave.
San Diego Fwy
Mile Square Regional Park
Centennial Regional Park
Pavilions Place
Meadowlark Golf Course
Goldenwest
Mile Square Golf Course
Warner Ave.
UCI Health Fountain Valley
Green Valley
ORANGE COUNTY
Fountain Valley
Huntington Beach Hospital
Segerstrom Ave.
Huntington Central Park
Orange Coast Memorial Medical Ctr.
Talbert Ave.
Bolsa Chica Ecological Reserve
SoCo Shopping Center
Sunflower Ave.
Fountain Valley Promenade Shopping Center
LA Chargers Performance Center
Five Points Plaza
Ellis Ave.
Harriett Wieder Reg. Park
Goldenwest St.
Garfield Ave.
Sunset Beach
John Wayne Airport 5 miles
Seacliff Village
Huntington Beach Civic Center
Yorktown Ave.
Ward St.
Mesa Verde Country Club
Seacliff Country Club
Newland House Museum
Huntington Beach
Adams Ave.
Orange Coast College
Orange County Fairgrounds
Orange Ave.
Pacific Coast Hwy
International Surfing Museum
Bushard St.
Fairview Park
Costa Mesa Golf and Country Club
55
Pierside Pavilion
Atlanta Ave.
Costa Mesa
Huntington Beach Pier
Beach Promenade
Victoria St.
Costa Mesa Fwy
Hilton Waterfront Beach Resort
21100 Pacific Coast Highway
Huntington Beach, CA 92648
Hamilton Ave.
Victoria Square
Santiago Dr.
1
Placentia Ave.
19th St.
Newport 17th Plaza
Santa Ana Ave.
Huntington State Beach
Talbert Regional Park
Coastline College Newport Beach
Irvine Ave.
Hoag Hospital Newport Beach
Newport Beach
Pacific Coast Hwy.
Via Lido Plaza
Pacific Ocean
Balboa Blvd.
Newport Beach Pier
Newport Beach
Balboa Pier
LOS ANGELES
Pasadena
Glendale
Burbank
Pomona
Ontario
Chino
Fullerton
ANAHEIM
Corona
Torrance
LONG BEACH
Orange
SANTA ANA
IRVINE
Tustin
Huntington Beach

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
66

Mortgage Loan No. 7 – Hilton Waterfront Beach Resort
Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):	NR/NR/NR			Location:	Huntington Beach, CA 92648
Original Balance(1):	$47,000,000			General Property Type:	Hospitality
Cut-off Date Balance(1):	$47,000,000			Detailed Property Type:	Full Service
% of Initial Pool Balance:	5.5%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1990/2018-2020
Borrower Sponsor:	The Mayer Corporation			Size:	437 Rooms
Guarantors:	Robert L. Mayer, Jr. and Robert L.			Cut-off Date Balance Per Room(1):	$290,618
	Mayer, Jr. as trustee of the Robert L.			Maturity Date Balance Per Room(1):	$290,618
	Mayer, Jr. Separate Property Trust			Property Manager:	Mayer Hospitality Group, LLC
Mortgage Rate:	6.1070%				(borrower-related)
Note Date:	2/27/2026			Underwriting and Financial Information
Maturity Date:	3/1/2031			UW NOI:	$17,173,358
Term to Maturity:	60 months			UW NCF:	$14,051,251
Amortization Term:	0 months			UW NOI Debt Yield(1):	13.5%
IO Period:	60 months			UW NCF Debt Yield(1):	11.1%
Seasoning:	3 months			UW NOI Debt Yield at Maturity(1):	13.5%
Prepayment Provisions:	L(27),D(26),O(7)			UW NCF DSCR(1):	1.79x
Lockbox/Cash Mgmt Status:	Hard/Springing			Most Recent NOI:	$16,373,418 (1/31/2026 TTM)
Additional Debt Type(1):	Pari Passu			2nd Most Recent NOI:	$17,248,908 (12/31/2024)
Additional Debt Balance(1):	$80,000,000			3rd Most Recent NOI:	$17,410,643 (12/31/2023)
Future Debt Permitted (Type):	No (NAP)			Most Recent Occupancy:	70.6% (1/31/2026)
Reserves(2)				2nd Most Recent Occupancy:	67.8% (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	67.8% (12/31/2023)
RE Taxes:	$0	$163,398	NAP	Appraised Value (as of):	$219,000,000 (1/28/2026)
Insurance:	$1,272,443	$127,244	NAP	Appraised Value Per Room:	$501,144
FF&E Reserve:	$0	$260,176	NAP	Cut-off Date LTV Ratio(1):	58.0%
PIP Reserve(2):	$0	$0	NAP	Maturity Date LTV Ratio(1):	58.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$127,000,000	100.0%	Loan Payoff:	$123,853,007	97.5%
			Closing Costs:	$1,371,652	1.1%
			Upfront Reserves:	$1,272,443	1.0%
			Return of Equity:	$502,898	0.4%
Total Sources:	$127,000,000	100.0%	Total Uses:	$127,000,000	100.0%

(1)	The Hilton Waterfront Beach Resort Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu promissory notes with an aggregate original principal balance of $127,000,000. The information presented is based on the Hilton Waterfront Beach Resort Whole Loan (as defined below).
(2)	See “Escrows and Reserves” section below for further discussion.

The Mortgage Loan. The seventh largest mortgage loan (the “Hilton Waterfront Beach Resort Mortgage Loan”) is part of a whole loan (the “Hilton Waterfront Beach Resort Whole Loan”) that is evidenced by two pari passu promissory notes in the aggregate original principal amount of $127,000,000 and secured by a first mortgage encumbering the fee interest in a 437-room full-service hotel located in Huntington Beach, California (the “Hilton Waterfront Beach Resort Property”).

The Hilton Waterfront Beach Resort Mortgage Loan is evidenced by the non-controlling Note A-2 with an outstanding principal balance of $47,000,000. The Hilton Waterfront Beach Resort Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2026-5YR21 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

The table below identifies the promissory notes that comprise the Hilton Waterfront Beach Resort Whole Loan:

Hilton Waterfront Beach Resort Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$80,000,000	$80,000,000	BANK5 2026-5YR21	Yes
A-2	$47,000,000	$47,000,000	BANK5 2026-5YR22	No
Total	$127,000,000	$127,000,000

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
67

Hospitality – Full Service	Loan #7	Cut-off Date Balance:	$47,000,000
21100 Pacific Coast Highway	Hilton Waterfront Beach Resort	Cut-off Date LTV:	58.0%
Huntington Beach, CA 92648		UW NCF DSCR:	1.79x
		UW NOI Debt Yield:	13.5%

The Borrower and the Borrower Sponsor. The borrower is The Waterfront Hotel, LLC, a single-purpose, Delaware limited liability company with two independent directors. The borrower sponsor is The Mayer Corporation and the non-recourse carveout guarantors are Robert L. Mayer, Jr. and Robert L. Mayer, Jr. as trustee of the Robert L. Mayer, Jr. Separate Property Trust.

The Mayer Corporation was founded over 50 years ago by Robert L. Mayer Sr. and is currently managed by his son, Robert L. Mayer Jr. The Mayer Corporation is a team of real estate development professionals based in Irvine, California with expertise in land acquisition and construction, management and operation of assets. The Mayer Corporation has constructed over 25,000 residences, hotels, and mixed-use complexes, with current holdings throughout California including two full-service hotels in Huntington Beach, two residential complexes and one mixed-use commercial development.

The Property. The Hilton Waterfront Beach Resort Property is a 437-room full-service hotel located in Huntington Beach, California. The improvements are located on a 7.15-acre site and are comprised of one 12-story tower (the “Huntington Tower”), one nine-story tower (the “Twin Dolphin Tower”), and a two-level subterranean parking structure totaling approximately 645,970 SF. Parking at the Hilton Waterfront Beach Resort Property is valet-only with all parking managed by the hotel.

The borrower sponsor developed the Hilton Waterfront Beach Resort Property in 1990 with the construction of the original Huntington Tower (285 rooms). In 2018, the borrower sponsor constructed the Twin Dolphin Tower (152 rooms) at an approximate cost of $125 million. Additionally, in 2021, the borrower sponsor completed the renovations to the Huntington Tower guest rooms to meet the latest brand standards, at an approximate cost of $8 million. Since the expansion in 2018, the Hilton Waterfront Beach Resort Property underwent additional renovations to launch the Cabo Wabo Beach Club restaurant, renovations to the rooftop lounge, upgrades to the communal areas including the lobby, improvements to landscaping, upgrades to event spaces and ball rooms, renovations to the pools, and upgrades to elevators and roofs. In the aggregate, in addition to the investment to the Huntington Tower guest rooms, the borrower sponsor has invested approximately $23 million into the Hilton Waterfront Beach Resort Property since the 2018 expansion.

The guestroom mix at the Hilton Waterfront Beach Resort Property is comprised of 159 queen rooms, 122 king rooms, 120 one-bedroom suites and 36 studio suites. The room categories include resort view, partial ocean view, ocean view and oceanfront. The standard king and queen rooms each include a furnished balcony overlooking the resort grounds or coastline. The suites range in size from approximately 470 SF (studio suites) to 1,215 SF (deluxe and presidential suites) and feature separate living rooms, dining areas, expanded balconies, fireplaces, larger bathrooms and upgraded finish packages. Amenities at the Hilton Waterfront Beach Resort Property include two outdoor swimming pools with water slides, indoor and outdoor whirlpools, a sauna, steam room, full-service spa, fitness center, business center, two guest laundry rooms, two gift shops, outdoor communal areas and five food and beverage outlets.

The Hilton Waterfront Beach Resort Property provides more than 54,000 SF of event space across 16 indoor and outdoor venues. The largest venue at the Hilton Waterfront Beach Resort Property provides approximately 8,500 SF of space and accommodates up to 856 guests. The Hilton Waterfront Beach Resort Property provides on-site catering services, audiovisual technology and event-planning services. Additionally, the Hilton Waterfront Beach Resort Property has one full-service restaurant located within the hotel, two food and beverage options adjacent to the pool areas, a beachfront concession stand, a marketplace and a rooftop lounge located in the Twin Dolphin Tower with direct rooftop access. All food and beverage outlets are operated directly by the Hilton Waterfront Beach Resort Property management.

The Hilton Waterfront Beach Resort Property has been under a franchise agreement with Hilton Franchise LLC since 1990 with a current expiration of July 31, 2030. Twelve months prior to the expiration of the franchise agreement, the borrower will be required to deposit 100% of franchisor estimated property improvement plan (“PIP”) costs. This amount is waived if the borrower provides evidence that the franchise agreement is extended for a minimum term of five years. See “Escrows and Reserves” and “Cash Management” sections below for further discussion.

According to the appraisal, the property segmentation at the Hilton Waterfront Beach Resort Property is estimated at 70% transient and 30% meeting and group.

The following table presents certain information relating to the Historical Occupancy, ADR and RevPAR of the Hilton Waterfront Beach Resort Property and its competitive set:

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set			Hilton Waterfront Beach Resort Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2023	66.4%	$344.24	$228.59	67.8%	$355.21	$240.72	102.1%	103.2%	105.3%
12/31/2024	67.8%	$347.19	$235.36	67.8%	$360.68	$244.43	100.0%	103.9%	103.9%
12/31/2025	68.7%	$351.98	$241.64	70.7%	$355.01	$250.87	102.9%	100.9%	103.8%

Source: Third party market research report.

(1)	The competitive set includes Hyatt Recency Newport Beach, Laguna Cliffs Marriott Resort & Spa, Hyatt Recency Huntington Beach & Spa, VEA Newport Beach, A Marriott Resort & Spa, Kimpton Shorebreak Resort, Balboa Bay Resort, Pasea Hotel & Spa and Pendry Newport Beach.
(2)	The variances between the underwriting, the appraisal, and the industry report data with respect to Occupancy, ADR and RevPAR at the Hilton Waterfront Beach Resort Property are attributable in part to variances in reporting methodologies and/or timing differences.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
68

Hospitality – Full Service	Loan #7	Cut-off Date Balance:	$47,000,000
21100 Pacific Coast Highway	Hilton Waterfront Beach Resort	Cut-off Date LTV:	58.0%
Huntington Beach, CA 92648		UW NCF DSCR:	1.79x
		UW NOI Debt Yield:	13.5%

The Market. The Hilton Waterfront Beach Resort Property is located in Huntington Beach, California, and is part of the Los Angeles-Long Beach-Anaheim Metropolitan Statistical Area, the primary economic center of Southern California. The Hilton Waterfront Beach Resort Property is directly adjacent to the Pacific Ocean, separated by Pacific Coast Highway, and has direct access to the beachfront via signalized crosswalks. The market demand generators include the Huntington Beach Pier, Main Street Huntington Beach, the Huntington Beach International Surfing Museum and Pacific City. Huntington Beach benefits from strong year-round tourism, with the city reporting approximately 11 million visitors annually, driven by its oceanfront setting, established surf culture and numerous recreational activities. The Hilton Waterfront Beach Resort Property is located less than five miles from The Bolsa Chica Ecological Reserve, which contributes additional visitation through its protected coastal wetlands, birdwatching, and nature trails, while the adjacent beach provides beachfront bicycle paths and open space for recreational beach activities.

The Hilton Waterfront Beach Resort Property is located within the Huntington Beach submarket of Orange County. Orange County is one of California's most active tourism markets, driven by coastal recreation, resort infrastructure, and major attractions including Disneyland Resort and Knott's Berry Farm. Additional regional destinations such as Crystal Cove State Park, Laguna Beach, Angel Stadium, South Coast Plaza, and Lido Marina Village contribute to sustained demand across hospitality, retail, and leisure sectors. The Hilton Waterfront Beach Resort Property captures significant group business, with several event venues capable of accommodating corporate meetings, social events, weddings, receptions, and other gatherings. The City of Huntington Beach hosts two of the largest annual events on the West Coast, the U.S. Open of Surfing, drawing more than 500,000 attendees, and the Pacific Airshow, drawing more than 700,000 attendees. The Hilton Waterfront Beach Resort Property is located directly across from Pacific City, a 191,000 SF open-air retail and entertainment center with tenants including Equinox, Lululemon, Sephora, H&M, and Lemonade.

According to the appraisal, the estimated 2026 population within a one-, three- and five-mile radius of the Hilton Waterfront Beach Resort Property is 15,681, 96,422 and 257,257, respectively. The estimated 2026 average household income within the same radii is $160,155, $188,421 and $177,115, respectively.

The following table presents the primary competitive properties to the Hilton Waterfront Beach Resort Property:

Competitive Property Summary(1)
Property	Year Built/Renov.	Rooms	Transient	Meeting & Group	2025 Occupancy	2025 ADR	2025 RevPAR
Hilton Waterfront Beach Resort (subject)	1990/2018-2020	437	70%	30%	70.7%	$350.44	$247.66
Hyatt Regency Huntington Beach Resort & Spa(2)	2003	519	60%	40%	70% - 75%	$350 - $375	$260 - $270
VEA Newport Beach, A Marriott Resort & Spa	1975/2022	400	60%	40%	70% - 75%	$350 - $375	$260 - $270
Pasea Hotel & Spa	2016	250	62%	38%	65% - 70%	$350 - $375	$240 - $250
Subtotal/Average		1606			71.0%	$359.98	$255.65

Source: Appraisal

(1)	The variances between the underwriting, the appraisal and industry report data with respect to occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and/or timing differences.
(2)	Hyatt Regency Huntington Beach Resort & Spa is partially owned by the borrower sponsor.

Appraisal. The appraiser concluded to an “as-is” value for the Hilton Waterfront Beach Resort Property of $219,000,000 as of January 28, 2026.

Environmental Matters. According to the Phase I environmental site assessment dated February 11, 2026, there was no evidence of any recognized environmental conditions at the Hilton Waterfront Beach Resort Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
69

Hospitality – Full Service	Loan #7	Cut-off Date Balance:	$47,000,000
21100 Pacific Coast Highway	Hilton Waterfront Beach Resort	Cut-off Date LTV:	58.0%
Huntington Beach, CA 92648		UW NCF DSCR:	1.79x
		UW NOI Debt Yield:	13.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Hilton Waterfront Beach Resort Property:

Cash Flow Analysis
	2022	2023	2024	2025	1/31/2026 TTM	UW	UW per Room
Occupancy(1)	64.5%	67.8%	67.8%	70.6%	70.6%	70.6%
ADR(1)	$370.06	$350.65	$355.24	$350.63	$351.53	$351.22
RevPAR(1)	$238.66	$237.57	$240.73	$247.66	$248.08	$248.07

Room Revenue	$38,068,570	$37,893,166	$38,503,638	$39,503,263	$39,569,750	$39,569,750	$90,549
Food & Beverage Revenue	$24,576,761	$26,283,853	$26,658,575	$30,085,996	$30,121,580	$30,121,580	$68,928
Other Income(2)	$7,123,195	$7,577,549	$9,072,867	$8,381,422	$8,361,353	$8,361,352	$19,134
Total Revenue	$69,768,525	$71,754,568	$74,235,079	$77,970,681	$78,052,682	$78,052,682	$178,610

Room Expense	$8,932,900	$9,738,286	$10,643,396	$11,531,888	$11,560,194	$11,560,194	$26,454
Food & Beverage Expense	$16,652,690	$18,674,853	$19,609,826	$21,817,208	$21,847,016	$21,847,016	$49,993
Other Operated Department Expenses	$960,668	$1,142,777	$1,262,203	$1,240,590	$1,231,325	$1,231,326	$2,818
Real Estate Taxes	$1,693,596	$1,656,906	$1,770,199	$1,884,762	$1,884,933	$1,885,360	$4,314
Insurance	$1,060,479	$1,342,932	$1,249,823	$1,390,866	$1,405,280	$1,388,119	$3,176
Other Expenses(3)	$19,239,194	$21,788,172	$22,450,725	$23,666,376	$23,750,517	$22,967,309	$52,557
Total Expenses	$48,539,526	$54,343,925	$56,986,171	$61,531,690	$61,679,265	$60,879,324	$139,312

Net Operating Income	$21,228,999	$17,410,643	$17,248,908	$16,438,991	$16,373,418	$17,173,358	$39,298
FF&E	$0	$0	$0	$0	$0	$3,122,107	$7,144
Net Cash Flow	$21,228,999	$17,410,643	$17,248,908	$16,438,991	$16,373,418	$14,051,251	$32,154

NOI DSCR	2.70x	2.21x	2.19x	2.09x	2.08x	2.18x
NCF DSCR	2.70x	2.21x	2.19x	2.09x	2.08x	1.79x
NOI Debt Yield	16.7%	13.7%	13.6%	12.9%	12.9%	13.5%
NCF Debt Yield	16.7%	13.7%	13.6%	12.9%	12.9%	11.1%

(1)	The variances between the underwriting, the appraisal, and the industry report data with respect to Occupancy, ADR and RevPAR at the Hilton Waterfront Beach Resort Property are attributable in part to variances in reporting methodologies and/or timing differences.
(2)	Other Income includes spa income, resort fees, parking income, audio visual rental income and cancellations fees.
(3)	Other Expenses are inclusive of advertising and marketing expenses, franchise fees, general and administrative expenses, management fees, repairs and maintenance, utilities, and other variable expenses.

Escrows and Reserves.

Real Estate Taxes – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently is approximately $163,398.

Insurance – At origination of the Hilton Waterfront Beach Resort Whole Loan, the borrower deposited into escrow approximately $1,272,443 for insurance premiums and on a monthly basis, the borrower is required to deposit 1/12th of the annual estimated insurance premiums, which is currently approximately $127,244; provided that such requirement will be waived if the borrower maintains a blanket policy acceptable to the lender in accordance with the Hilton Waterfront Beach Resort Whole Loan documents. As of the origination date of the Hilton Waterfront Beach Resort Whole Loan, a blanket policy was not in place.

FF&E Reserve – The borrower is required to deposit into an FF&E reserve, on a monthly basis, an amount equal to 4.0% of the operating income for the preceding calendar month prior to the applicable payment date, which currently is approximately $260,176.

PIP Reserve – The borrower is required to deposit into a PIP reserve on or before July 31, 2029, an amount equal to 100% of the estimated cost to complete any PIP scope of work, as provided by franchisor and verified by the third-party contractor and lender; provided that such requirement will be waived if, prior to July 31, 2029, the borrower provides the lender with a signed comfort letter from the franchisor evidencing that the franchise agreement has been extended for a minimum term of five years (July 31, 2035). Additionally, in lieu of making deposits into the PIP reserve account, the borrower has the right to provide a letter of credit.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
70

Hospitality – Full Service	Loan #7	Cut-off Date Balance:	$47,000,000
21100 Pacific Coast Highway	Hilton Waterfront Beach Resort	Cut-off Date LTV:	58.0%
Huntington Beach, CA 92648		UW NCF DSCR:	1.79x
		UW NOI Debt Yield:	13.5%

Lockbox and Cash Management. The Hilton Waterfront Beach Resort Whole Loan is structured with a hard lockbox and springing cash management. At origination of the Hilton Waterfront Beach Resort Whole Loan, the borrower was required to establish a lockbox account into which all rents and other revenues are required to be deposited and was required to deliver direction letters to each of the credit card companies with which the borrower has entered into a merchant’s or other credit card agreement directing them to pay to the lockbox account all payments which would otherwise be paid to the borrower under the applicable credit card processing agreement. Upon the commencement of a Cash Sweep Period (as defined below), the lender is required to establish a lender-controlled cash management account. During a Cash Sweep Period, all funds in the lockbox account are required to be transferred to the lender-controlled cash management account on each business day and disbursed in accordance with the Hilton Waterfront Beach Resort Whole Loan documents. Also, during a Cash Sweep Period, all excess cash is required to be collected by the lender and held as additional security for the Hilton Waterfront Beach Resort Whole Loan.

A “Cash Sweep Period” means a period commencing upon the earliest to occur of (i) the occurrence of an event of default, (ii) the debt service coverage ratio (“DSCR”) falling below 1.20x at the end of any calendar quarter or (iii) failure to deposit the PIP amount into the PIP reserve account. The Cash Sweep Period will end upon, as applicable (x) the cure of the event of default, (y) the date that the DSCR is equal to or greater than 1.20x for two consecutive calendar quarters, and (z) the borrower depositing the PIP amount into the PIP reserve account or delivering a letter of credit that is satisfactory to the lender.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance and business interruption insurance for 18 months plus a 12-month extended period of indemnity, in each case that cover perils and acts of terrorism; provided that if the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) or a subsequent statute is in effect and covers both foreign and domestic acts of terror, the provisions of TRIPRA will determine the acts of terrorism for which coverage will be required. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
71

Industrial – Warehouse	Loan #8	Cut-off Date Balance:	$39,500,000
Various	Setna Industrial Portfolio	Cut-off Date LTV:	62.5%
Various, Various		UW NCF DSCR:	1.37x
		UW NOI Debt Yield:	10.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
72

Industrial – Warehouse	Loan #8	Cut-off Date Balance:	$39,500,000
Various	Setna Industrial Portfolio	Cut-off Date LTV:	62.5%
Various, Various		UW NCF DSCR:	1.37x
		UW NOI Debt Yield:	10.6%

North Chicago
Lake Bluff
Libertyville
Mundelein
Wauconda
Vernon Hills
Hawthorn Woods
Lake Forest
Lake County
Cary
Lake Zurich
Long Grove
Lincolnshire
Highland Park
Buffalo Grove
Deerfield
Barrington
Lake Michigan
Barrington Hills
Wheeling
Northbrook
Glencoe
Inverness
Palatine
Chicago Executive Airport
Winnetka
Cook County
South Barrington
Arlington Heights
Glenview
Wilmette
Rolling Meadows
Hoffman Estates
Mount Prospect
Morton Grove
Skokie
Northwestern University
Niles
Des Plaines
Evanston
Streamwood
Schaumburg
Park Ridge
Lincolnwood
Elk Grove Village
Hanover Park
Norwood Park
Bartlett
Roselle
Chicago O'Hare Intl. Airport
Norridge
Chicago
DuPage County
Bloomingdale
Bensenville
Schiller Park
Dunning
Wayne
Carol Stream
Addison
Franklin Park
Tri-State Tollway
Edens Expwy
Lake Shore Drive
Metra

Setna Industrial Portfolio	
1 1345 South 52nd Street	Tempe, AZ
2 475 Bond Street	Lincolnshire, IL
3 402 West Fairmont Drive	Tempe, AZ

Scottsdale
Papago Park
Phoenix Zoo
Phoenix Municipal Stadium
Banner Health Medical Center
CVS Health Corporate Office
Washington St
Metro Light Rail
AZ Historic Society Museum
Pueblo Grande Society Museum
Rio Salado GC
Salt River Pima Maricopa Indian Community
Curry Rd
Red Mtn. Frwy
Phoenix Sky Harbor Intl. Airport
E. Sky Harbor Blvd
Downtown Phoenix 3 miles
Papago Frwy
Hohokam Pkwy
Tempe Town Lake
Tempe Marketplace
Maricopa Frwy
Salt River
University Dr
Old Town Tempe
Arizona State University
Rio Salado College
Pepsi Bottling Group
ASU Gammage
HonorHealth Tempe Medical Center
Broadway Rd
Phoenix
Tempe
Broadway Marketplace
Cotton Business Center
Tempe Diablo Stadium
Southern Ave
Southern Palms Shopping Ctr.
Southern Tempe Retail Ctr.
Danelle Plaza
Tempe History Museum
South Mountain Community College
Raven Golf Club
Maricopa County
Superstition Frwy
Arizona Mills
Baseline Rd
The Collective
Priest Dr
Hardy Dr
Mill Ave
Rural Rd
McClintock Dr

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
73

Mortgage Loan No. 8 – Setna Industrial Portfolio
Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	JPMCB			Single Asset/Portfolio(3)(4):	Portfolio
Credit Assessment (Fitch/Moody’s/MDBRS):	NR/NR/NR			Location(4):	Various
Original Balance:	$39,500,000			General Property Type:	Industrial
Cut-off Date Balance:	$39,500,000			Detailed Property Type:	Warehouse
% of Initial Pool Balance:	4.6%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated(4):	Various/Various
Borrower Sponsor:	Setna iO LLC			Size:	366,235 SF
Guarantor:	David Chaimovitz			Cut-off Date Balance PSF:	$108
Mortgage Rate:	7.14700%			Maturity Date Balance PSF:	$108
Note Date:	3/20/2026			Property Manager:	Self-Managed
Maturity Date:	4/1/2031			Underwriting and Financial Information
Term to Maturity:	60 Months			UW NOI:	$4,182,018
Amortization Term:	0 Months			UW NCF:	$3,909,811
IO Period:	60 Months			UW NOI Debt Yield:	10.6%
Seasoning:	2 Months			UW NCF Debt Yield:	9.9%
Prepayment Provisions:	L(26),D(28),O(6)			UW NOI Debt Yield at Maturity:	10.6%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	1.37x
Additional Debt Type(1):	NAP			Most Recent NOI(5):	NAV
Additional Debt Balance(1):	NAP			2nd Most Recent NOI(5):	NAV
Additional Debt Type (Balance):	NAP			3rd Most Recent NOI(5):	NAV
Reserves(2)				Most Recent Occupancy:	100.0% (6/1/2026)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	NAV
RE Taxes:	$213,560	$49,988	NAP	3rd Most Recent Occupancy:	NAV
Insurance:	$0	Springing	NAP	Appraised Value (as of)(6):	$63,200,000 (Various)
Rollover Reserve:	$0	$30,520	$1,831,175	Appraised Value PSF(6):	$173
				Cut-off Date LTV Ratio(6):	62.5%
				Maturity Date LTV Ratio(6):	62.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$39,500,000	100.0%	Existing Debt:	$38,789,588	98.2%
			Closing Costs:	$386,579	1.0%
			Upfront Reserves:	$213,560	0.5%
			Return of Equity:	$110,274	0.3%
Total Sources:	$39,500,000	100.0%	Total Uses:	$39,500,000	100.0%

(1)	Each related borrower has incurred an intercompany indebtedness (each, an “Intercompany Loan”), evidenced by: (a) a note in the amount of $1,399,909.50 made by SWT2020 LLC, a borrower (“SWT2020 Borrower”), in favor of Setna iO, LLC (“Setna iO”), the borrower sponsor, (b) a note in the amount of $7,569,338.69 made by 475 Bond LLC, a borrower, in favor of Setna iO, (c) a note in the amount of $16,865,999.12, made by 1345 S 52nd St, LLC, a borrower, in favor of Setna iO, and (d) a note in the amount of $495,874.00 made by SWT2020 Borrower in favor of Setnix LLC, the sole tenant affiliated with the borrowers’ 402 West Fairmont Drive Property (as defined below) and 1345 South 52nd Street Property (as defined below). Each Intercompany Loan is subject to a subordination and standstill agreement, pursuant to which, among other terms, each Intercompany Loan is required to remain unsecured and fully subordinated to the Setna Industrial Portfolio Mortgage Loan (as defined below).
(2)	See “Escrows and Reserves” herein.
(3)	The Setna Industrial Portfolio Mortgage Loan does not allow for individual property releases.
(4)	See “Portfolio Summary” below.
(5)	Historical financial information is excluded as the Setna Industrial Portfolio (as defined below) is owner occupied with the underlying tenant leases having been executed as of origination of the Setna Industrial Portfolio Mortgage Loan.
(6)	Appraised Value with respect to the 1345 South 52nd Street Property is based on the “prospective market value upon completion”, which assumes there remains no renovation and thus no remaining renovation costs to be deducted from the appraised value. As of the origination date of the Setna Industrial Portfolio Mortgage Loan, the renovation had been completed. The appraisal also provides for an aggregate concluded “as dark” value of $59,000,000 as of dates ranging from February 3, 2026 to April 3, 2026. Based on the “as dark” appraised value, the Setna Industrial Portfolio Mortgage Loan results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 66.9%.

The Mortgage Loan. The eighth largest mortgage loan (the “Setna Industrial Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $39,500,000 and secured by a first priority fee mortgage encumbering a portfolio of three industrial assets totaling 366,235 SF located in Lincolnshire, Illinois and Tempe, Arizona (each, a “Setna Industrial Portfolio Property” and collectively, the “Setna Industrial Portfolio Properties” or the “Setna Industrial Portfolio”).

The Borrowers and the Borrower Sponsor. The borrowers are 475 Bond LLC, an Illinois limited liability company, SWT2020 LLC, an Arizona limited liability company and 1345 S 52nd St, LLC, an Arizona limited liability company. Each borrower is a single-purpose entity with one independent director and 100% of the interests in each borrower is owned by Setna US Realty Holdings, LLC, a Delaware limited liability company. The non-recourse carveout guarantor is David Chaimovitz, the chief executive officer of Setna iO. The borrower sponsor is Setna iO.

Setna iO operates as an aftermarket aircraft part supplier, serving as a full-service global aviation network for used serviceable material, trading, repair services and asset leasing. Setna iO specializes in wheels, brakes and aircraft systems, supplying tri-released, service-ready components across all platforms. With a global presence in 15 countries, Setna iO’s integrated services and parts inventory streamline operations for industry leaders, including Boeing, Airbus, Embraer, Bombardier and ATR aircraft. Setna iO operates through a network of wholly owned subsidiaries and real estate holding companies in the United States, United Kingdom, Lithuania and Dubai, supporting both its parts supply and maintenance, repair and overhaul services. In

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
74

Industrial – Warehouse	Loan #8	Cut-off Date Balance:	$39,500,000
Various	Setna Industrial Portfolio	Cut-off Date LTV:	62.5%
Various, Various		UW NCF DSCR:	1.37x
		UW NOI Debt Yield:	10.6%

2025, Setna iO achieved significant growth, generating approximately $537.9 million in revenue and $117.3 million in EBITDA, representing a 27.0% and 16.0% increase, respectively, from 2024.

The Properties. The Setna Industrial Portfolio Properties consist of three industrial warehouses totaling 366,235 SF located in Lincolnshire, Illinois (one property, 61.1% NRA) and Tempe, Arizona (two properties, 38.9% NRA). The Setna Industrial Portfolio Properties were acquired by the borrower sponsor between December 2020 and July 2024 for a total purchase price of $44.0 million. Since acquisition, the borrower sponsor has invested approximately $22.2 million in capital improvements to bring the Setna Industrial Portfolio Properties to Class A standards. The Setna Industrial Portfolio is currently 100.0% owner-occupied by Setna iO, along with its Setnix LLC subsidiary (collectively, the “Setna Tenant”), an international supplier of aviation components. The Setna Industrial Portfolio Properties are mission-critical to Setna iO’s aviation business, with all three of the Setna Industrial Portfolio Properties located in close proximity to nearby airports, allowing for seamless last mile logistics and delivery of aircraft parts. The property located at 475 Bond Street in Lincolnshire, Illinois (the “475 Bond Street Property”) is approximately 20 miles north of O’Hare International Airport and 40 miles north of Midway International Airport. Additionally, Setna iO operates its corporate headquarters out of the 475 Bond Street Property. The property located at 1345 South 52nd Street in Tempe, Arizona (the “1345 South 52nd Street Property”) and the property located at 402 West Fairmont Drive in Tempe, Arizona (the “402 West Fairmont Drive Property”) are both located approximately five miles southeast of Phoenix Sky Harbor International Airport and 21 miles west of Mesa Gateway Airport. Between the Setna Industrial Portfolio Properties, Setna iO warehouses a significant portion of its inventory of aerospace components for its U.S. operations. Each of the Setna Industrial Portfolio Properties are subject to an absolute triple net lease structure through 2036, in each case guaranteed by the parent company, Setna iO. The Setna Industrial Portfolio Mortgage Loan does not allow for individual releases of any of the Setna Industrial Portfolio Properties.

1345 South 52nd Street Property is a 112,300 SF industrial warehouse facility built in 1988 and recently renovated in 2025. The 1345 South 52nd Street Property is situated approximately two miles from the 402 West Fairmont Drive Property and five miles southeast of the Phoenix Sky Harbor International Airport. The borrower sponsor acquired the 1345 South 52nd Street Property in July 2024 for $27.5 million ($245 PSF) and subsequently invested approximately $8.0 million ($71 PSF) in capital improvements. The 1345 South 52nd Street Property features 32-foot clear heights, three dock doors, 10 drive-in doors and a fully air-conditioned warehouse space, with 10.7% of NRA intended to be used as office space.

475 Bond Street Property is a 223,940 SF industrial warehouse facility constructed in 2000 and recently renovated in 2024. The 475 Bond Street Property is located approximately 20 miles northwest of downtown Chicago, approximately 20 miles north of O’Hare International Airport and 40 miles north of Midway International Airport. The borrower sponsor acquired the 475 Bond Street Property in June 2022 for $13.3 million ($59 PSF) and subsequently invested approximately $12.0 million ($54 PSF) in capital improvements. Setna iO is headquartered at the 475 Bond Street Property, which features two floors, eight dock doors, three drive-in doors and clear heights of 28 feet, with 15.0% of NRA used as office space. In addition, the second floor of the building, consisting of approximately 25,000 SF, is intended to be used as office space but is currently in shell condition.

402 West Fairmont Drive Property is a 29,995 SF industrial warehouse facility constructed in 1981 and renovated in 2022. The 402 West Fairmont Drive Property is situated approximately five miles southeast of the Phoenix Sky Harbor International Airport. The borrower sponsor acquired the 402 West Fairmont Drive Property in December 2020 for approximately $3.2 million ($106 PSF) and subsequently invested approximately $2.2 million ($73 PSF) in capital improvements. The 402 West Fairmont Drive Property features 20-foot clear heights, three dock doors, one drive-in door and a fully air-conditioned warehouse space, with 13.3% of NRA used as office space. According to the borrower sponsor, the 402 West Fairmont Drive Property is currently underutilized and provides for excess storage capacity for existing lines of business and additional capacity for new lines of business.

The table below presents certain information relating to the Setna Industrial Portfolio Properties:

Setna Industrial Portfolio Summary
Property	City, State	Year Built / Renovated	Net Rentable Area (SF)(1)	Occupancy %(1)	Allocated Cut-off Date Balance(2)	% of Allocated Cut-off Date Balance(2)	Appraised Value(3)	% of Appraised Value(3)	UW NCF	% of UW NCF
1345 South 52nd Street	Tempe, AZ	1988 / 2025	112,300	100.0%	$20,031,250	50.7%	$32,050,000	50.7%	$1,467,900	37.5%
475 Bond Street	Lincolnshire, IL	2000 / 2024	223,940	100.0%	$14,375,000	36.4%	$23,000,000	36.4%	$2,091,299	53.5%
402 West Fairmont Drive	Tempe, AZ	1981 / 2022	29,995	100.0%	$5,093,750	12.9%	$8,150,000	12.9%	$350,611	9.0%
Total / Weighted Average			366,235	100.0%	$39,500,000	100.0%	$63,200,000	100.0%	$3,909,811	100.0%

(1)	Based on the underwritten rent roll dated June 1, 2026.
(2)	No individual property releases are permitted pursuant to the Setna Industrial Portfolio Mortgage Loan documents. Allocated loan amounts are calculated based on the Setna Industrial Portfolio Properties’ individual appraised values for illustrative purposes only.
(3)	Appraised Value with respect to the 1345 South 52nd Street Property is based on the “prospective market value upon completion”, which assumes there remains no renovation and thus no remaining renovation costs to be deducted from the appraised value. As of the origination date of the Setna Industrial Portfolio Mortgage Loan, the renovation had been completed. Appraised Value with respect to the 475 Bond Street Property and the 402 West Fairmont Drive Property is based on the “as is” values. The “as-is” value of the 1345 South 52nd Street Property is $29,650,000, which results in an aggregate “as is” value for the Setna Industrial Portfolio of $60,800,000.

Sole Tenant.

Setna Tenant (366,235 SF, 100.0% of NRA, 100.0% of UW Rent). Setnix LLC, an affiliate of the borrower sponsor, specializes in auxiliary power unit (“APU”) and main engine teardown as well as the repair, overhaul and certification of high-demand rotables. Setnix LLC’s machinery has earned global recognition, including 3x winner of The 145’s Top Shop — APU Component Repair award. Setnix LLC’s parent entity, Setna iO, operates as an aftermarket aircraft part supplier through a network of wholly owned subsidiaries and real estate holding companies in the United States, United Kingdom, Lithuania and Dubai. Setna iO serves as a full-service global aviation network for used serviceable material, trading, repair services and asset leasing and specializes in wheels, brakes and aircraft systems, supplying tri-released, service-ready components across all platforms. With a global presence in 15 countries, Setna iO’s integrated services and parts inventory streamline operations for industry leaders including Boeing, Airbus, Embraer, Bombardier and ATR aircraft. As of year end 2025, Setna iO generated approximately $537.9 million in revenue and approximately $117.3 million in EBITDA, representing an approximately 27.0% and 16.0% increase from 2024, respectively. The Setna Tenant lease is scheduled to expire in December 2036 and is not subject to any renewal options or termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
75

Industrial – Warehouse	Loan #8	Cut-off Date Balance:	$39,500,000
Various	Setna Industrial Portfolio	Cut-off Date LTV:	62.5%
Various, Various		UW NCF DSCR:	1.37x
		UW NOI Debt Yield:	10.6%

The following table presents certain information relating to the sole tenant across the Setna Industrial Portfolio Properties:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)	Tenant SF	Approx. % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Exp.	Renewal Options	Term. Option (Y/N)
Sole Tenant
475 Bond Street – Setna iO LLC(2)	NR/NR/NR	223,940	61.1%	$2,407,355	54.0%	$10.75	12/31/2036	NAP	N
1345 South 52nd Street - Setnix LLC(2)	NR/NR/NR	112,300	30.7%	$1,656,425	37.1%	$14.75	12/31/2036	NAP	N
402 W Fairmont Drive - Setnix LLC(2)	NR/NR/NR	29,995	8.2%	$397,434	8.9%	$13.25	12/31/2036	NAP	N
Occupied Subtotal/Wtd. Avg.		366,235	100.0%	$4,461,214	100.0%	$12.18
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		366,235	100.0%	$4,461,214	100.0%	$12.18

(1)	Based on the underwritten rent roll dated June 1, 2026.
(2)	Borrower sponsor affiliated entities.

The following table presents certain information relating to the lease rollover schedule at the Setna Industrial Portfolio:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2029	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2030	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2031	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2032	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2033	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2034	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2035	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2036 & Thereafter	1	366,235	100.0%	100.0%	$4,461,214	100.0%	100.0%	$12.18
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	1	366,235	100.0%		$4,461,214	100.0%		$12.18

(1)	Based on the underwritten rent roll dated June 1, 2026.

The Markets. The Setna Industrial Portfolio consists of one property located within the Chicago industrial market, as well as two properties situated in the Phoenix industrial market.

Lincolnshire, Illinois (223,940 SF): The 475 Bond Street Property is located in Lincolnshire, Illinois, situated within the Chicago core-based statistical area. The Chicago region is the largest industrial market in the United States with nearly 1.3 billion SF of industrial inventory, supported by a dense consumer population as the third most populous city in the United States, relatively low business costs and extensive transportation infrastructure providing freight and cargo opportunities via the area’s highest concentration of highways, freight railways and air cargo shipping routes per the appraisal. Market fundamentals remain tight, with overall industrial vacancy at 4.4% as of the fourth quarter of 2025. Additionally, new leasing totaled nearly 36.8 million SF, representing a 37% increase year-over-year. Average asking rent is $7.36 PSF and approximately 10.4 million SF of industrial space remains under construction as of the fourth quarter of 2025, with 9.4 million SF having been completed year-to-date and 61.9% of delivered space preleased. The Chicago industrial market has maintained a positive net absorption trend for 15 consecutive years with over 6.3 million SF of net absorption as of the fourth quarter of 2025.

In addition to its immediate access to State Routes 21 and 22 and I-94, the 475 Bond Street Property benefits from its proximity to both Chicago O’Hare International airport (“O’Hare”), the fourth busiest airport in the world and Chicago Midway International Airport. According to a third-party market report, as of 2024, O’Hare is considered the most connected airport in the United States and is a major hub for American Airlines and United Airlines as well as an operating base for Frontier Airlines and Spirit Airlines.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
76

Industrial – Warehouse	Loan #8	Cut-off Date Balance:	$39,500,000
Various	Setna Industrial Portfolio	Cut-off Date LTV:	62.5%
Various, Various		UW NCF DSCR:	1.37x
		UW NOI Debt Yield:	10.6%

The following table presents certain information relating to comparable industrial leases with respect to the 475 Bond Street Property:

Summary of Comparable Industrial Leases
Property / Location	Year Built / Renovated	Tenant Name	Lease Start Date	Term (years)	Lease Type	Tenant Size (SF)	Base Rent PSF
475 Bond Street(1) 475 Bond Street, Lincolnshire, IL	2000 / 2024	Setna iO LLC	Mar-26	11	NNN	223,940	$10.75
Norman Woods Office & Industrial Park 1931 Norman Drive, Waukegan, IL	2004 / NAP	Convey Health Solutions, Inc	Aug-26	2	Net	147,936	$6.00
Amhurst Industrial Center VII 1451-1485 South Lakeside Drive, Waukegan, IL	1997 / NAP	Contract Installations	Feb-26	5	Net	26,881	$7.50
Amhurst Industrial Center IV 1585-1705 Waukegan Road, Waukegan, IL	2000 / NAP	Brilliant Gifts LLC	Nov-25	5	Net	75,545	$6.95
Amhurst Industrial Center I 3561 Bur Wood Drive, Waukegan, IL	1997 / NAP	Nielsen-Massey Vanillas	Nov-25	4	Net	48,372	$6.80
Amhurst Industrial Center I 3541 Bur Wood Drive, Waukegan, IL	1996 / NAP	American Place Casino	Oct-25	6	Net	38,459	$7.20
Amhurst Lake Business Center 1725-1901 Waukegan Road, Waukegan, IL	2000 / NAP	Thermoflex	Aug-25	3	Net	172,542	$6.03
Bridge Point Mundelein 290 Townline Road, Mundelein, IL	2023 / NAP	Kenco	Mar-24	6	Net	209,539	$8.25

Source: Appraisal.

(1)	Based on the underwritten rent roll dated June 1, 2026.

Tempe, Arizona (142,295): The 402 West Fairmont Drive Property and the 1345 South 52nd Street Property are located in Tempe, Arizona within the Phoenix industrial market, which consists of approximately 463.2 million SF of industrial inventory. As of the fourth quarter of 2025, market vacancy measured 12.7%, though fundamentals remained constructive with net absorption remaining positive. Through the fourth quarter of 2025, the Phoenix industrial market reported roughly 13.7 million SF of positive net absorption, with warehouse/distribution accounting for 11.8 million SF. New industrial deliveries totaled approximately 18.6 million SF in the fourth quarter of 2025, and the construction pipeline neared 15.7 million SF. The average annual asking rent reached $13.68 PSF across all industrial sectors in the fourth quarter of 2025. Leasing activity exceeded 29.0 million SF in 2025, marking the third-highest annual total on record since at least 2000, reinforcing Phoenix’s position as a leading logistics and distribution market in the Southwest per the appraisal.

The 402 West Fairmont Drive Property and the 1345 South 52nd Street Property offer multiple points of ingress and egress and direct connectivity to major transportation arterials, including Interstate 10, Interstate 17, Highway 60, State Route 143 and State Route 202. The location of the 402 West Fairmont Drive Property and the 1345 South 52nd Street Property enables efficient vehicular access to the greater Phoenix metropolitan area and surrounding regions. For air travel, the 402 West Fairmont Drive Property and the 1345 South 52nd Street Property are situated approximately three miles northwest of Phoenix Sky Harbor International Airport – Arizona’s largest and busiest airport serving as a major hub for American Airlines and operating base for Southwest Airlines and Frontier Airlines.

The following table presents certain information relating to comparable industrial leases with respect to the 1345 South 52nd Street Property:

Summary of Comparable Industrial Leases
Property / Location	Year Built / Renovated	Tenant Name	Lease Start Date	Term (years)	Lease Type	Tenant Size (SF)	Base Rent PSF
1345 South 52nd Street(1) 1345 South 52nd Street, Tempe, AZ	1988 / 2025	Setnix LLC	Mar-26	11	NNN	112,300	$14.75
Pillpack Flex Industrial 3809 East Watkins Road, Phoenix, AZ	1996 / 2018	AZ Pharmacy "PillPack"	Mar-26	5	Net	174,801	$15.00
Cove Logistics Center 3755 West Van Buren Street, Phoenix, AZ	2024 / NAP	Winsupply	Apr-25	10	Net	99,498	$13.44
Midway Commerce Center 1835 South Hamilton Street, Chandler, AZ	2024 / NAP	Brand Safway	Aug-25	8	Net	78,293	$13.44
Fiesta Tech Center 1352 North Fiesta Boulevard, Gilbert, AZ	2025 / NAP	Phoenix Defense	Dec-25	11	Net	59,723	$16.44
Tempe Commerce Park- Building B 7350 South Kyrene Road, Tempe, AZ	1995 / NAP	JSG Associates	Feb-25	3	Net	58,473	$15.00
Sight Logistics 6840 South Harl Avenue, Tempe, AZ	2023 / NAP	Zelis Healthcare,	Nov-25	11	Net	44,519	$15.84
Hohokam Business Park 1530 West 10th Place, Tempe, AZ	1984 / 2023	Xerox Business Solutions, LLC	Jan-25	5	Net	33,825	$13.80

Source: Appraisal.

(1)	Based on the underwritten rent roll dated June 1, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
77

Industrial – Warehouse	Loan #8	Cut-off Date Balance:	$39,500,000
Various	Setna Industrial Portfolio	Cut-off Date LTV:	62.5%
Various, Various		UW NCF DSCR:	1.37x
		UW NOI Debt Yield:	10.6%

The following table presents certain information relating to comparable industrial leases with respect to the 402 West Fairmont Drive Property:

Summary of Comparable Industrial Leases
Property / Location	Year Built / Renovated	Tenant Name	Lease Start Date	Term (years)	Lease Type	Tenant Size (SF)	Base Rent PSF
402 West Fairmont Drive(1) 402 West Fairmont Drive, Tempe, AZ	1981 / 2022	Setnix LLC	Mar-26	11	NNN	29,995	$13.25
Fiesta Tech Center 1352 North Fiesta Boulevard, Gilbert, AZ	2025 / NAP	Phoenix Defense	Dec-25	11	Net	59,723	$16.44
Sight Logistics 6840 South Harl Avenue, Tempe, AZ	2023 / NAP	Zelis Healthcare,	Nov-25	11	Net	44,519	$15.84
Southeast Phoenix Distribution Center 6511-6677 West Frye Road, Chandler, AZ	2019 / NAP	Rite-Way Thermal	Oct-25	5	Net	23,603	$14.16
Lincoln Commerce Park 1 & II 2115 South 11th Avenue, Phoenix, AZ	2006 / NAP	Britex	Jun-25	5	Net	15,717	$15.12
Converge Logistics Center 15175 South 50th Street, Phoenix, AZ	2022 / NAP	Assmann WSW Components, Inc.	May-25	5	Net	18,956	$16.20
Single Tenant Industrial Bldg. 9 South Roosevelt Avenue, Chandler, AZ	2024 / NAP	A-Rent Test Equipment	Apr-25	5	Net	15,353	$17.40
Tempe Commerce Park- Building B 7350 South Kyrene Road, Tempe, AZ	1995 / NAP	JSG Associates	Feb-25	3	Net	58,473	$15.00
Hohokam Business Park 1530 West 10th Place, Tempe, AZ	1984 / 2023	Xerox Business Solutions, LLC	Jan-25	5	Net	33,825	$13.80

Source: Appraisal.

(1)	Based on the underwritten rent roll dated June 1, 2026.

The following table presents certain information relating to the appraisal’s office market rent conclusions for the Setna Industrial Portfolio:

Market Rent Summary(1)
Property	Market Rent (PSF)
475 Bond Street	$7.25
402 West Fairmont Drive	$16.00
1345 South 52nd Street	$16.50
Setna Industrial Portfolio(2)	$10.80

(1)	Source: Appraisal.
(2)	Weighted on NRA.

Appraisals. The appraised value for the Setna Industrial Portfolio of $63,200,000 is based on the sum of the “as-is” values of the 475 Bond Street Property and the 402 West Fairmont Drive Property, each with a value date of February 3, 2026, and the “prospective market value upon completion” value of the 1345 South 52nd Street Property, with a value date of April 3, 2026, which assumes there remains no renovation and thus no remaining renovation costs to be deducted from the appraised value. As of the origination date of the Setna Industrial Portfolio Mortgage Loan, the renovation had been concluded.

The “as-is” value for the 1345 South 52nd Street Property is $29,650,000, which results in an aggregate “as-is” value for the Setna Industrial Portfolio of $60,800,000. The aggregate “as dark” value for the Setna Industrial Portfolio is $59,000,000.

Environmental Matters. According to the Phase I environmental site assessments dated February 10, 2026 to February 12, 2026, there was no evidence of any recognized environmental conditions at the Setna Industrial Portfolio Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
78

Industrial – Warehouse	Loan #8	Cut-off Date Balance:	$39,500,000
Various	Setna Industrial Portfolio	Cut-off Date LTV:	62.5%
Various, Various		UW NCF DSCR:	1.37x
		UW NOI Debt Yield:	10.6%

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Setna Industrial Portfolio Properties:

Cash Flow Analysis(1)(2)
	UW(3)	UW per Unit
Rents in Place	$4,461,214	$12.18
Vacant Income	$0	$0.00
Gross Potential Rent	$4,461,214	$12.18
Total Reimbursements	$1,122,705	$3.07
Gross Potential Income	$5,583,919	$15.25
Vacancy	($279,196)	($0.76)
Effective Gross Income	$5,304,723	$14.48

Real Estate Taxes	$591,916	$1.62
Insurance	$62,050	$0.17
Other Expenses	$468,739	$1.28
Total Expenses	$1,122,705	$3.07

Net Operating Income	$4,182,018	$11.42
Tenant Improvements	$106,208	$0.29
Leasing Commissions	$129,375	$0.35
Replacement Reserves	$36,624	$0.10
Net Cash Flow	$3,909,811	$10.68

Occupancy %	95.0%(4)
NOI DSCR	1.46x
NCF DSCR	1.37x
NOI Debt Yield	10.6%
NCF Debt Yield	9.9%

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring items were adjusted and/or excluded from the historical presentation and are not considered for purposes of the lender underwritten net cash flow.
(2)	Historical financial information is excluded as the Setna Industrial Portfolio is owner occupied with the underlying tenant lease having been executed at origination of the Setna Industrial Portfolio Mortgage Loan.
(3)	Based on the underwritten rent roll as of June 1, 2026.
(4)	The underwritten economic vacancy is 5.0%. The Setna Industrial Portfolio was 100.0% physically occupied as of June 1, 2026.

Escrows and Reserves.

Real Estate Taxes – At origination of the Setna Industrial Portfolio Mortgage Loan, the borrowers were required to deposit approximately $213,560 into a real estate tax reserve. Additionally, the borrowers are required to deposit into a real estate tax reserve, on a monthly basis, an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months. As of loan origination, the initial amount of the monthly tax deposit is approximately $49,988.

Insurance – The borrowers are required to deposit into an insurance reserve, on a monthly basis, an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the insurance coverage; provided, however, such monthly reserves for insurance premiums will not be required as long as (i) no event of default has occurred and is continuing and (ii) the insurance coverage for the Setna Industrial Portfolio is included in a blanket policy approved by the lender in its reasonable discretion.

Rollover Reserve – The borrowers are required to deposit into a rollover reserve, on each payment date, approximately $30,520 ($1.00 PSF annually), subject to a cap of $1,831,175 ($5.00 PSF).

Lockbox and Cash Management. The Setna Industrial Portfolio Mortgage Loan is structured with a hard lockbox and springing cash management. At loan origination, the borrowers or property manager were required to deliver letters to all tenants directing such tenants to deliver all rents payable with respect to the Setna Industrial Portfolio Properties directly into a lockbox account controlled by the lender. In the absence of a Cash Sweep Period (as defined below), the funds in the lockbox account will be swept each business day into an account controlled by the borrowers. If a Cash Sweep Period is

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
79

Industrial – Warehouse	Loan #8	Cut-off Date Balance:	$39,500,000
Various	Setna Industrial Portfolio	Cut-off Date LTV:	62.5%
Various, Various		UW NCF DSCR:	1.37x
		UW NOI Debt Yield:	10.6%

continuing, all funds in the lockbox account are required to be swept to a lender-controlled cash management account once every business day and applied in accordance with the Setna Industrial Portfolio Mortgage Loan documents. Provided that a Cash Sweep Period is continuing in accordance with the Setna Industrial Portfolio Mortgage Loan documents, funds on deposit in the excess cash flow reserve account will be held as additional security for the Setna Industrial Portfolio Mortgage Loan as set forth in the Setna Industrial Portfolio Mortgage Loan documents. All sums remaining on deposit in the excess cash flow reserve account will be disbursed to the borrowers upon payment in full of the Setna Industrial Portfolio Mortgage Loan.

A “Cash Sweep Period” means a period commencing upon the occurrence of (i) an event of default, (ii) any bankruptcy action of the property manager, (iii) any bankruptcy action of the borrowers, (iv) the debt service coverage ratio falling below 1.25x, (v) a Financial Trigger Event (as defined below) or (vi) the commencement of a Lease Sweep Period (as defined below); and expiring upon (a) with respect to clause (i) above, the cure of such event of default and the acceptance of such cure by the lender, (b) with respect to clause (ii) above, the borrowers replacing the property manager with a qualified property manager under a replacement management agreement within 60 days following the occurrence of such bankruptcy action, (c) with respect to clause (iv) above, the achievement of a debt service coverage ratio of 1.30x or greater for two consecutive calendar quarters, (d) with respect to clause (v) above, the achievement of (A) Setna iO achieving EBITDA for two consecutive quarters based on the trailing 12 month period of greater than $60,000,000 if such Cash Sweep Period was caused by clause (x) of the definition of Financial Trigger Event, (B) the waiver or cure of the event of default under the senior secured credit facility involving Setna iO as "borrower" thereunder if such Cash Sweep Period was caused by clause (y) of the definition of Financial Trigger Event or (C) the delivery of financial statements in accordance with the Setna Industrial Portfolio Mortgage Loan documents if such Cash Sweep Period was caused by clause (z) of the definition of Financial Trigger Event and (e) with respect to clause (vi) above, the Lease Sweep Period has ended; provided that, the borrowers are required to have paid all of the lender’s reasonable out-of-pocket expenses incurred in connection with such Cash Sweep Period cure, including reasonable out-of-pocket attorneys’ fees and expenses. In no event will the borrowers be entitled to cure a Cash Sweep Period caused by the bankruptcy action of the borrowers.

A “Financial Trigger Event” means that (x) EBITDA of Setna iO tested quarterly for the previous 12 month period is less than $60,000,000, (y) an event of default under the senior secured credit facility involving Setna iO as "borrower" thereunder has occurred and is continuing or (z) lender has not received the financial statements of Setna iO as and when required to be delivered pursuant to the Setna Industrial Portfolio Mortgage Loan documents.

A “Lease Sweep Period” means a period commencing upon the first payment date following the occurrence of (i) with respect to each Lease Sweep Lease (as defined below), upon the date that any Lease Sweep Lease (or any portion thereof) is subleased or the receipt by the borrowers or any manager of notice from any tenant under a Lease Sweep Lease of its intent to sublease the Lease Sweep Lease (or any portion thereof); provided that no Lease Sweep Period will commence pursuant to this clause (i) if (x) such sublease (or notice of intent to sublease) is to an affiliate of the borrowers, (y) Setna iO is either the tenant or the guarantor of the applicable Lease Sweep Lease and the tenant under such Lease Sweep Lease remains primarily liable for payment of rent and otherwise under such Lease Sweep Lease and (z) no more than 15% of the rentable square footage at the Setna Industrial Portfolio Properties (in the aggregate with all other subleases) has been subleased, (ii) the date that a Lease Sweep Lease (or any portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date or the receipt by the borrowers or any manager of notice from any tenant under a Lease Sweep Lease to surrender, cancel or terminate the Lease Sweep Lease prior to its then current expiration date, (iii) the date that any tenant under a Lease Sweep Lease vacates, abandons or discontinues its business at more than 15% of its Lease Sweep Space (as defined below) or give notice that it intends to vacate, abandon or discontinue its business at more than 15% of its Lease Sweep Space, (iv) upon a default under a Lease Sweep Lease by the tenant thereunder that continues beyond any applicable notice and cure period or (v) the occurrence of a Lease Sweep Tenant Party Insolvency Proceeding (as defined below). A Lease Sweep Period will expire upon the first to occur of (a) with respect to clauses (i) through (iii), the entirety of the applicable Lease Sweep Lease space is leased pursuant to an acceptable replacement lease and, subject to the lender’s judgment, sufficient funds have been accumulated in the lease sweep reserve to cover anticipated leasing expenses, free rent periods and/or rent abatement periods as well as any shortfalls in required payments or operating expenses as a result of any anticipated down time prior to the commencement of payments under an acceptable replacement lease, (b) with respect to clause (iv) above, the date on which the subject default has been cured, and no other default under such Lease Sweep Lease occurs for a period of six consecutive months following such cure and (c) with respect to clause (v) above, either (a) the applicable Lease Sweep Tenant Party Insolvency Proceeding has been dismissed pursuant to a non-appealable order and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender or (b) the applicable Lease Sweep Lease has been assumed and assigned to a third party in a manner reasonably satisfactory to the lender.

A “Lease Sweep Tenant Party Insolvency Proceeding” means (a) the admission in writing by the applicable tenant of its inability to pay its debts generally, the making of a general assignment for the benefit of creditors, the instituting by the applicable tenant of any proceeding seeking to adjudicate it insolvent or seeking a liquidation or dissolution, the taking advantage by the applicable tenant of any insolvency law, the commencement by any applicable tenant of a case or other proceeding naming it debtor under any insolvency law or the instituting of a case or other proceeding against or with respect to any applicable tenant under any insolvency law or (b) the instituting of any proceeding against or with respect to any applicable party seeking liquidation of its assets or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of it or the whole or any substantial part of its properties or assets or the taking of any corporate, partnership or limited liability company action in furtherance of any of the foregoing.

A “Lease Sweep Lease” means (i) that certain amended and restated lease agreement dated May 20, 2026 by and between 1345 S 52nd St, LLC and Setnix LLC and that certain lease guaranty agreement by Setna iO in favor of 1345 S 52nd St, LLC, in each case, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the Setna Industrial Portfolio Mortgage Loan documents, (ii) that certain amended and restated lease agreement dated May 20, 2026 by and between 475 Bond LLC and Setna iO, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the Setna Industrial Portfolio Mortgage Loan documents, (iii) that certain lease agreement dated May 20, 2026 by and between SWT2020 LLC and Setnix LLC and that certain lease guaranty agreement by Setna iO in favor of SWT2020 LLC, in each case, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the Setna Industrial Portfolio Mortgage Loan documents or (iv) any replacement lease to the leases described in clauses (i)-(iii) above.

A “Lease Sweep Space” means the space demised under the applicable Lease Sweep Lease.

Release of Properties. None.

Terrorism Insurance. The borrowers are required to obtain and maintain property insurance for 100% of full replacement cost and business interruption insurance for 18 months plus a six month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
80

Various - Various	Loan #9	Cut-off Date Balance:	$37,330,000
Various	ExchangeRight 75	Cut-off Date LTV:	50.0%
Various, Various		UW NCF DSCR:	2.27x
		UW NOI Debt Yield:	11.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
81

Mixed Use - Various	Loan #9	Cut-off Date Balance:	$37,330,000
Various, Various	ExchangeRight 75	Cut-off Date LTV:	50.0%
		UW NCF DSCR:	2.27x
		UW NOI Debt Yield:	11.9%

ExchangeRight 75
1 FedEx – Little Rock, AR | Little Rock, AR
2 Hobby Lobby – East Hanover, NJ | East Hanover, NJ
3 BioLife – Burleson, TX | Burleson, TX
4 Tractor Supply – Villa Rica, GA | Villa Rica, GA
5 Dollar General – Strongsville, OH | Strongsville, OH
6 Dollar General – Adrian, MI | Adrian, MI
CANADA
Lake Erie
CLEVELAND
Cleveland Hts.
Shaker Hts.
Westlake
Lorain
Elyria
Parma
Garfield Hts.
Strongsville
Medina
Kent
Warren
Stow
Barberton
AKRON
Youngstown
Wooster
Massillon
Canton
Mansfield
Alliance
East Liverpool
New Philadelphia
Mentor
Euclid
Ashtabula
OHIO
PENN
NEW YORK
PENN
NEW JERSEY
Port Jervis
Vernon Twp.
Franklin
Ringwood
Newton
Kinnelon
Wayne
Paterson
Paramus
Passaic
Yonkers
White Plains
East Stroudsburg
Hopatcong
Dover
Morristown
East Hanover
Madison
Newark
NEW YORK CITY
Jersey City
Elizabeth
Edison
Washington
Easton
Phillipsburg
Bridgewater Twp.
Bound Brook
Somerset
New Brunswick
East Brunswick
Flemington
Lambertville
Princeton
Plainsboro
Old Bridge
Doylestown
Lansdale
Trenton
Freehold
Long Branch
Eatontown
Atlantic Ocean
Flint
Lapeer
Port Huron
Saint Johns
Marysville
Lansing
East Lansing
Okemos
Pontiac
Rochester Hills
Mount Clemens
Troy
Sterling Hts.
Brighton
Southfield
Novi
Livonia
Lake St. Clair
Ann Arbor
DETROIT
Dearborn
WINDSOR
Jackson
Ypsilanti
LaSalle
ONTARIO
Trenton
Adrian
Dundee
Monroe
Lake Erie
MICHIGAN
OHIO
Lambertville
TOLEDO
Bryan
Maumee
Sandusky
MISSOURI
OKLAHOMA
Tulsa
Rogers
Jonesboro
OKLAHOMA CITY
Amarillo
Norman
Fort Smith
Little Rock
MEMPHIS
Searcy
Hot Springs
ARKANSAS
Wichita Falls
Lubbock
Texarkana
MS
Greenville
FORT WORTH
DALLAS
Shreveport
Jackson
Midland
Odessa
Burleson
TEXAS
Waco
LOUISIANA
San Angelo
Nacogdoches
Alexandria
Baton Rouge
AUSTIN
Lafayette
NEW ORLEANS
HOUSTON
Lake Charles
Beaumont
San Marcos
SAN ANTONIO
Del Rio
Victoria
Galveston
Gulf of Mexico
Laredo
Corpus Christi
MEXICO
McAllen
Brownsville
Chattanooga
TENNESSEE
NORTH CAROLINA
Ringgold
Dalton
LaFayette
Chatsworth
Fort Payne
GEORGIA
Calhoun
Dahlonega
Cleveland
Gainesville
Commerce
Rome
Cartersville
Canton
Milton
Alpharetta
Woodstock
Roswell
Cedartown
Kennesaw
Sandy Springs
Athens
Marietta
Lawrenceville
Mableton
Villa Rica
Decatur
Bremen
ATLANTA
Lithonia
South Fulton
Carrollton
Covington
Stockbridge
ALABAMA
McDonough
Peachtree City
Newnan
Griffin
Roanoke

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
82

Mortgage Loan No. 9 – ExchangeRight 75
Mortgage Loan Information				Property Information
Mortgage Loan Seller:		WFB		Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s/MDBRS):		NR/NR/NR		Location(2):	Various, Various
Original Balance:		$37,330,000		General Property Type(2):	Various
Cut-off Date Balance:		$37,330,000		Detailed Property Type(2):	Various
% of Initial Pool Balance:		4.4%		Title Vesting:	Fee
Loan Purpose:		Acquisition		Year Built/Renovated(2):	Various/Various
Borrower Sponsors:		David Fisher, Joshua Ungerecht		Size:	416,987 SF
		and Warren Thomas		Cut-off Date Balance PSF:	$90
Guarantors:		David Fisher, Joshua Ungerecht		Maturity Balance PSF:	$90
		and Warren Thomas		Property Manager:	NLP Management, LLC
Mortgage Rate:		5.12000%
Note Date:		4/23/2026
Maturity Date:		5/11/2031
Term to Maturity:		60 months		Underwriting and Financial Information
Amortization Term:		0 months		UW NOI:	$4,460,407
IO Period:		60 months		UW NCF	$4,393,631
Seasoning:		1 month		UW NOI Debt Yield:	11.9%
Prepayment Provisions:		L(25),D(28),O(7)		UW NCF Debt Yield:	11.8%
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NOI Debt Yield at Maturity:	11.9%
Additional Debt Type:		NAP		UW NCF DSCR:	2.27x
Additional Debt Balance:		NAP		Most Recent NOI(3):	NAV
Future Debt Permitted (Type):		No (NAP)		2nd Most Recent NOI(3):	NAV
Reserves(1)				3rd Most Recent NOI(3):	NAV
Type	Initial	Monthly	Cap	Most Recent Occupancy:	100.0% (6/11/2026)
RE Taxes:	$86,170	$36,491	NAP	2nd Most Recent Occupancy(3):	NAV
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy(3):	NAV
Replacement Reserve:	$0	Springing	$156,636	Appraised Value (as of)(4):	$74,660,000 (Various)
Leasing Reserve:	$500,000	Springing	NAP	Appraised Value per SF(4):	$179
Specific Tenant Reserve:	$705,054	$0	NAP	Cut-off Date LTV Ratio:	50.0%
				Maturity Date LTV Ratio:	50.0%

Sources and Uses(5)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Borrower Sponsor Equity:	$40,359,569	51.9%	Purchase Price:	$74,231,177	95.5%
Mortgage Loan Amount:	$37,330,000	48.1%	Closing Costs:	$2,167,168	2.8%
			Upfront Reserves:	$1,291,224	1.7%
Total Sources:	$77,689,569	100.0%	Total Uses:	$77,689,569	100.0%

(1)	For a full description of escrows and reserves, please refer to “Escrows and Reserves” below.
(2)	See “The Properties” section below for additional details for the ExchangeRight 75 Properties (as defined below).
(3)	Historical financial and occupancy information is not available as the ExchangeRight 75 Properties are leased on a triple net basis (“NNN”).
(4)	Based on the aggregate individual as-is values. The individual appraisal valuation dates range from April 1, 2026 to April 9, 2026.
(5)	The ExchangeRight 75 Mortgage Loan (as defined below) was used to facilitate the acquisition of the ExchangeRight 75 Properties between April 17, 2026 and April 23, 2026.

The Mortgage Loan. The ninth largest mortgage loan (the “ExchangeRight 75 Mortgage Loan”) is evidenced by a promissory note in the principal balance of $37,330,000 and secured by a first-priority mortgage encumbering the ExchangeRight 75 Borrower’s (as defined below) fee interests in a portfolio of one industrial property, four retail properties and one medical office property totaling 416,987 SF located in Arkansas, Georgia, Michigan, New Jersey, Ohio and Texas (the “ExchangeRight 75 Properties”).

The Borrower and the Borrower Sponsors. The borrower is ExchangeRight Net-Leased Portfolio 75 DST (the “ExchangeRight 75 Borrower”), a Delaware statutory trust with at least one independent trustee. Legal counsel to the ExchangeRight 75 Borrower delivered a non-consolidation opinion in connection with the origination of the ExchangeRight 75 Mortgage Loan. The borrower sponsors and non-recourse carveout guarantors are David Fisher, Joshua Ungerecht, and Warren Thomas, all of whom serve as managing partners of ExchangeRight Real Estate, LLC. ExchangeRight Real Estate, LLC has more than 28 million SF under management across over 1,400 properties across 47 states with a focus on investment grade, necessity-based retail and healthcare.

The ExchangeRight 75 Borrower has master leased the ExchangeRight 75 Properties to a master tenant (the “ExchangeRight Master Tenant”) owned by ExchangeRight Real Estate, LLC, which is in turn owned by the guarantors. The ExchangeRight Master Tenant is a Delaware limited liability company structured to be bankruptcy-remote, with one independent director. The master lease generally imposes responsibility on the ExchangeRight Master Tenant for the operation, maintenance and management of the ExchangeRight 75 Properties and payment of all expenses incurred in the maintenance and repair of the ExchangeRight 75 Properties, other than capital expenses. The ExchangeRight Master Tenant’s interest in all tenant rents was assigned to the ExchangeRight 75 Borrower, which in turn collaterally assigned its interest to the lender. The master lease is subordinate to the ExchangeRight 75 Mortgage Loan and, upon an event of default under the ExchangeRight 75 Mortgage Loan, the lender has the right to cause the ExchangeRight 75 Borrower to terminate the master lease. A default under the master lease is an event of default under the ExchangeRight 75 Mortgage Loan and gives

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
83

Various - Various	Loan #9	Cut-off Date Balance:	$37,330,000
Various	ExchangeRight 75	Cut-off Date LTV:	50.0%
Various, Various		UW NCF DSCR:	2.27x
		UW NOI Debt Yield:	11.9%

rise to recourse liability to the guarantors for losses, unless such default arises solely in connection with the failure of the ExchangeRight Master Tenant to pay rent as a result of the ExchangeRight 75 Properties not generating sufficient cash flow for the payment of such rent.

The lender has the right to require the ExchangeRight 75 Borrower to convert from a Delaware statutory trust to a limited liability company upon certain events, including (i) an event of default or the lender’s good faith determination of imminent default under the ExchangeRight 75 Mortgage Loan, (ii) the lender’s good faith determination that the ExchangeRight 75 Borrower will be unable to make a material decision or take a material action required in connection with the operation and maintenance of any of the ExchangeRight 75 Properties, and (iii) 90 days prior to the maturity date of the ExchangeRight 75 Mortgage Loan, if an executed commitment from an institutional lender to refinance the ExchangeRight 75 Mortgage Loan in full is not delivered to the lender.

The Properties. The ExchangeRight 75 Properties are comprised of one industrial property located in Little Rock, Arkansas (the “FedEx – Little Rock, AR Property”), one medical office property located in Burleson, Texas (the “BioLife – Burleson, TX Property”), four retail properties located in Adrian, Michigan (the “Dollar General – Adrian, MI Property”), Strongsville, Ohio (the “Dollar General – Strongsville, OH Property”), East Hanover, New Jersey (the “Hobby Lobby – East Hanover, NJ Property”) and Villa Rica, Georgia (the “Tractor Supply – Villa Rica, GA Property”). The ExchangeRight 75 Properties total 416,987 SF of net rentable area (“NRA”). The ExchangeRight 75 Properties are 100.0% leased to six tenants on a triple-net basis.

FedEx – Little Rock, AR Property. The FedEx – Little Rock, AR Property is a single-tenant warehouse/distribution industrial property totaling 303,596 SF located in the Mabelvale area of southwest Little Rock, Arkansas. The FedEx – Little Rock, AR Property consists of three, single-story buildings situated on a 44.38-acre site constructed in 2016 and is expected to undergo tenant renovations in 2026. The FedEx – Little Rock, AR Property amenities include perimeter fencing, controlled security access gates, a fueling station, backup generators, dedicated service garage and a detention pond. The FedEx – Little Rock, AR Property features 468 surface parking spaces, resulting in a parking ratio of approximately 1.5 spaces per 1,000 SF of NRA. As of June 11, 2026, the FedEx – Little Rock, AR Property was 100.0% leased by Federal Express Corporation with a weighted average remaining lease term (“WALT”) of 9.7 years.

Hobby Lobby – East Hanover, NJ Property. The Hobby Lobby – East Hanover, NJ Property is a single-tenant retail property totaling 54,640 SF located in East Hanover, New Jersey. The Hobby Lobby – East Hanover, NJ Property consists of one, single-story freestanding building situated on a 4.16-acre site constructed in 1980 and renovated in 2024. The Hobby Lobby – East Hanover, NJ Property features 245 surface parking spaces, resulting in a parking ratio of approximately 4.48 spaces per 1,000 SF of NRA. As of June 11, 2026, the Hobby Lobby – East Hanover, NJ Property was 100.0% leased by Hobby Lobby with a WALT of 10.3 years.

BioLife – Burleson, TX Property. The BioLife – Burleson, TX Property is a single-tenant health care property totaling 16,694 SF located in Burleson, Texas. The BioLife – Burleson, TX Property consists of one, single-story building situated on a 3.26-acre site constructed in 2017. The BioLife – Burleson, TX Property amenities include walk-in freezer and lab space. The BioLife – Burleson, TX Property features 129 open parking spaces, resulting in a parking ratio of approximately 7.73 spaces per 1,000 SF of NRA. As of June 11, 2026, the BioLife – Burleson, TX Property was leased 100.0% by BioLife Plasma Services with a WALT of 13.0 years.

Tractor Supply – Villa Rica, GA Property. The Tractor Supply – Villa Rica, GA Property is a single-tenant, newly constructed, retail property totaling 22,017 SF located in Villa Rica, Georgia. The Tractor Supply – Villa Rica, GA Property consists of one, single-story freestanding building situated on a 4.47-acre site constructed in 2025. The Tractor Supply – Villa Rica, GA Property features 72 surface parking spaces, resulting in a parking ratio of approximately 3.27 spaces per 1,000 SF of NRA. As of June 11, 2026, the Tractor Supply – Villa Rica, GA Property was leased 100.0% by Tractor Supply with a WALT of 19.6 years.

Dollar General – Strongsville, OH Property. The Dollar General – Strongsville, OH Property is a single tenant, newly constructed, retail property totaling 9,306 SF located in Strongsville, Ohio. The Dollar General – Strongsville, OH Property consists of one, single-story freestanding building situated on a 1.76-acre site constructed in 2026. The site features 33 surface parking spaces, resulting in a parking ratio of approximately 3.55 spaces per 1,000 SF of NRA. As of June 11, 2026, the Dollar General – Strongsville, OH Property was leased 100.0% by Dollar General with WALT of 14.7 years.

Dollar General – Adrian, MI Property. The Dollar General – Adrian, MI Property is a single tenant, newly constructed, retail property totaling 10,734 SF located in Adrian, Michigan. The Dollar General – Adrian, MI Property consists of one, single-story freestanding building situated on a 2.26-acre site constructed in 2025. The Dollar General – Adrian, MI Property features 35 surface parking spaces, resulting in a parking ratio of approximately 3.26 spaces per 1,000 SF of NRA. As of June 11, 2026, the Dollar General – Adrian, MI Property was 100.0% leased by Dollar General with a WALT of 14.8 years.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
84

Various - Various	Loan #9	Cut-off Date Balance:	$37,330,000
Various	ExchangeRight 75	Cut-off Date LTV:	50.0%
Various, Various		UW NCF DSCR:	2.27x
		UW NOI Debt Yield:	11.9%

The following table presents a summary of the ExchangeRight 75 Properties:

ExchangeRight 75 Properties Summary(1)
Property Name / Property Type / Property Sub-Type	Allocated Whole Loan Cut-off Date Balance	% of Portfolio Cut-off Date Balance	Occupancy(2)	Year Built / Renovated	Net Rentable Area (SF)(2)	Appraised Value(3)	% of Portfolio Appraised Value(3)	UW NOI(2)	% of UW NOI(2)
FedEx – Little Rock, AR Industrial / Warehouse/Distribution	$17,990,949	48.2%	100.0%	2016 / 2026	303,596	$36,150,000	48.4%	$2,130,835	47.8%
Hobby Lobby – East Hanover, NJ Retail / Single Tenant	$7,832,707	21.0%	100.0%	1980 / 2024	54,640	$15,800,000	21.2%	$917,961	20.6%
BioLife – Burleson, TX Office / Medical	$5,333,343	14.3%	100.0%	2017 / NAP	16,694	$10,500,000	14.1%	$639,635	14.3%
Tractor Supply – Villa Rica, GA Retail / Single Tenant	$3,896,680	10.4%	100.0%	2025 / NAP	22,017	$7,700,000	10.3%	$471,126	10.6%
Dollar General – Strongsville, OH Retail / Single Tenant	$1,221,552	3.3%	100.0%	2026 / NAP	9,306	$2,410,000	3.2%	$160,966	3.6%
Dollar General – Adrian, MI Retail / Single Tenant	$1,054,769	2.8%	100.0%	2025 / NAP	10,734	$2,100,000	2.8%	$139,883	3.1%
Total/Weighted Average	$37,330,000	100.0%	100.0%		416,987	$74,660,000	100.0%	$4,460,407	100.0%

(1)	Source: Appraisals, unless otherwise indicated.
(2)	Information based on the underwritten rent roll dated June 11, 2026.
(3)	The appraisals concluded to an aggregate “as-is” value for the ExchangeRight 75 Properties of $74,660,000. The appraisal concluded to an “as-is” value for the FedEx – Little Rock, AR Property of $36,150,000 as of April 8, 2026, an “as-is” value for the Hobby Lobby – East Hanover, NJ Property of $15,800,000 as of April 1, 2026, an “as-is” value for BioLife – Burleson, TX Property of $10,500,000 as of April 6, 2026, an “as-is” value for the Tractor Supply – Villa Rica, GA Property of $7,700,000 as of April 1, 2026, an “as-is” value for the Dollar General – Strongsville, OH Property of $2,410,000 as of April 9, 2026 and an “as-is” value for the Dollar General – Adrian, MI Property of $2,100,000 as of April 9, 2026.

Major Tenants.

Federal Express Corporation (303,596 SF; 72.8% of NRA; 47.6% of UW base rent): Founded in 1971, Federal Express Corporation is a global logistics and transportation company providing shipping, e-commerce, and supply chain services worldwide. Federal Express Corporation is headquartered in Memphis, Tennessee. Federal Express Corporation commenced its initial lease at the FedEx – Little Rock, AR Property in 2014, and a new 10-year lease commenced in 2026 and expires in February 2036. Federal Express Corporation has two, five-year renewal options remaining and no termination options.

Hobby Lobby (54,640 SF; 13.1% of NRA; 21.0% of UW base rent): Founded in 1970, Hobby Lobby is an American retail company specializing in arts, crafts, hobbies, and home décor. Hobby Lobby is one of the largest privately owned arts-and-crafts retailers in the world, operating 1,000+ stores across the United States. Hobby Lobby is headquartered in Oklahoma City, Oklahoma. Hobby Lobby occupied the Hobby Lobby – East Hanover, NJ Property beginning in January 2024 pursuant to a 12-year lease expiring in September 2036. Hobby Lobby has four, five-year renewal options remaining and no termination options.

Tractor Supply (22,017 SF; 5.3% of NRA; 10.5% of UW base rent): Founded in 1938 and headquartered in Brentwood, Tennessee, Tractor Supply operates over 2,200 stores in 49 states and is the largest rural lifestyle retailer in the United States. Tractor Supply has occupied the Tractor Supply – Villa Rica, GA Property since the completion of construction in 2025 pursuant to a 20-year lease expiring in January 2046. Tractor Supply has four, five-year renewal options and no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
85

Various - Various	Loan #9	Cut-off Date Balance:	$37,330,000
Various	ExchangeRight 75	Cut-off Date LTV:	50.0%
Various, Various		UW NCF DSCR:	2.27x
		UW NOI Debt Yield:	11.9%

The following table presents certain information relating to the tenancy at the ExchangeRight 75 Properties:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's /S&P)(2)	Tenant SF	% of Total SF	Annual UW Rent(3)	% of Total Annual UW Rent(3)	Annual UW Rent PSF(3)	Lease Expiration	Term. Option (Y/N)	Renewal Options
Federal Express Corporation	NR/Baa2/BBB	303,596	72.8%	$2,196,295	47.6%	$7.23	2/28/2036	No	2 x 5 Years
Hobby Lobby	NR/NR/NR	54,640	13.1%	$967,769	21.0%	$17.71	9/30/2036	No	4 x 5 Years
Tractor Supply	NR/Baa1/BBB	22,017	5.3%	$483,580	10.5%	$21.96	1/31/2046	No	4 x 5 Years
Dollar General	NR/Baa3/BBB	20,040	4.8%	$308,802	6.7%	$15.41	Various(4)	No	Various(5)
BioLife Plasma Services	NR/Baa1/NR	16,694	4.0%	$656,543	14.2%	$39.33	6/30/2039	No	3 x 5 Years
Subtotal/Wtd. Avg.		416,987	100.0%	$4,612,989	100.0%	$11.06
Vacant Space		0	0.0%
Total		416,987	100.0%

(1)	Based on the underwritten rent roll dated June 11, 2026.
(2)	Certain ratings are those of the parent company or government, whether or not the parent guarantees the lease.
(3)	Information includes a contractual rent step taken through October 1, 2026 and straight-line rent averaging for investment grade tenants.
(4)	Dollar General has multiple leases, with the Dollar General – Strongsville, OH Property’s lease expiring February 28, 2041 (9,306 SF) and the Dollar General – Adrian, MI Property’s lease expiring March 31, 2041 (10,734 SF).
(5)	Dollar General has five, five-year renewal options with respect to its Dollar General – Strongsville, OH Property’s space (9,306 SF) and four, five-year renewal options with respect to its Dollar General – Adrian, MI Property’s space (10,734 SF).

The following table presents certain information with respect to the lease rollover at the ExchangeRight 75 Properties:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(2)	Approx. % of Total UW Rent Rolling(2)	Approx. Cumulative % of Total UW Rent Rolling(2)	UW Rent PSF Rolling(2)
MTM/2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2029	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2030	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2031	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2032	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2033	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2034	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2035	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2036	2	358,236	85.9%	85.9%	$3,164,064	68.6%	68.6%	$8.83
Thereafter	4	58,751	14.1%	100.0%	$1,448,925	31.4%	100.0%	$24.66
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	6	416,987	100.0%		$4,612,989	100.0%		$11.06(3)

(1)	Based on the underwritten rent roll dated June 11, 2026.
(2)	Information includes a contractual rent step taken through October 1, 2026 and straight-line rent averaging for investment grade tenants.
(3)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Markets.

FedEx – Little Rock, AR Property. The FedEx – Little Rock, AR Property is located at 8 Industrial Parkway, within the Mabelvale area of Southwest Little Rock, Pulaski County, Arkansas. The FedEx – Little Rock, AR Property lies within the Little Rock–North Little Rock–Conway metropolitan statistical area (“MSA”) with population of 770,000, approximately 10 miles southwest of Downtown Little Rock and the central business district. The FedEx – Little Rock, AR Property benefits from direct frontage on Industrial Parkway and provides convenient access to major transportation routes, including Interstate 30, Interstate 430, and Interstate 530. Bill and Hillary Clinton National Airport is located approximately 11 miles northeast of the FedEx – Little Rock, AR Property, while North Little Rock Municipal Airport is approximately 15 miles northeast. Major employers include University of Arkansas for Medical Sciences, Baptist Health, Little Rock Air Force Base, Arkansas Children’s Hospital, Entergy Arkansas, AT&T, Verizon Wireless, and Dillard’s Inc.

According to the appraisal, the FedEx – Little Rock, AR Property is located in the Southwest & Outlying Pulaski County submarket within the Little Rock MSA. As of the first quarter of 2026, the Little Rock MSA had an inventory of 77,156,863 SF with an occupancy rate of 94.9% and an average rent of $5.25 PSF. The 2025 estimated population within a one-, three- and five-mile radius of the FedEx – Little Rock, AR Property was 863, 30,378 and 70,159, respectively, and the 2025 estimated median household income within the same radii was approximately $67,014, $60,194 and $59,934, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
86

Various - Various	Loan #9	Cut-off Date Balance:	$37,330,000
Various	ExchangeRight 75	Cut-off Date LTV:	50.0%
Various, Various		UW NCF DSCR:	2.27x
		UW NOI Debt Yield:	11.9%

Hobby Lobby – East Hanover, NJ Property. The Hobby Lobby – East Hanover, NJ Property is situated along Route 10, which functions as the primary commercial highway, in East Hanover, New Jersey. Interstate Route 287, a major north–south arterial serving northern New Jersey, provides strong regional connectivity and is located approximately three to five minutes from the Hobby Lobby – East Hanover, NJ Property via Route 10, the Suburban Essex/Route 280 submarket’s primary east–west commercial corridor. Convent Station, Morristown Station, and Morris Plains Station are all located within an approximate 10-minute drive of the Hobby Lobby – East Hanover, NJ Property and provide rail access to Newark, Jersey City, and New York City, supporting regional employment connectivity. Major employers include United Airlines Inc., Public Service Enterprise Group, Rutgers Health, Newark Hospitals and Prudential Financial Inc.

According to the appraisal, the Hobby Lobby – East Hanover, NJ Property is located in the Suburban Essex/Route 280 submarket within the Northern New Jersey market. As of the first quarter of 2026, Northern New Jersey market had an inventory of 434,537,533 SF with an occupancy rate of 96.4% and an average rent of $24.80 PSF. The 2025 estimated population within a one-, three- and five-mile radius of the Hobby Lobby – East Hanover, NJ Property was 3,307, 37,594 and 158,075, respectively, and the 2025 estimated median household income within the same radii was approximately $167,331, $171,731 and $162,986, respectively.

BioLife – Burleson, TX Property. The BioLife – Burleson, TX Property is situated along Southwest Wilshire Boulevard, a primary commercial corridor within Burleson, Johnson County, Texas. The BioLife – Burleson, TX Property offers convenient access to Interstate 35W and U.S. Highway 67. Interstate 35W provides north–south connectivity to Fort Worth, north Tarrant County, and the greater Dallas–Fort Worth Metroplex, while U.S. Highway 67 supports east–west and southwest travel to communities such as Cleburne and Midlothian. Interstate 20 is also easily accessible via Interstate 35W. The BioLife – Burleson, TX Property benefits from proximity to Dallas/Fort Worth International Airport as well as Downtown Dallas. Major employers include Walmart, UT Southwestern Medical Center, Baylor Scott & White Health, Lockheed Martin and AT&T.

According to the appraisal, the BioLife – Burleson, TX Property is located in the Johnson County submarket within the Dallas/Ft Worth market. As of the first quarter of 2026, Dallas/Ft Worth market had an inventory of 53,234,802 SF with an occupancy rate of 88.8% and an average rent of $31.81 PSF. The 2025 estimated population within a one-, three- and five-mile radius of the BioLife – Burleson, TX Property was 8,158, 50,150 and 106,225, respectively, and the 2025 estimated median household income within the same radii was approximately $103,213, $96,445 and $96,874, respectively.

Tractor Supply – Villa Rica, GA Property. The Tractor Supply – Villa Rica, GA Property is situated along Park Ridge Drive, in Villa Rica, Carroll County, Georgia. The Tractor Supply – Villa Rica, GA Property is immediately accessed via State Route 61 (Carrollton–Villa Rica Highway) and is located approximately one mile from Interstate 20 (Exit 24). Interstate 20 provides strong east–west connectivity, linking Villa Rica with the Atlanta MSA to the east and the Carrollton and Bremen markets to the west, thereby enhancing regional visibility and convenience. The Tractor Supply – Villa Rica, GA Property is located approximately three miles south of downtown Villa Rica, regional air access is provided by Hartsfield–Jackson Atlanta International Airport, situated about 42 miles east, and Paulding Northwest Atlanta Airport, located approximately 27 miles northeast. Major employers include Delta Air Lines Inc., Emory University & Emory Healthcare, Piedmont Healthcare, Northside Hospital and Publix Super Markets Inc.

According to the appraisal, the Tractor Supply – Villa Rica, GA Property is located in the Villa Rica/W Outlying submarket within the Atlanta MSA. As of the first quarter of 2026, the Atlanta MSA had an inventory of 201,989,072 SF with an occupancy rate of 96.5% and an average rent of $21.93 PSF. The 2025 estimated population within a one-, three- and five-mile radius of the Tractor Supply – Villa Rica, GA Property was 4,427, 22,036 and 43,248, respectively, and the 2025 estimated median household income within the same radii was approximately $66,502, $80,422 and $86,788, respectively.

Dollar General – Strongsville, OH Property. The Dollar General – Strongsville, OH Property is situated along direct frontage on West 130th Street, a primary north–south commercial corridor in Strongsville, Cuyahoga County, Ohio. The Dollar General – Strongsville, OH Property is located near Pearl Road (US Route 42) and Royalton Road (State Route 82), with easy access to Interstate 71 and the Ohio Turnpike (I-80). The Dollar General – Strongsville, OH Property is located approximately 18 miles southwest of downtown Cleveland and about 10 miles south of Cleveland Hopkins International Airport. Major attractions include SouthPark Mall, a prominent regional shopping center and a key retail and entertainment destination for southwest Cleveland. Major employers include Cleveland Clinic, University Hospitals, Progressive Corp., The MetroHealth System and KeyCorp.

According to the appraisal, the Dollar General – Strongsville, OH Property is located in the Southwest submarket within the Cleveland market. As of the first quarter of 2026, the Cleveland market had an inventory of 246,606,235 SF with an occupancy rate of 95.7% and an average rent of $11.56 PSF. The 2025 estimated population within a one-, three- and five-mile radius of the Dollar General – Strongsville, OH Property was 3,796, 50,843 and 142,572, respectively, and the 2025 estimated median household income within the same radii was approximately $64,554, $89,282 and $89,471, respectively.

Dollar General – Adrian, MI Property. The Dollar General – Adrian, MI Property is situated along north side of West Beecher Road, immediately west of US 223, within the western portion of the City of Adrian, Lenawee County, Michigan. The Dollar General – Adrian, MI Property benefits from close proximity to US-223, which is located immediately east of the site and serves as a principal arterial through Adrian, providing direct connectivity to surrounding communities as well as convenient access to M-52, M-34, and US-127. The Dollar General – Adrian, MI Property is located approximately two miles west of Downtown Adrian. Regional air access is provided by Lenawee County Airport, situated about five miles southeast of the subject, while commercial air service is available via Toledo Express Airport, approximately 38 miles south, and Detroit Metropolitan Wayne County Airport, roughly 75 miles northeast. Major employers include DTE Energy, ProMedica Monroe Regional Hospital, Stellantis Dundee Engine Plant, Meijer Distribution Center and La-Z-Boy Headquarters.

According to the appraisal, the Dollar General – Adrian, MI Property is located in the Lenawee County retail market. As of the first quarter of 2026, Lenawee County retail market had an inventory of 5,158,296 SF with an occupancy rate of 96.1% and an average rent of $13.26 PSF. The 2025 estimated population within a one-, three- and five-mile radius of the Dollar General – Adrian, MI Property was 6,616, 29,296 and 34,927, respectively, and the 2025 estimated median household income within the same radii was approximately $51,605, $52,025 and $54,720, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
87

Various - Various	Loan #9	Cut-off Date Balance:	$37,330,000
Various	ExchangeRight 75	Cut-off Date LTV:	50.0%
Various, Various		UW NCF DSCR:	2.27x
		UW NOI Debt Yield:	11.9%

The following table presents certain information relating to the appraisals’ market rent conclusion for the ExchangeRight 75 Properties:

Market Rent Summary
	BioLife – Burleson, TX Property	FedEx – Little Rock, AR Property	Dollar General – Strongsville, OH Property	Dollar General – Adrian, MI Property	Tractor Supply – Villa Rica, GA Property	Hobby Lobby – East Hanover, NJ Property
Rentable Area(1)	16,694	303,596	9,306	10,734	22,017	54,640
Market Rent (PSF per Year)	$39.00	$7.00	$17.50	$13.50	$22.00	$17.00
Lease Term (Years)	10	10	15	10	20	10
Lease Type (Reimbursements)	NNN	NNN	NNN	NNN	NNN	NNN
Rent Increase Projection (per Year)	2.00% / Yr	2.50% / Yr	5.00% /5 Yr	5.00% /5 Yr	3.00% / Yr	2.00% / Yr
Tenant Improvements (New Tenant) (PSF)	$25.00	$0.00	NAV	$0.00	$0.00	$20.00
Tenant Improvements (Renewal) (PSF)	$5.00	$0.00	NAV	$0.00	$0.00	$10.00

Source: Appraisals, unless otherwise indicated.

(1)	Based on the underwritten rent roll dated June 11, 2026.

The following table presents recent leasing data at comparable industrial properties with respect to the FedEx – Little Rock, AR Property:

Comparable Industrial Leases
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Major Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (years)	Annual Base Rent PSF
FedEx – Little Rock, AR Little Rock, AR	2016 / 2026	303,596(1)	Federal Express Corporation(1)	303,596(1)	March-26(1)	10.0	$6.84(1)
FedEx Distribution Facility Jonesboro, AR	2022 / NAP	317,518	FedEx Ground Package	317,518	October-22	15.0	$6.71
FedX Ground Bessemer, AL	2021 / NAP	290,879	FedEx Ground Package	290,879	August-21	15.0	$5.91
FedEx- Kodak Kodak, TN	2021 / NAP	259,053	FedEx	259,053	June-21	15.0	$7.64
FedEx Ground Distribution Center Bryan, TX	2022 / NAP	337,137	FedEx Ground Package	337,137	September-22	15.0	$6.68
Setzer Properties TXK, LLC Texarkana, AR	2018 / NAP	134,630	FedEx Freight, Inc.	134,630	November-18	15.0	$14.34
Amazon Fulfillment Center - LIT2 North Little Rock, AR	2021 / NAP	1,073,576	Amazon	1,073,576	September-21	15.0	$6.30

Source: Appraisal, unless otherwise indicated.

(1)	Information is based on the underwritten rent roll dated June 11, 2026.

The following table presents recent leasing data at comparable retail properties with respect to the Hobby Lobby – East Hanover, NJ Property:

Comparable Retail Leases
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Major Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (years)	Annual Base Rent PSF
Hobby Lobby – East Hanover, NJ East Hanover, NJ	1980 / 2024	54,640(1)	Hobby Lobby(1)	54,640(1)	September-24(1)	12.0	$17.36(1)
Blue Star Shopping Center Watchung, NJ	1959 / 2025	415,015	Marshalls	27,000	June-26	10.0	$17.25
Blue Star Shopping Center Watchung, NJ	1959 / 2025	415,015	Burlington	28,072	May-26	10.0	$17.26
Woodbridge Crossing Shopping Center Woodbridge, NJ	2002 / NAP	284,456	Goodwill Industries of Greater NY & Northern NJ	10,068	May-24	10.0	$19.35
The Gardens Flanders, NJ	2002 / 2023	378,385	Fitness Factory	16,397	April-24	10.1	$18.00
Plaza Square Wayne, NJ	1990 / NAP	93,975	Aldi	42,816	December-23	10.0	$17.00

Source: Appraisal, unless otherwise indicated.

(1)	Information is based on the underwritten rent roll dated June 11, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
88

Various - Various	Loan #9	Cut-off Date Balance:	$37,330,000
Various	ExchangeRight 75	Cut-off Date LTV:	50.0%
Various, Various		UW NCF DSCR:	2.27x
		UW NOI Debt Yield:	11.9%

The following table presents recent leasing data at comparable office properties with respect to the BioLife – Burleson, TX Property:

Comparable Office Leases
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Major Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (years)	Annual Base Rent PSF
BioLife – Burleson, TX Burleson, TX	2017 / NAP	16,694(1)	BioLife Plasma Services(1)	16,694(1)	July-26(1)	13.0	$39.33(1)
Burleson Medical Plaza Burleson, TX	2010 / NAP	7,199	Confidential	5,763	July-26	N/A	$30.00
BioLife Plasma Services San Antonio, TX	2025 / NAP	14,545	BioLife Plasma Services	14,545	March-25	15.0	$48.29
Eye Consultants of Texas Grapevine, TX	2010 / NAP	17,724	Eye Consultants of Texas	17,724	February-25	10.0	$40.00
Concentra Urgent Care Northlake, TX	2024 / NAP	8,379	Concentra Health	8,379	January-25	10.5	$33.85
710 South Highway 377 Roanoke, TX	2021 / NAP	4,990	Action Behavior Center	4,990	October-24	10.3	$37.75
12601 South Fwy Fort Worth, TX	2023 / NAP	7,069	Texas Health Breeze	3,200	September-24	10.0	$40.00

Source: Appraisal, unless otherwise indicated.

(1)	Information is based on the underwritten rent roll dated June 11, 2026.

The following table presents recent leasing data at comparable retail properties with respect to the Tractor Supply – Villa Rica, GA Property:

Comparable Retail Leases
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Major Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (years)	Annual Base Rent PSF
Tractor Supply – Villa Rica, GA Villa Rica, GA	2025 / NAP	22,017(1)	Tractor Supply(1)	22,017(1)	January-26(1)	20.0	$21.89(1)
Tractor Supply – Ruckersville (Carmen), VA Ruckersville, VA	2015 / NAP	19,103	Tractor Supply	19,103	March-26	20.0	$19.99
Tractor Supply – Dalton (Dug Gap), GA Dalton, GA	2025 / NAP	21,909	Tractor Supply	21,909	October-25	20.0	$22.05
Tractor Supply Company Andrews, SC	2025 / NAP	22,389	Tractor Supply	22,389	August-25	15.0	$18.98
Tractor Supply Bloomingdale, GA	2024 / NAP	22,973	Tractor Supply	22,973	November-24	20.0	$22.81
Tractor Supply Naples, FL	2024 / NAP	23,729	Tractor Supply Co	23,729	September-24	15.0	$28.02
Tractor Supply Co Winnie, TX	2013 / NAP	24,370	Tractor Supply Co	24,370	August-24	15.0	$17.23

Source: Appraisal, unless otherwise indicated.

(1)	Information is based on the underwritten rent roll dated June 11, 2026.

The following table presents recent leasing data at comparable retail properties with respect to the Dollar General – Strongsville, OH Property:

Comparable Retail Leases
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Major Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (years)	Annual Base Rent PSF
Dollar General – Strongsville, OH Strongsville, OH	2026 / NAP	9,306(1)	Dollar General(1)	9,306(1)	February-26(1)	15.0	$17.71(1)
Dollar General Monroe, MI	2025 / NAP	10,566	Dolgencorp, LLC	10,566	November-25	15.0	$16.08
Dollar General Kent, OH	2025 / NAP	10,647	Dollar General	10,647	October-25	15.0	$14.89
Dollar General Englewood, OH	2025 / NAP	10,566	Dollar General	10,566	September-25	15.0	$15.13
Dollar General Grand Rapids, MI	2025 / NAP	10,640	Dollar General	10,640	August-25	15.0	$16.57
Dollar Tree Monroe, MI	2025 / NAP	10,000	Dollar Tree	10,000	July-25	10.0	$18.80
Dollar Tree Linden, MI	2024 / NAP	9,870	Dollar Tree	9,870	October-24	10.0	$18.74
Dollar General Altoona, PA	2025 / NAP	7,489	Dollar General	7,489	November-25	15.0	$17.69
Dollar General Novelty, OH	2024 / NAP	10,640	Dollar General	10,640	February-24	15.0	$14.29

Source: Appraisal, unless otherwise indicated.

(1)	Information is based on the underwritten rent roll dated June 11, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
89

Various - Various	Loan #9	Cut-off Date Balance:	$37,330,000
Various	ExchangeRight 75	Cut-off Date LTV:	50.0%
Various, Various		UW NCF DSCR:	2.27x
		UW NOI Debt Yield:	11.9%

The following table presents recent leasing data at comparable retail properties with respect to the Dollar General – Adrian, MI Property:

Comparable Retail Leases
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Major Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (years)	Annual Base Rent PSF
Dollar General – Adrian, MI Adrian, MI	2025 / NAP	10,734(1)	Dollar General(1)	10,734(1)	March-26(1)	15.0	$13.35(1)
Proposed Dollar General Markle, IN	2026 / NAP	10,640	Dollar General	10,640	February-26	15.0	$14.37
Proposed Dollar General Port Huron, MI	2026 / NAP	10,640	Dollar General	10,640	February-26	15.0	$14.75
Dollar General Monroe, MI	2025 / NAP	10,566	Dolgencorp, LLC	10,566	November-25	15.0	$16.08
Dollar General Farwell, MI	2025 / NAP	10,566	Dollar General	10,566	July-25	15.0	$13.11
Dollar General Market Sawyer, MI	2025 / NAP	10,640	Dollar General	10,640	May-25	15.0	$14.51
Dollar General Newaygo, MI	2025 / NAP	10,640	Dollar General	10,640	April-25	15.0	$12.99
Dollar General Market Auburn, IN	2025 / NAP	10,640	Dollar General	10,640	March-25	15.0	$14.76
Dollar Tree Williamston, MI	2024 / NAP	10,500	Dollar Tree	10,500	February-25	10.0	$13.25

Source: Appraisal, unless otherwise indicated.

(1)	Information is based on the underwritten rent roll dated June 11, 2026.

Appraisals. The appraisals concluded to an aggregate “as-is” value for the ExchangeRight 75 Properties of $74,660,000. The appraisal concluded to an “as-is” value for the FedEx – Little Rock, AR Property of $36,150,000 as of April 8, 2026, an “as-is” value for the Hobby Lobby – East Hanover, NJ Property of $15,800,000 as of April 1, 2026, an “as-is” value for BioLife – Burleson, TX Property of $10,500,000 as of April 6, 2026, an “as-is” value for the Tractor Supply – Villa Rica, GA Property of $7,700,000 as of April 1, 2026, an “as-is” value for the Dollar General – Strongsville, OH Property of $2,410,000 as of April 9, 2026 and an “as-is” value for the Dollar General – Adrian, MI Property of $2,100,000 as of April 9, 2026.

Environmental Matters. According to the Phase I environmental reports dated between February 25, 2026, and April 14, 2026, there was no evidence of any recognized environmental conditions at the ExchangeRight 75 Properties; however, there was evidence of one controlled recognized environmental condition at the Dollar General – OH Strongsville Property. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus for additional information.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
90

Various - Various	Loan #9	Cut-off Date Balance:	$37,330,000
Various	ExchangeRight 75	Cut-off Date LTV:	50.0%
Various, Various		UW NCF DSCR:	2.27x
		UW NOI Debt Yield:	11.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the ExchangeRight 75 Properties:

Cash Flow Analysis(1)(2)
	UW	UW PSF
Base Rent	$4,338,017	$10.40
Straight Line Rent	$135,453	$0.32
Vacancy	$135,559	$0.33
Gross Potential Rent	$4,609,029	$11.05
Reimbursements	$481,081	$1.15
(Vacancy / Credit Loss)	($135,559)	($0.33)
Effective Gross Income	$4,954,551	$11.88

Management Fee	$148,637	$0.36
Real Estate Taxes	$345,508	$0.83
Total Operating Expenses	$494,145	$1.19

Net Operating Income	$4,460,407	$10.70
Replacement Reserves	$66,776	$0.16
Net Cash Flow	$4,393,631	$10.54

Occupancy (%)(3)	97.0%
NOI DSCR	2.30x
NCF DSCR	2.27x
NOI Debt Yield	11.9%
NCF Debt Yield	11.8%
(1)	Historical financial information is not available as the ExchangeRight 75 Properties are NNN.
(2)	Information is based on the underwritten rent roll dated June 11, 2026.
(3)	UW Occupancy represents economic occupancy.

Escrows and Reserves.

Real Estate Taxes – The ExchangeRight 75 Mortgage Loan documents require an upfront reserve of approximately $86,170 and an ongoing monthly deposit in an amount equal to 1/12th of the estimated annual property taxes, initially estimated at approximately $36,491 monthly.

Insurance – The ExchangeRight 75 Mortgage Loan documents require the ExchangeRight 75 Borrower to deposit 1/12th of the estimated annual insurance premiums into an insurance reserve. However, the ExchangeRight 75 Borrower will not be required to make the monthly insurance reserve deposit provided that (i) no event of default is continuing, (ii) there is a blanket policy in place that is satisfactory to the lender, and (iii) the ExchangeRight 75 Borrower provides the lender evidence of renewal of such policy and paid receipts for the insurance premiums at least 10 days prior to the expiration date of such policy.

Replacements Reserve – The ExchangeRight 75 Mortgage Loan documents require an ongoing monthly deposit in an amount equal to approximately $4,351 for replacement reserves (equal to $0.13 PSF annually), capped at $156,636 (the “Replacement Reserve Cap”); provided, however, that (i) so long as no Cash Trap Event Period (as defined below) is continuing and the applicable property is being adequately maintained (as determined by the lender based on annual site inspections), the ExchangeRight 75 Borrower will not be required to make the replacement reserve monthly deposit and (ii) the ExchangeRight 75 Borrower is not required to deposit ongoing monthly replacement reserves related to any tenant that is obligated under its lease to pay replacements and/or alterations for its premises (“Replacement Reserve Paying Tenants”) as long as (a) no event of default has occurred and is continuing; (b) the ExchangeRight 75 Borrower provides proof of payment of replacements by all Replacement Reserve Paying Tenants; (c) the leases with the applicable Replacement Reserve Paying Tenant is in full force and effect and not subject to any default beyond any applicable grace or notice and cure period; and (d) no material change has occurred with respect to the applicable Replacement Reserve Paying Tenant that would, in the lender’s reasonable determination, jeopardize such tenant’s ability to timely pay the replacements for its premises. Replacement Reserve Paying Tenants currently include the BioLife – Burleson, TX Property, Dollar General – Adrian, MI Property, Dollar General – Strongsville, OH Property and Hobby Lobby – East Hanover, NJ Property.

Further, if at any time the balance in the replacement reserve is equal to or greater than the Replacement Reserve Cap and the applicable property is being adequately maintained (as determined by the lender based on annual site inspections), the ExchangeRight 75 Borrower will no longer be obligated to make the replacement reserve monthly deposit (regardless of the existence of a Cash Trap Event Period). However, if the balance in the replacement reserve falls below the Replacement Reserve Cap and/or the applicable property is not being adequately maintained (as determined by the lender based on annual site inspections), and the ExchangeRight 75 Borrower is otherwise required to make the replacement reserve monthly deposit as contemplated hereinabove, the ExchangeRight 75 Borrower will resume making the replacement reserve monthly deposit on the next monthly payment date until (x) if the applicable property is being adequately maintained (as determined by the lender based on annual site inspections), the Replacement Reserve Cap is again reached or (y) if the applicable property is not being adequately maintained (as determined by the lender based on annual site inspections), such time as the applicable property is being adequately maintained (as determined by the lender based on annual site inspections)

Leasing Reserve – The ExchangeRight 75 Mortgage Loan documents require an upfront deposit of $500,000 and ongoing monthly deposit in an amount equal to approximately $17,374 for tenant improvements and leasing commissions (equal to $0.50 PSF annually), provided, however, that so long as no event of default is continuing, the ExchangeRight 75 Borrower will not be required to make such leasing reserve monthly deposit.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
91

Various - Various	Loan #9	Cut-off Date Balance:	$37,330,000
Various	ExchangeRight 75	Cut-off Date LTV:	50.0%
Various, Various		UW NCF DSCR:	2.27x
		UW NOI Debt Yield:	11.9%

Specific Tenant Reserve – The ExchangeRight 75 Mortgage Loan documents require an upfront deposit of approximately $705,054 for outstanding tenant improvements.

Lockbox and Cash Management. The ExchangeRight 75 Mortgage Loan is structured with a hard lockbox and springing cash management. The ExchangeRight 75 Borrower is required to cause all rents to be transmitted directly by the tenants at the ExchangeRight 75 Properties into a lender-controlled lockbox account. In addition, the ExchangeRight 75 Borrower is required to cause all rents received by the ExchangeRight 75 Borrower or the property manager, as applicable, to be deposited into such lockbox account within one business day of receipt. Upon the occurrence and during the continuation of a Cash Trap Event Period, all funds in the lockbox account are required to be swept into the cash management account controlled by the lender and disbursed on each payment date in accordance with the ExchangeRight 75 Mortgage Loan documents. Any excess cash flow remaining after satisfaction of the waterfall items outlined in the ExchangeRight 75 Mortgage Loan documents is required to be swept to an excess cash flow subaccount controlled by the lender as additional security for the ExchangeRight 75 Mortgage Loan during the continuance of the Cash Trap Event Period.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	a default or an event of default;
(ii)	the net cash flow debt service coverage ratio (“NCF DSCR”) falling below 1.35x, tested quarterly; or
(iii)	unless a Qualified Transfer (as defined below) occurs, three months prior to the stated maturity date.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with respect to clause (i) above upon the cure (if applicable) of such event of default; or
●	with respect to clause (ii) above, the date that the NCF DSCR, as calculated in accordance with the ExchangeRight 75 Mortgage Loan documents, is equal to or greater than 1.40x for two consecutive calendar quarters.

A “Qualified Transfer” means the borrower sponsors’ one-time transfer after April 23, 2027 of the entirety of their ownership interests in the ExchangeRight 75 Borrower, master lessee and any single purpose entity (“SPE”) component entity to an Approved Transferee (as defined below) and the replacement of the non-recourse carve-out guarantors with the Approved Transferee or another acceptable replacement guarantor approved by the lender, subject to applicable conditions under the ExchangeRight 75 Mortgage Loan documents, including (i) no loan default having occurred and being continuing, (ii) the ExchangeRight 75 Properties continuing to be managed by the current manager or another sponsor-affiliated qualified manager, (iii) immediately following a Qualified Transfer, the Approved Transferee controlling the ExchangeRight 75 Borrower and owning, directly or indirectly, 100% of the legal and beneficial ownership interests in the ExchangeRight 75 Borrower, master lessee and any SPE component entity and (iv) if required by lender, receipt of a rating agency confirmation.

An “Approved Transferee” means either (i) an eligible transfer institution or (ii) a person satisfying Qualified Transferee criteria that (1) is regularly engaged in the business of owning or operating commercial properties similar to the ExchangeRight 75 Properties, (2) owns interests in, or operates, at least five retail properties aggregating not less than 750,000 SF, (3) maintains either (A) a minimum net worth of at least $200,000,000 and total assets of at least $400,000,000 (excluding the ExchangeRight 75 Properties) or (B) an investment-grade rating by S&P or Moody’s, (4) immediately following a Qualified Transfer, owns no less than 100% of the legal and beneficial ownership interests in the ExchangeRight 75 Borrower, and (5) is not a Delaware statutory trust.

Partial Release. The ExchangeRight 75 Mortgage Loan documents provide for the release of any individual property in connection with the sale of such property to a non-affiliated, bona fide third party on or after the defeasance lockout release date, subject to certain conditions, including: (i) no event of default has occurred and is continuing; (ii) partial defeasance of the ExchangeRight 75 Mortgage Loan in an amount equal to the greater of (A) 90% of the net sales proceeds of the release property or (B) 115% of the allocated loan amount for the release property; (iii) the post-release debt service coverage ratio will be equal to or greater than the greater of (A) 2.27x or (B) the pre-release debt service coverage ratio for all properties; (iv) the post-release debt yield will be equal to or greater than the greater of (A) 11.77% or (B) the pre-release debt yield for all ExchangeRight 75 Properties; (v) a rating agency confirmation, and (vi) an opinion of counsel that the partial release satisfies related REMIC requirements.

Right of First Refusal/Purchase Options. The single-tenant at the following property has a right of first refusal (“ROFR”) to purchase the related property: Tractor Supply – Villa Rica, GA Property. The ROFR is not extinguished by a foreclosure of the related property; however, the ROFR does not apply to foreclosure or deed-in-lieu thereof. See “Description of the Mortgage Pool—Tenant Leases—Purchase Options and Rights of First Refusal” in the prospectus.

Terrorism Insurance. The ExchangeRight 75 Mortgage Loan documents require that the property insurance policy required to be maintained by the ExchangeRight 75 Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the ExchangeRight 75 Properties, as well as business interruption insurance covering up to 12 months following a casualty event, with an extended period of indemnity covering up to six months following the physical repair of the subject improvements. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
92

Manufactured Housing	Loan #10	Cut-off Date Balance:	$32,800,000
Various	COARE Fund I	Cut-off Date LTV:	63.6%
Various, Various		UW NCF DSCR:	1.36x
		UW NOI Debt Yield:	8.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
93

Manufactured Housing	Loan #10	Cut-off Date Balance:	$32,800,000
Various	COARE Fund I	Cut-off Date LTV:	63.6%
Various, Various		UW NCF DSCR:	1.36x
		UW NOI Debt Yield:	8.6%

COARE Fund I
1 Y Rancho Sparks, NV
2 St. Cloud Saint Cloud, FL
3 Pines and White Oaks Gastonia, NC
4 Town & Country Douglas, GA
5 HMH MHP Melbourne, FL
Sun Valley
Spanish Springs
Northeast Reno
Northwest Reno
Sparks
RENO
West Reno
Asheville
NORTH CAROLINA
Morgantown
Hickory
Statesville
Mooresville
Huntersville
Concord
CHARLOTTE
Gastonia
Shelby
Spartanburg
SOUTH CAROLINA
Greenville
Rock Hill
Macon
Dublin
Statesboro
COLUMBUS
Warner Robins
SAVANNAH
GEORGIA
Albany
Tifton
Douglas
Waycross
Valdosta
Dothan
TALLAHASSEE
JACKSONVILLE
FLORIDA
Gainesville
Ocala
Gulf of Mexico
Sanford
Apopka
Winter Springs
ORLANDO
Winter Park
Kissimmee
St. Cloud
Titusville
Merritt Island
Melbourne
Palm Bay
Atlantic Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
94

Mortgage Loan No. 10 – COARE Fund I

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s/MDBRS):	NR/NR/NR			Location(2):	Various, Various
Original Balance:	$32,800,000			General Property Type:	Manufactured Housing
Cut-off Date Balance:	$32,800,000			Detailed Property Type:	Manufactured Housing
% of Initial Pool Balance:	3.8%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated(2):	Various/NAP
Borrower Sponsor:	COARE Communities LLC			Size:	482 Pads
Guarantor:	Hansel Rodriguez			Cut-off Date Balance Per Pad:	$68,050
Mortgage Rate:	6.2200%			Maturity Date Balance Per Pad:	$68,050
Note Date:	3/31/2026			Property Manager:	COHR Management LLC
Maturity Date:	4/1/2031				(borrower-related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$2,835,687
IO Period:	60 months			UW NCF:	$2,810,387
Seasoning:	2 months			UW NOI Debt Yield:	8.6%
Prepayment Provisions:	L(23),YM1(30),O(7)			UW NCF Debt Yield:	8.6%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	8.6%
Additional Debt Type:	NAP			UW NCF DSCR:	1.36x
Additional Debt Balance:	NAP			Most Recent NOI:	$2,633,964 (12/31/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(3):	NAV
				3rd Most Recent NOI(3):	NAV
Reserves(1)				Most Recent Occupancy:	95.4% (3/5/2026)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(3):	NAV
RE Taxes:	$41,120	$10,280	NAP	3rd Most Recent Occupancy(3):	NAV
Insurance:	$40,317	$10,079	NAP	Appraised Value (as of):	$51,600,000 (Various)
Deferred Maintenance:	$81,153	$0	NAP	Appraised Value per Pad:	$107,054
Replacement Reserve:	$0	$4,017	NAP	Cut-off Date LTV Ratio:	63.6%
Litigation Reserve:	$45,000	$0	NAP	Maturity Date LTV Ratio:	63.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$32,800,000	100.0%	Loan Payoff:	$16,294,578	49.7%
			Return of Equity:	$14,747,869	45.0%
			Closing Costs:	$1,549,964	4.7%
			Upfront Reserves:	$207,589	0.6%
Total Sources:	$32,800,000	100.0%	Total Uses:	$32,800,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion.
(2)	See “Portfolio Summary” below for an overview of the COARE Fund I Properties (as defined below).
(3)	Financial and occupancy information for further historical periods is not available as the COARE Fund I Properties were purchased by the borrower sponsor between April 2023 and August 2024.

The Mortgage Loan. The tenth largest mortgage loan (the “COARE Fund I Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $32,800,000 and is secured by a first priority mortgage encumbering the borrowers’ fee interests in five manufactured housing properties totaling 482 pads located across four states (collectively, the “COARE Fund I Properties”).

The Borrowers and the Borrower Sponsor. The borrowers for the COARE Fund I Mortgage Loan are HMH MHP LLC, Saint Cloud MHP LLC, Town & Country 2 MHP LLC, Y Rancho MHC LLC and PWO MHP LLC, each a single-purpose Delaware limited liability company, with one independent director in its organizational structure.

The non-recourse carve-out guarantor for the COARE Fund I Mortgage Loan is Hansel Rodriguez. The borrower sponsor for the COARE Fund I Mortgage Loan is COARE Communities LLC (“COARE Communities”). Founded in 2018, COARE Communities focuses on the acquisition and preservation of manufactured housing communities. COARE Communities currently owns and operates 27 communities totaling 2,033 units. Hansel Rodriguez is the principal of COARE Communities and the chief executive officer of COARE Companies LLC, an alternative asset management firm. Mr. Rodriguez reported ownership interest in a portfolio consisting of 31 manufactured housing properties comprised of 2,165 units, including the COARE Fund I Properties.

The Properties. The COARE Fund I Properties comprise a 113-pad manufactured housing property located in Sparks, Nevada (the “Y Rancho Property”), a 130-pad manufactured housing property located in Saint Cloud, Florida (the “St. Cloud Property”), a 96-pad manufactured housing property located in Gastonia, North Carolina (the “Pines and White Oaks Property”), a 104-pad manufactured housing property located in Douglas, Georgia (the “Town & Country Property”), and a 39-pad manufactured housing property located in Melbourne, Florida (the “HMH MHP Property”). As of March 5, 2026, the COARE Fund I Properties were 95.4% leased.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
95

Manufactured Housing	Loan #10	Cut-off Date Balance:	$32,800,000
Various	COARE Fund I	Cut-off Date LTV:	63.6%
Various, Various		UW NCF DSCR:	1.36x
		UW NOI Debt Yield:	8.6%

Y Rancho Property

Constructed in 1961, the Y Rancho Property is an all-age manufactured housing community that is situated on a 7.25-acre site in Sparks, Nevada. The Y Rancho Property contains 113 pad sites with manufactured homes (“MH”) owned by residents that were 99.1% occupied as of March 5, 2026. The Y Rancho Property has 100% single-wide pads. The Y Rancho Property is connected to city water and city sewer, which tenants reimburse, and tenants pay for electric and gas directly. Amenities at the Y Rancho Property include an on-site management office, on-site laundry, two parking spaces per unit, and an asphalt paved road system.

St. Cloud Property

Constructed in 1972, the St. Cloud Property is an all-age manufactured housing community that is situated on a 4.48-acre site in Saint Cloud, Florida. The St. Cloud Property contains 126 MH pad sites and four apartment sites for a total of 130 units that were 94.6% occupied as of March 5, 2026. The St. Cloud Property has an approximate pad mix of 10% single-wide and 90% double-wide pads. The St. Cloud Property is connected to city water and city sewer. Tenants reimburse water, sewer, while they pay for gas directly. Amenities at the St. Cloud Property include an on-site management office, a clubhouse, on-site laundry, two parking spaces per unit, and an asphalt paved road system. The 126 MH sites at the St. Cloud Property include two pad sites which contain manufactured homes that are park owned homes (“POH”), which are homes that are owned by an affiliate of the borrowers, as to which the tenants pay rent to the affiliate for the manufactured home and to the borrower for the related pad site, and three pad sites which contain manufactured homes that are rent to own homes (“RTO”), which are homes that are owned by an affiliate of the borrowers initially, as to which residents gain ownership by making scheduled rent payments to the affiliate with an option or obligation to purchase the home at the end of the lease term, which rents are often applied toward the purchase price. Such POHs and RTOs are not collateral for the COARE Fund I Mortgage Loan, and no income from home rentals has been included in underwritten rent.

Pines and White Oaks Property

Constructed in 1970, the Pines and White Oaks Property is comprised of two all-age manufactured housing communities that are situated on three individual parcels for a total of 24.69-acres in Gastonia, North Carolina. The Pines and White Oaks Property contains 96 MH pad sites that were 96.9% occupied as of March 5, 2026. The Pines and White Oaks Property has an approximate pad mix of 80% single-wide and 20% double-wide pads. The Pines and White Oaks Property has private water and sewer, with tenants paying directly for water, electric, and gas, and reimbursing sewer costs. The 96 pad sites at the Pines and White Oaks Property include 17 pad sites which contain POHs. Such POHs are not collateral for the COARE Fund I Mortgage Loan, and no income from home rentals has been included in underwritten rent.

Town & Country Property

Constructed in 1970, the Town & Country Property is an all-age manufactured housing community that is situated on a 36.97-acre site in Douglas, Georgia. The Town & Country Property contains 104 MH pad sites with resident-owned manufactured homes that were 91.4% occupied as of March 5, 2026. The Town & Country Property has an approximate pad mix of 90% single-wide and 10% double-wide pads. The Town & Country Property is connected to city water which tenants reimburse, and private sewer, which tenants pay directly for along with gas and electric. Amenities at the Town & Country Property include on-site management, two parking spaces per unit, and an asphalt paved road system.

HMH MHP Property

Constructed in 1957, the HMH MHP Property is an all-age manufactured housing community that is situated on a 3.78-acre site in Melbourne, Florida. The HMH MHP Property contains 37 MH pad sites and two apartment sites for a total of 39 units that were 94.9% occupied as of March 5, 2026. The HMH MHP Property has 100% single-wide pads. The HMH MHP Property is connected to city water and has private sewer, with tenants paying for all utilities directly. Amenities at the HMH MHP Property include an on-site management office, two parking spaces per unit, and an asphalt paved road system. The HMH MHP Property includes one pad site with an RTO. Such home is not collateral for the COARE Fund I Mortgage Loan, and no income from the home financing has been included in underwritten rent.

Portfolio Summary
Property Name	City, State	Pads	Year Built / Renovated	Occupancy(1)	Allocated Loan Cut-off Date Balance	% of Allocated Loan Cut-off Date Balance	Appraised Value	UW NOI	% of UW NOI
Y Rancho	Sparks, NV	113	1961 / NAP	99.1%	$10,505,000	32.0%	$16,300,000	$905,493	31.9%
St. Cloud	Saint Cloud, FL	130	1972 / NAP	94.6%	$9,400,000	28.7%	$15,700,000	$811,867	28.6%
Pines and White Oaks	Gastonia, NC	96	1970 / NAP	96.9%	$6,685,000	20.4%	$10,200,000	$578,489	20.4%
Town & Country	Douglas, GA	104	1970 / NAP	91.4%	$3,825,000	11.7%	$6,200,000	$333,598	11.8%
HMH MHP	Melbourne, FL	39	1957 / NAP	94.9%	$2,385,000	7.3%	$3,200,000	$206,240	7.3%
Total/Wtd. Avg.		482		95.4%	$32,800,000	100.0%	$51,600,000	$2,835,687	100.0%

Source: Appraisals, unless otherwise noted

(1)	Occupancy is based on the borrower rent rolls dated March 5, 2026.

The Markets. The Y Rancho Property is located within the Reno metropolitan statistical area (“MSA”), which had an estimated 2025 total population of 588,069. The St. Cloud Property is located within the Orlando MSA, which had an estimated 2025 total population of 2,932,740. The Pines and White Oaks Property is located within the Charlotte MSA, which had an estimated 2025 total population of 2,877,948. The Town & Country Property is located within Coffee County, Georgia, which had an estimated 2025 population of 43,376. The HMH MHP Property is located within the Palm Bay MSA, which had an estimated 2025 total population of 650,954.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
96

Manufactured Housing	Loan #10	Cut-off Date Balance:	$32,800,000
Various	COARE Fund I	Cut-off Date LTV:	63.6%
Various, Various		UW NCF DSCR:	1.36x
		UW NOI Debt Yield:	8.6%

The following table presents recent comparable manufactured housing properties with respect to the Y Rancho Property:

Comparable Properties Summary
Property/Location	Distance from the subject	Year Built	Pads	Occupancy	Average Rent per Pad
Y Rancho(1) 501 El Rancho Drive Sparks, NV	-	1961	113	99.1%	$815
Sierra Royal Mobile Home Park 675 Parlanti Lane Sparks, NV	2.7 miles	1980	151	99.3%	$1,115
Northgate Village Home Community 1331 Silverada Boulevard Reno, NV	0.5 miles	1971	210	91.0%	$940
Silverada Estates 2301 Oddie Boulevard Reno, NV	0.8 miles	1964	169	96.0%	$789
Sun Villa Estates 91 Cabernet Parkway Reno, NV	2.0 miles	1980	324	99.0%	$990
Reno Cascade Mobile Home Community Reno Nevada 3805 Clear Acre Lane Reno, NV	2.0 miles	1971	245	93.0%	$850

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the borrower rent roll dated March 5, 2026, other than Year Built.

The following table presents recent comparable manufactured housing properties with respect to the St. Cloud Property:

Comparable Properties Summary
Property/Location	Distance from the subject	Year Built	Pads	Occupancy	Average Rent per Pad
St. Cloud(1) 196 13th Street Saint Cloud, FL	-	1972	130	94.6%	$718(2)
Siesta Lago MHV 4750 Siesta Lago Drive Kissimmee, FL	13.1 miles	1973	490	98.8%	$965
Oakridge Village 5945 Nomad Avenue Orlando, FL	16.8 miles	1993	184	98.0%	$900
Carriage Court Central MHC 4820 West Oak Ridge Road Orlando, FL	18.5 miles	1971	128	98.0%	$900
Floridian Sandalwood RV & MHC 5150 Boggy Creek Road Saint Cloud, FL	7.0 miles	1983	141	100.0%	$789
Sherwood Forest MHC (FL) 5302 West Irlo Bronson Highway Kissimmee, FL	14.7 miles	1975	678	98.1%	$925
Whispering Pines Manufactured Housing 4658 Whispering Pines Boulevard Kissimmee, FL	12.2 miles	1985	304	99.0%	$1,090

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the borrower rent roll dated March 5, 2026, other than Year Built.
(2)	Based on MH pads, does not include the four apartment units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
97

Manufactured Housing	Loan #10	Cut-off Date Balance:	$32,800,000
Various	COARE Fund I	Cut-off Date LTV:	63.6%
Various, Various		UW NCF DSCR:	1.36x
		UW NOI Debt Yield:	8.6%

The following table presents recent comparable manufactured housing properties with respect to the Pines and White Oaks Property:

Comparable Properties Summary
Property/Location	Distance from the subject	Year Built	Pads	Occupancy	Average Rent per Pad
Pines and White Oaks(1) 212 Stacey Tucker Circle Gastonia, NC	-	1970	96	96.9%	$666
Cato Homes 7101 Wilkinson Boulevard Belmont, NC	10.2 miles	1960	272	90.8%	$360
Orion Oaks 2009 Angler Way Gastonia, NC	2.0 miles	1996	90	95.0%	$535
Oak Grove Park Dallas Mobile Home Park 119 Oakgrove Park Road Dallas, NC	6.7 miles	1970	109	95.0%	$620
Bloomfield Estates 3714 Walkers Cove Trail Charlotte, NC	12.1 miles	2000	244	98.4%	$900
Holly Faye Residential Community 100 Brian Circle Gastonia, NC	8.5 miles	1988	34	93.0%	$557

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the borrower rent roll dated March 5, 2026, other than Year Built.

The following table presents recent comparable manufactured housing properties with respect to the Town & Country Property:

Comparable Properties Summary
Property/Location	Distance from the subject	Year Built	Pads	Occupancy	Average Rent per Pad
Town & Country(1) 1445 West Walker Street Douglas, GA	-	1970	104	91.4%	$380
Hazlehurst Mobile Estates 2 Ronnie Street Hazlehurst, GA	29.2 miles	1970	37	95.6%	$515
South Central Ave MHC 1113 Central Avenue South Tifton, GA	38.0 miles	1970	42	97.6%	$415
Tifton Mobile Home Park 97 Oquinn Road Tifton, GA	36.0 miles	1970	109	97.3%	$510
Southern Harmony 12 Self Street Tifton, GA	39.0 miles	1970	14	100.0%	$425
Shady Pines Mobile Home/RV Park 2594 State Road 32 Douglas, GA	4.4 miles	1986	76	96.0%	$450
Grove Park MHC 4916 US Highway 441 Douglas, GA	6.2 miles	1998	97	93.0%	$550

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the borrower rent roll dated March 5, 2026, other than Year Built.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
98

Manufactured Housing	Loan #10	Cut-off Date Balance:	$32,800,000
Various	COARE Fund I	Cut-off Date LTV:	63.6%
Various, Various		UW NCF DSCR:	1.36x
		UW NOI Debt Yield:	8.6%

The following table presents recent comparable manufactured housing properties with respect to the HMH MHP Property:

Comparable Properties Summary
Property/Location	Distance from the subject	Year Built	Pads	Occupancy	Average Rent per Pad
HMH MHP(1) 4115 Aurora Road Melbourne, FL	-	1957	39	94.9%	$703
Indian Oaks MHC 780 Barnes Boulevard Rockledge, FL	11.8 miles	1987	208	100.0%	$864
Pelican Bay MHC 8600 US Highway 1 Micco, FL	21.5 miles	1971	216	99.5%	$745
Mobiland By The Sea 4400 North Harbor City Boulevard Melbourne, FL	4.0 miles	2002	215	90.7%	$735
Village Glen MHP 1825 Marywood Road Melbourne, FL	0.3 miles	1974	143	100.0%	$740
Old Fort Mobile Home Park 2803 Palm Bay Road Northeast Palm Bay, FL	9.3 miles	1964	30	96.0%	$650

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the borrower rent roll dated March 5, 2026, other than Year Built.
(2)	Based on MH pads and does not include the two apartment units.

Appraisals. According to the appraisals dated between September 16, 2025 and September 25, 2025, the COARE Fund I Properties had an aggregate “as-is” appraised value of $51,600,000.

Environmental Matters. According to the Phase I environmental site assessments dated September 19, 2025 and September 23, 2025, there was no evidence of any recognized environmental conditions at the COARE Fund I Properties. There is a controlled recognized environmental condition at each of the St. Cloud Property and the Pines and White Oaks Property. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the COARE Fund I Properties:

Cash Flow Analysis(1)
	2025	12/31/2025 T-3 Ann.	UW	UW Per Pad
Gross Potential Rent(2)	$3,328,422	$3,530,018	$3,816,216	$7,917.46
Reimbursements	$325,940	$320,546	$325,940	$676.22
Other Income	$20,083	$30,371	$20,083	$41.67
(Vacancy / Credit Loss)	$0	$0	($232,200)	($481.74)
Effective Gross Income	$3,674,445	$3,880,935	$3,930,039	$8,153.61

Real Estate Taxes	$124,611	$124,611	$118,026	$244.87
Insurance	$83,601	$107,437	$117,427	$243.62
Other Operating Expenses	$832,268	$830,986	$858,899	$1,781.95
Total Operating Expenses	$1,040,481	$1,063,035	$1,094,352	$2,270.44

Net Operating Income	$2,633,964	$2,817,900	$2,835,687	$5,883.17
Replacement Reserves	$0	$0	$25,300	$52.49
TI/LC	$0	$0	$0	$0.00
Net Cash Flow	$2,633,964	$2,817,900	$2,810,387	$5,830.68

Occupancy (%)(3)	95.4%	95.4%	93.9%
NOI DSCR	1.27x	1.36x	1.37x
NCF DSCR	1.27x	1.36x	1.36x
NOI Debt Yield	8.0%	8.6%	8.6%
NCF Debt Yield	8.0%	8.6%	8.6%

(1)	Financial information for further historical periods is not available as the COARE Fund I Properties were purchased by the borrower sponsor between April 2023 and August 2024.
(2)	UW Gross Potential Rent is based on the borrower rent rolls dated March 5, 2026.
(3)	UW Occupancy (%) represents economic occupancy. 2025 and 12/31/2025 T-3 Ann. Occupancy (%) is based on the borrower rent rolls dated March 5, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
99

Manufactured Housing	Loan #10	Cut-off Date Balance:	$32,800,000
Various	COARE Fund I	Cut-off Date LTV:	63.6%
Various, Various		UW NCF DSCR:	1.36x
		UW NOI Debt Yield:	8.6%

Escrows and Reserves. At origination of the COARE Fund I Mortgage Loan, the borrowers were required to deposit into escrow (i) approximately $41,120 for real estate taxes, (ii) approximately $40,317 for insurance premiums, (iii) $81,153 for required repairs, and (iv) $45,000 with respect to litigation against the non-recourse carveout guarantor and certain other defendants in Orange County, North Carolina.

Tax Reserve – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months (initially approximately $10,280 monthly), but excluding such taxes for which a tenant is expressly required under the terms of its lease to pay and does pay directly to the relevant taxing authority.

Insurance Escrow – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated insurance premiums payable for the renewal of the insurance policies covering the COARE Fund I Properties (initially approximately $10,079 monthly), unless (i) no event of default has occurred and is continuing, (ii) the liability and casualty policies covering the COARE Fund I Properties are part of a blanket or umbrella policy, and (iii) the borrowers provide the lender evidence of renewal of the policies and receipts for the payment of the insurance premiums no later than 10 days prior to the expiration dates of the policies.

Capital Expenditure Reserve – On a monthly basis, the borrowers are required to escrow approximately $4,017 for annual capital expenditures approved by the lender.

Lockbox and Cash Management. The COARE Fund I Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Event Period (as defined below), the borrowers are required to (i) establish a lender-controlled lockbox account and deposit, or cause to be deposited, all rents and other revenue from the COARE Fund I Properties into such lockbox account within one business day of receipt, and (ii) establish a lender-controlled cash management account. During the continuance of a Cash Sweep Event Period, at the lender’s option, all funds in the lockbox account will be required to be swept into the cash management account and disbursed (i) to fund the required tax and insurance reserve deposits, if any, as described above under “Escrows and Reserves,” (ii) to fund the payment of debt service on the COARE Fund I Mortgage Loan, (iii) to fund the required monthly deposits into the capital expenditure reserve, as described above under “Escrows and Reserves,” (iv) to pay operating expenses set forth in the annual budget (which is required to be approved by the lender during a Cash Sweep Event Period) and lender approved extraordinary expenses (collectively, “Approved Expenses”), and (v) to deposit all remaining amounts into an excess cash flow account to be held as additional collateral for the COARE Fund I Mortgage Loan during the continuance of a Cash Sweep Event Period, provided that if the sole Cash Sweep Event Period is a DSCR Event (as defined below) the lender is required to release funds in such account to pay Approved Expenses. Upon the termination of any Cash Sweep Event Period, all funds on deposit in such excess cash flow account are required to be returned to the borrowers. Upon the cure of the first Cash Sweep Event Period, the borrowers may terminate the lockbox account; provided that if another Cash Sweep Event Period occurs, the lockbox account is required to be maintained until the indefeasible satisfaction of the COARE Fund I Mortgage Loan.

A “Cash Sweep Event Period” commences upon the earliest of (i) the occurrence of an event of default and (ii) the debt service coverage ratio being less than 1.15x as of the end of any calendar quarter (a “DSCR Event”), and expires upon (x) with respect to (i) above, the cure of such event of default and (y) with respect to (ii) above, the date the debt service coverage ratio is equal to or greater than 1.15x at the end of any calendar quarter. If at any time the debt service coverage ratio is above 1.00x but below 1.15x, the borrowers may avoid a DSCR Event by depositing either cash or an acceptable letter of credit in an amount sufficient to result in the debt service coverage ratio reaching 1.15x. Any such cash or letter of credit is required to be returned to the borrowers if the debt service coverage ratio is at least 1.15x without giving effect to such cash or letter of credit.

Terrorism Insurance. The COARE Fund I Mortgage Loan documents require that the borrowers maintain comprehensive “all risk” or “special form” property insurance covering perils of terrorism and acts of terrorism in an amount equal to 100% of the full replacement cost of the improvements, together with business income/loss of rents insurance for at least 12 months, with an extended period of indemnity of up to six months. If acts of terrorism, other similar acts or events, or “fire following” such acts or events are excluded from the borrowers’ comprehensive all risk policies, the borrowers are required to obtain an endorsement to such policies or a separate policy, from insurers satisfactory to the lender, insuring against all such excluded acts or events and “fire following” in amounts not less than full replacement cost plus the required business income/loss of rents coverage. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 ( “TRIPRA”) including any extensions thereof, or another federal governmental program providing substantially similar protections, is in effect and continues to cover both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance that covers “covered acts” as defined by TRIPRA (or such other program) as full compliance with the terrorism insurance requirements described above. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
100

BANK5 2026-5YR22	Transaction Contact Information

III.       Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (212) 214-7648

Sean Duffy	Tel. (312) 827-1518

Tyler Hostetler	Tel. (212) 214-3338

BofA Securities, Inc.

Leland F. Bunch, III	Tel. (646) 855-3953

Danielle Caldwell	Tel. (646) 855-3421

J.P. Morgan Securities LLC

Avinash Sharma	Tel. (212) 834-3111

Kunal Singh	Tel. (212) 834-5467

Harris Rendelstein	Tel. (212) 834-6737

Derrick Fetzer	Tel. (212) 834-3111

Morgan Stanley & Co. LLC

Nishant Kapur	Tel. (212) 761-1483

Jane Lam	Tel. (212) 761-3507

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
101